                                                Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-87288

                                  $200,000,000

                       [PETROLEUM HELICOPTERS, INC. LOGO]

                          PETROLEUM HELICOPTERS, INC.
                               OFFER TO EXCHANGE
                     9 3/8% SERIES B SENIOR NOTES DUE 2009
                  FOR ANY AND ALL OUTSTANDING 9 3/8% SERIES A
                             SENIOR NOTES DUE 2009
                             ---------------------
     This prospectus, and accompanying letter of transmittal, relate to our proposed exchange offer. We are offering to exchange up to $200,000,000 aggregate principal amount of new 9 3/8% Series B Senior Notes due 2009, which we call the Series B notes, which will be freely transferable, for any and all outstanding 9 3/8% Series A Senior Notes due 2009, which we call the Series A notes, issued in a private offering on April 23, 2002 and which have transfer restrictions.

     In this prospectus we sometimes refer to the Series A notes and the Series B notes collectively as the notes.

     - The exchange offer expires at 5:00 p.m., New York City time, on June 14, 2002, unless extended.

     - The terms of the Series B notes are substantially identical to the terms of the Series A notes, except that the Series B notes will be freely transferable and issued free of any covenants regarding exchange and registration rights.

     - All Series A notes that are validly tendered and not validly withdrawn will be exchanged.

     - Tenders of Series A notes may be withdrawn at any time prior to expiration of the exchange offer.

     - We will not receive any proceeds from the exchange offer.

     - The exchange of Series A notes for Series B notes will not be a taxable event for United States federal income tax purposes.

     - Holders of Series A notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

     - Series A notes not exchanged in the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but except under certain circumstances, will have no further exchange or registration rights under the registration rights agreement discussed in this prospectus.
                             ---------------------
     PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.
                             ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, the accompanying letter of transmittal and related documents and any amendments or supplements to this prospectus carefully before making your investment decision.
                             ---------------------
                  The date of this prospectus is May 14, 2002.

                               TABLE OF CONTENTS

Prospectus Summary..........................................    1
Risk Factors................................................    5
The Exchange Offer..........................................   15
Use of Proceeds.............................................   26
Selected Consolidated Financial Data........................   27
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   29
Business....................................................   41
Description of the Notes....................................   51
U.S. Federal Income Tax Considerations......................   89
Plan of Distribution........................................   91
Legal Matters...............................................   92
Experts.....................................................   92
Available Information.......................................   92
Where You Can Find More Information.........................   93
Forward-looking Statements..................................   93
Index to Consolidated Financial Statements..................  F-1
Annex A -- Letter of Transmittal............................  A-1

                             ---------------------

     The information contained in this prospectus was obtained from us and other sources believed by us to be reliable. This prospectus also incorporates important business and financial information about us that is not included in or delivered with this prospectus.

     You should rely only on the information contained in this prospectus or any supplement and any information incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is included in or incorporated by reference in this prospectus.

     You should not assume that the information in this prospectus or any supplement is current as of any date other than the date on the front page of this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

     We include cross references in this prospectus to captions in these materials where you can find further related discussions. The above table of contents tells you where to find these captions.

                             ---------------------

                               PROSPECTUS SUMMARY

     This summary highlights basic information about us and the notes that we are offering. You should read this entire prospectus carefully, including the "Risk factors" section, the financial statements and the notes to those financial statements. As used in this prospectus, unless the context otherwise requires, the terms "Petroleum Helicopters," "we," "our" and "us" refer to Petroleum Helicopters, Inc. and its consolidated subsidiaries, the term "EBITDA" refers to net earnings before interest, taxes, depreciation and amortization and excludes special charges, and the term "EBITDAR" refers to EBITDA before rent expense. "As adjusted" information set forth in this prospectus gives effect to the offering of Series A notes and the application of the net proceeds to (1) acquire all of the 102 aircraft that we currently lease and (2) repay all outstanding amounts under our bank credit facilities.

                                  THE COMPANY

     Petroleum Helicopters, Inc., founded in 1949, is one of the world's largest and most experienced providers of commercial helicopter services. We are a leading provider of safe and reliable helicopter transportation services to the oil and gas industry in the Gulf of Mexico, where we operate approximately 175 aircraft. We also provide helicopter services to energy companies operating offshore California, West Africa and Taiwan. In addition, we provide helicopter and support services to the healthcare industry and helicopter repair and refurbishment services to customers.

     We provide helicopter services to a broad base of major integrated energy companies and independent oil and gas producers to transport personnel and, to a lesser extent, parts and equipment, to, from and among offshore production platforms, drilling rigs and pipeline and other facilities. For the year ended December 31, 2001, approximately 72% of our operating revenues came from the oil and gas industry -- 67% from our U.S. operations and 5% from overseas operations. We are the principal provider of helicopter services in the Gulf of Mexico to Shell Oil Company and its affiliates, the largest producer of oil and gas in the Gulf, and to Unocal, BP, Kerr-McGee and Exxon Mobil. We estimate that approximately 70% of our 2001 oil and gas-related revenues was attributable to production and pipeline activity, which represents a more stable revenue source than exploration and development activity.

     We also provide helicopter and support services to the healthcare industry and technical services representing 17% and 8%, respectively, of our 2001 revenues. Our services to the healthcare industry consist principally of providing air medical transportation services to hospitals and medical facilities in 13 U.S. states. Our 39 dedicated air medical helicopters are specially outfitted to accommodate emergency medical patients, personnel and equipment. Our technical services business consists principally of providing helicopter repair and refurbishment services to our customers.

     The address of our principal executive offices is 2001 S.E. Evangeline Thruway, Lafayette, Louisiana 70508 and our telephone number at this address is
(800) 235-2452.

                               THE EXCHANGE OFFER

     You are entitled to exchange in the exchange offer your outstanding Series A notes for Series B notes with substantially identical terms. You should read the discussion under the heading "Description of the Notes" beginning on page 51 for further information regarding the Series B notes.

     We summarize the terms of the exchange offer below. You should read the discussion under the heading "The Exchange Offer" beginning on page 15 for further information regarding the exchange offer and resale of the Series B notes.

Registration Rights
Agreement.....................   We sold $200 million in aggregate principal
                                 amount of Series A notes to UBS Warburg LLC and Deutsche Bank Securities Inc., as initial purchasers in a transaction exempt from the registration requirements of the Securities
                                 Act. We entered into a registration rights agreement dated as of April 23, 2002 with the initial purchasers which grants the holders of the Series A notes exchange and registration rights. This exchange offer satisfies those exchange rights.

The Exchange Offer............   $1,000 principal amount of Series B notes in
                                 exchange for each $1,000 principal amount of Series A notes. As of the date of this prospectus, $200 million aggregate principal amount of the Series A notes are outstanding.
                                 We will issue Series B notes to holders on the earliest practicable date following the
                                 Expiration Date.

Resales of the Series B
Notes.........................   Based on interpretations by the staff of the
                                 SEC set forth in no-action letters issued to third parties, we believe that, except as described below, the Series B notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by holders of the Series B notes, other than a holder that is an "affiliate" of ours within the meaning of Rule 405 under the Securities
                                 Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Series B notes are acquired in the ordinary course of the holder's business and the holder has no arrangement or understanding with any person to participate in the distribution of the Series B notes.

                                 Each broker-dealer that receives Series B notes pursuant to the exchange offer in exchange for Series A notes that the broker-dealer acquired for its own account as a result of market-making activities or other trading activities, other than Series A notes acquired directly from us or our affiliates, must acknowledge that it will deliver a prospectus in connection with any resale of the Series B notes. The letter of transmittal states that by acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 If we receive notices in the letter of
                                 transmittal, this prospectus, as it may be amended or supplemented from time to time, may be used for the period described below by a broker-dealer in connection with resales of Series B notes received in exchange for Series A notes where the Series A notes were acquired by the broker-dealer as a result of market-making activities or other trading activities and not acquired directly from us.

                                 The letter of transmittal requires
                                 broker-dealers tendering Series A notes in the exchange offer to indicate whether the broker-dealer acquired the Series A notes for its own account as a result of market-making activities or other trading activities, other than Series A notes acquired directly from us or any of our affiliates. If no broker-dealer indicates that the Series A notes were so acquired, we have no obligation under the registration rights agreement to maintain the effectiveness of the registration statement past the consummation of the exchange offer or to allow the use of this prospectus for such resales. See "The Exchange Offer -- Registration Rights" and "-- Resale of the Series B Notes; Plan of Distribution."

Expiration Date...............   The exchange offer expires at 5:00 p.m., New
                                 York City time, on June 14, 2002 unless we extend the exchange offer in our sole discretion, in which case the term "Expiration
                                 Date" means the latest date and time to which the exchange offer is extended.

Conditions to the Exchange
Offer.........................   The exchange offer is subject to certain
                                 conditions which we may waive. See "The
                                 Exchange Offer -- Conditions to the Exchange
                                 Offer."

Procedure for Tendering the
Series A Notes................   Each holder of Series A notes wishing to accept
                                 the exchange offer must complete, sign and date the accompanying letter of transmittal in accordance with the instructions, and mail or otherwise deliver the letter of transmittal together with the Series A notes and any other required documentation to the exchange agent identified below under "Exchange Agent" at the address set forth in this prospectus. By executing the letter of transmittal, a holder will make certain representations to us. See
                                 "The Exchange Offer -- Registration Rights" and
                                 "-- Procedures for Tendering Series A Notes."

Special Procedures for
Beneficial Owners.............   Any beneficial owner whose Series A notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on its behalf. See
                                 "The Exchange Offer -- Procedures for Tendering
                                 Series A Notes."

Guaranteed Delivery
Procedures....................   Holders of Series A notes who wish to tender
                                 their Series A notes when those securities are not immediately available or who cannot deliver their Series A notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the Expiration Date must tender their Series A notes according to the guaranteed delivery procedures set forth in "The Exchange
                                 Offer -- Procedures for Tendering Series A
                                 Notes -- Guaranteed delivery."

Withdrawal rights.............   Tenders of Series A notes pursuant to the
                                 exchange offer may be withdrawn at any time prior to the Expiration Date.

Acceptance of Series A Notes
and Deliver of Series B
Notes.........................   We will accept for exchange any and all Series
                                 A notes that are properly tendered in the exchange offer, and not withdrawn, prior to the Expiration Date. The Series B notes issued pursuant to the exchange offer will be issued on the earliest practicable date following our acceptance for exchange of Series A notes. See
                                 "The Exchange Offer -- Terms of the Exchange
                                 Offer."

Exchange Agent................   The Bank of New York is serving as exchange
                                 agent in connection with the exchange offer.
                                 See "The Exchange Offer -- Exchange Agent."

Federal Income Tax
Considerations................   The exchange of Series A notes for Series B
                                 notes pursuant to the exchange offer will not be treated as a taxable exchange for federal income tax purposes. See "U.S. Federal Income
                                 Tax Considerations."

RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                       EIGHT MONTHS   TWELVE MONTHS    YEAR ENDED DECEMBER 31,
YEAR ENDED APRIL 30,      ENDED           ENDED       -------------------------
--------------------   DECEMBER 31,   DECEMBER 31,                    PRO FORMA
1997   1998    1999        1999           1999         2000    2001    2001(2)
-----  -----   -----   ------------   -------------   ------   ----   ---------
                                       (UNAUDITED)
2.2x   2.1x    1.4x        0.6x(1)        0.4x(1)     (0.3)x(1) 2.3x    1.5x

---------------

(1) For the eight and twelve months ended December 31, 1999 and the year ended December 31, 2000, earnings were inadequate to cover fixed charges by $3.3 million, $7.1 million and $17.1 million, respectively.

(2) Pro forma 2001 gives effect to the offering of the Series A notes and the application of the net proceeds to (A) acquire all of the 102 aircraft that we currently lease and (B) repay all outstanding amounts under our bank credit facility as if these transactions occurred as of January 1, 2001.

     These computations include us and our Restricted Subsidiaries. The term "fixed charges" means the sum of the following:

     - interest expensed and capitalized;

     - amortized premiums, discounts and capitalized expenses related to indebtedness;

     - an estimate of the interest within rental expenses; and

     - minority interest in consolidated subsidiaries.

                                  RISK FACTORS

     You should carefully consider the risks described below as well as other information and data included or incorporated by reference in this prospectus before making an investment decision. Additional risks and uncertainties not currently known to us or that we consider to be immaterial may also materially impact our business, operations or financial condition. Any of the following risks could impair our business, financial condition or operating results.

RISKS RELATING TO THE EXCHANGE OFFER

 THE MARKET VALUE OF YOUR SERIES A NOTES MAY BE LOWER IF YOU DO NOT EXCHANGE YOUR SERIES A NOTES OR FAIL TO PROPERLY TENDER YOUR SERIES A NOTES FOR EXCHANGE.

  Consequences of Failure to Exchange

     To the extent that Series A notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for Series A notes that remain outstanding may be significantly more limited, which might adversely affect the liquidity of the Series A notes not tendered for exchange. The extent of the market and the availability of price quotations for Series A notes would depend upon a number of factors, including the number of holders of Series A notes remaining at such time and the interest in maintaining a market in such Series A notes on the part of securities firms. An issue of securities with a smaller outstanding market value available for trading, or float, may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for Series A notes that are not exchanged in the exchange offer may be affected adversely to the extent that the amount of Series A notes exchanged pursuant to the exchange offer reduces the float. The reduced float also may tend to make the trading price of the Series A notes that are not exchanged more volatile.

  Consequences of Failure to Properly Tender

     Issuance of the Series B notes in exchange for the Series A notes pursuant to the exchange offer will be made following the prior satisfaction, or waiver, of the conditions set forth in "The Exchange Offer -- Conditions to the Exchange Offer" and only after timely receipt by the exchange agent of the Series A notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of Series A notes desiring to tender Series A notes in exchange for Series B notes should allow sufficient time to ensure timely delivery of all required documentation. Neither we, the exchange agent nor any other person is under any duty to give notification of defects or irregularities with respect to the tenders of Series A notes for exchange. Series A notes that may be tendered in the exchange offer but which are not validly tendered will, following the consummation of the exchange offer, remain outstanding and will continue to be subject to the same transfer restrictions currently applicable to the Series A notes.

  THERE IS NO PUBLIC MARKET FOR THE NOTES AND YOU CANNOT BE SURE AN ACTIVE TRADING MARKET FOR THE NOTES WILL DEVELOP.

     The Series A notes have not been registered under the Securities Act, and may not be resold by purchasers thereof unless the Series A notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, we cannot assure you that, even following registration or exchange of the Series A notes for Series B notes, that an active trading market for the Series A notes or the Series B notes will exist, and we will have no obligation to create such a market. At the time of the private placement of the Series A notes, the initial purchasers advised us that they intended to make a market in the Series A notes and, if issued, the Series B notes. However, the initial purchasers are not obligated to make a market in the Series A notes or the Series B notes, and any such market-making may be discontinued at any time at the sole discretion of the initial purchasers. No assurance can be given as to the liquidity of or trading market for the Series A notes or the Series B notes.

     The liquidity of any market for the notes will depend upon the number of holders of the notes, the overall market for high yield securities, our financial performance or prospects or in the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

     If the number of outstanding Series A notes is reduced through the exchange offer, the existing limited market for the Series A notes will become further constricted, with a probable decrease in the liquidity of the Series A notes. Further, the Series A notes that are not tendered in the exchange offer will continue to be subject to the existing restrictions upon their transfer. We will have no obligation to provide for the registration under the Securities Act of unexchanged Series A notes.

RISKS RELATING TO THE NOTES

  WE HAVE A SUBSTANTIAL AMOUNT OF INDEBTEDNESS.

     On an as adjusted basis as of December 31, 2001, we would have had:

     - $200.6 million of indebtedness (including the notes and capital lease obligations), or 68.6% of our as adjusted total capitalization; and

     - $50.0 million in total borrowing capacity under our new senior revolving credit facility, which if borrowed would have been senior secured debt effectively senior to the notes.

     The degree to which we are leveraged could have important consequences to you, including:

     - our ability to satisfy our obligations under the notes or other debt could be affected and any failure to comply with the requirements of any of our debt agreements could result in an event of default under the indenture;

     - a substantial portion of our cash flow from operations will be required to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

     - our ability to obtain additional financing in the future may be impaired;

     - we may be more highly leveraged than our competitors, which may place us at a competitive disadvantage;

     - our flexibility in planning for, or reacting to, changes in our business and industry may be limited; and

     - our degree of leverage may make us more vulnerable in the event of a downturn in our business, our industry or the economy in general.

     The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, business prospects and ability to satisfy our obligations under the notes.

     We could incur additional debt, which could negatively impact our financial condition, results of operations and business prospects and prevent us from satisfying our obligations under the notes. If we incur additional debt, the leverage-related risks that we face could intensify.

     In addition, our ability to make payments on and to refinance our debt, including the notes, will depend on our ability to generate cash in the future. This, to a lesser extent, is subject to general economic, business, financial, competitive, legislative, regulatory and other factors that are beyond our control.

  WE MAY NOT BE ABLE TO ACQUIRE ON SATISFACTORY FINANCIAL TERMS THE HELICOPTERS THAT WE CURRENTLY LEASE AND INTEND TO PURCHASE WITH THE PROCEEDS FROM THE OFFERING OF OUR SERIES A NOTES, WHICH COULD RESULT IN THE INCURRENCE OF SIGNIFICANT AIRCRAFT CARRYING COSTS.

     We intend to use approximately $125 million of the net proceeds from the offering of our Series A notes to acquire substantially all of the 102 aircraft that we currently lease as soon as practicable following completion of the offering. However, most of the leases provide that we may only purchase the aircraft from the lessors on specific dates in the future. Some of the leases do not provide for the acquisition of the aircraft by us.

     Of the leased aircraft we intend to acquire with a portion of the net proceeds from the Series A notes offering, we have the contractual right to purchase aircraft valued at approximately $65.5 million on or prior to January 2, 2003 and additional aircraft valued at approximately $28.8 million on or prior to December 31, 2003. We are seeking commitments from our lessors to allow us to purchase substantially all of the 102 aircraft we lease, but no assurances can be made that we will be successful. We have received commitments from our lessors which will allow us to purchase aircraft valued at approximately $92.6 million. If we are not successful, we will be obligated to continue to make lease payments during the period until the leases permit us to purchase the aircraft. On those leases that do not have purchase options, we may not be able to purchase the aircraft and will continue to be obligated to pay the lease amounts until the termination of the lease. The continued incurrence of these lease payments, together with the interest on the notes offered hereby for a substantial period of time, could materially adversely affect our cash flows, profitability and financial condition.

  IN THE EVENT OF OUR BANKRUPTCY OR LIQUIDATION, HOLDERS OF THE NOTES WILL BE PAID FROM ANY ASSETS REMAINING AFTER PAYMENTS TO ANY HOLDERS OF SECURED DEBT AND DEBT OF OUR NON-GUARANTOR SUBSIDIARIES.

     The notes will be general unsecured senior obligations of us and our subsidiary guarantors, effectively junior to any of our existing or future secured debt to the extent of the value of assets securing that debt. If we are declared bankrupt or insolvent, or are liquidated, holders of our secured debt and any secured debt of our subsidiaries will be entitled to be paid from our assets before any payment may be made with respect to the notes. In addition, in that circumstance, holders of debt of our non-guarantor subsidiaries would be entitled to be paid from the assets of those subsidiaries before the proceeds of those assets could be applied to pay the notes. If any of the foregoing events occurs, we cannot assure you that we will have sufficient assets to pay amounts due on our secured debt, the secured debt of our subsidiary guarantors, the debt of our non-guarantor subsidiaries, and the notes and other liabilities of us and our subsidiaries. As a result, holders of the notes may receive less, ratably, than holders of secured debt of us or our subsidiary guarantors or the debt of our non-guarantor subsidiaries in the event of bankruptcy or liquidation.

  RESTRICTIONS IN OUR DEBT AGREEMENTS COULD LIMIT OUR GROWTH AND OUR ABILITY TO RESPOND TO CHANGING CONDITIONS.

     Our new senior revolving credit facility and the indenture governing the notes contain a number of significant covenants in addition to covenants restricting the incurrence of additional debt. These covenants limit our ability, among other things, to:

     - pay cash dividends or distributions on our capital stock or to repurchase our capital stock;

     - make certain investments;

     - create certain liens on our assets to secure debt;

     - merge or enter into other business combination transactions;

     - issue and sell capital stock of our subsidiaries;

     - enter into sale and leaseback transactions;

     - enter into certain transactions with affiliates; and

     - transfer and sell assets.

     In addition, our new senior revolving credit facility requires us to maintain certain financial ratios and satisfy certain financial condition tests and may require us to take action to reduce our debt or take some other action to comply with them.

     These restrictions could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under our new senior revolving credit facility and the indenture impose on us.

     A breach of any of these covenants would result in a default under the applicable debt agreement. A default, if not waived, could result in acceleration of the debt outstanding under the agreement and in a default with respect to, and acceleration of, the debt outstanding under the other debt agreements. The accelerated debt would become immediately due and payable. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us. See "Description of the Notes -- Events of Default."

  WE MAY NOT BE ABLE TO REPURCHASE THE NOTES OR REPAY DEBT UNDER OUR CREDIT FACILITY UPON A CHANGE OF CONTROL.

     Upon the occurrence of a change of control, holders of the notes may require us to offer to repurchase all or any part of their notes. We may not have sufficient funds at the time of the change of control to make the required repurchases, or restrictions under our new senior revolving credit facility may not allow such repurchases. Additionally, an event constituting a "change of control" (as defined in the indenture) will likely be an event of default under our new senior revolving credit facility that would, if it should occur, permit the lenders to accelerate the debt outstanding under our new senior revolving credit facility and that, in turn, would cause an event of default under the indenture.

     The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from oil and gas operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling entity. We cannot assure you, however, that sufficient funds would be available at the time of any change of control to make any required repurchases of the notes tendered and to repay debt under our new senior revolving credit facility. Furthermore, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future. Any of our future credit agreements or other agreements relating to debt will most likely contain similar restrictions and provisions.

  THE SUBSIDIARY GUARANTEES COULD BE DEEMED FRAUDULENT CONVEYANCES UNDER CERTAIN CIRCUMSTANCES, AND A COURT MAY SUBORDINATE OR VOID THE SUBSIDIARY GUARANTEES.

     The notes are guaranteed by our existing operating and future U.S. subsidiaries. Under various fraudulent conveyance or fraudulent transfer laws, a court could subordinate or void the subsidiary guarantees. Generally, to the extent that a U.S. court were to find that at the time one of our subsidiaries entered into a subsidiary guarantee either:

     - the subsidiary incurred the guarantee with the intent to hinder, delay or defraud any present or future creditor, or contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

     - the subsidiary did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the subsidiary

     - was insolvent or became insolvent as a result of issuing the subsidiary guarantee,

     - was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured (as all of the foregoing terms are defined or interpreted under the relevant fraudulent transfer or conveyance statutes), then the court could void or subordinate the subsidiary guarantee in favor of the subsidiary's other obligations.

     A legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus, among other things, on the benefits, if any, the subsidiary realized as a result of our issuing the notes. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.

  YOUR ABILITY TO SELL THE NOTES MAY BE LIMITED BY THE ABSENCE OF AN ACTIVE TRADING MARKET, AND THERE IS NO ASSURANCE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

     The notes are a new issue of securities for which there is no established public market. The initial purchasers have advised us that they intend to make a market in the notes, and the exchange notes, if issued, as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to make a market in the notes or the exchange notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the notes or exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes or exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your note. In addition, subsequent to their initial issuance, the notes or exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. We expect that the notes will be eligible to be traded in The PORTAL Market(SM). We do not intend to apply for listing of the notes on any securities exchange.

RISKS RELATING TO OUR BUSINESS

  OUR OPERATIONS ARE DEPENDENT UPON THE LEVEL OF EXPLORATION AND PRODUCTION ACTIVITY IN THE OIL AND GAS INDUSTRY.

     For the year ended December 31, 2001, approximately 72% of our operating revenues was attributable to helicopter services provided to oil and gas exploration and production companies. As such, our revenues, profitability and future growth are highly dependent upon the levels of oil and natural gas exploration and production activity. Such activity levels are affected by trends in, and expectations regarding, oil and natural gas prices. These prices have been, and are likely to continue to be, extremely volatile for both seasonal and cyclical reasons. Oil and gas prices depend on factors that we cannot control, such as:

     - the supply of, and demand for, oil and natural gas and market expectations regarding supply and demand;

     - actions of OPEC, Middle Eastern and other oil producing countries to control prices or change production levels;

     - general economic conditions in the United States and worldwide;

     - war, civil unrest or terrorist activities;

     - governmental regulation; and

     - the price and availability of alternative fuels.

     Any substantial or extended decline in the prices of oil and natural gas below historical averages could depress the level of helicopter activity in support of exploration and production activity and thus have a material adverse effect on our business, results of operations and financial condition.

     Moreover, companies in the oil and gas exploration and production industry continually seek to implement cost-savings measures. As part of these measures, oil and gas companies have attempted to improve operating efficiencies with respect to helicopter support services. For example, certain oil and gas companies have pooled helicopter services among operators, reduced staffing levels by using technology to permit unmanned production installations and decreased the frequency of transportation of employees offshore by increasing the lengths of shifts offshore. The continued implementation of such measures could reduce demand for helicopter services and have a material adverse impact on our business, results of operations and our financial condition.

  WE DEPEND ON A SMALL NUMBER OF LARGE OIL AND GAS INDUSTRY CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR REVENUES.

     We derive a significant amount of our revenues from a small number of major integrated energy companies and independent oil and gas companies. Our largest customer, Shell Oil Company and its affiliates, accounted for 15%, 12%, 13% and 17%, of our operating revenues for the years ended December 31, 2001 and December 31, 2000, the eight months ended December 31, 1999 and the year ended April 30, 1999, respectively. Our largest ten customers represented approximately 54%, 47%, 47% and 46% of our operating revenues for the same periods. Accordingly, our inability to continue to perform services for one or more of these large existing customers would, if not offset by revenues from new or other existing customers, have a material adverse effect on our revenues, profitability and financial condition.

  OUR OPERATIONS ARE DEPENDENT UPON THE LEVEL OF ACTIVITY IN THE GULF OF MEXICO.

     Approximately 67% of our 2001 operating revenues was derived from our helicopter support services to oil and gas customers operating in the Gulf of Mexico. The Gulf of Mexico is the most profitable segment of our operations. If activity in oil and natural gas exploration and production in the Gulf of Mexico declines, our business, financial condition and results of operations would be materially and adversely affected.

  OUR CUSTOMERS ARE CONCENTRATED IN THE OIL AND GAS INDUSTRY AND, AS A RESULT, OUR CREDIT EXPOSURE WITHIN THIS INDUSTRY IS SIGNIFICANT.

     The majority of our customers are engaged in oil and gas exploration and production. This concentration of customers may impact our overall exposure to credit risk, either positively or negatively, in that such customers may be similarly affected by changes in economic and industry conditions. We generally do not require letters of credit or other collateral to support our trade receivables. Accordingly, a sudden or protracted downturn in the economic conditions of the oil and gas industry could adversely impact our ability to collect our receivables and thus our financial condition.

  THE RECENT UNIONIZATION OF OUR PILOTS WILL INCREASE OUR COSTS AND COULD HAVE AN ADVERSE IMPACT ON OUR EARNINGS AND FINANCIAL CONDITION.

     In June 2001, our U.S. pilots ratified a three-year collective bargaining agreement between the Office & Professional Employees International Union, or OPEIU, and us. This agreement, which expires on May 31, 2004, includes provisions for periodic pilot salary increases. Accordingly, unless we are able to pass these cost increases through to our customers, our profit margins will decrease during this period. Moreover, although our collective bargaining agreement contains certain work stoppage protections, a strike, work stoppage or other labor disruption, even if in breach of the existing agreement, or the failure to negotiate a new agreement following the expiration of the existing agreement, could have a material adverse impact on our revenues, operations or financial condition. In addition, we cannot predict whether there will be any additional long-term adverse impact on our business from the unionization of our pilots.

  TERRORIST ACTIVITY AND THE THREAT OF TERRORISM HAVE INCREASED OUR COSTS AND COULD INTERRUPT OR HARM OUR OPERATIONS IN THE FUTURE.

     After the terrorist attacks on September 11, 2001, the Federal Aviation Administration, or FAA, suspended all U.S. domestic flights, including our operations, for three days. The FAA also further limited air travel for a number of weeks thereafter. Our flight hours were severely impacted by these restrictions. In addition to these temporary disruptions, we continue to incur ongoing costs resulting from these attacks that we believe will continue for the foreseeable future. Examples of these costs include higher insurance premiums relating to the risk of war and terrorism and additional costs in connection with the implementation of heightened security measures. Any additional terrorist threats or attacks could further harm our business, results of operations and financial condition.

  OUR OPERATIONS ARE SUBJECT TO WEATHER-RELATED SEASONAL FLUCTUATIONS THAT COULD ADVERSELY IMPACT OUR REVENUES AND FINANCIAL CONDITION.

     Our operations may be impacted by weather-related or seasonal phenomena that impact us, including poor weather conditions generally, tropical storm season in the Gulf of Mexico and the limited hours of daylight in winter months.

     Poor visibility, high winds and heavy precipitation can affect the operation of helicopters and result in a reduced number of flight hours. A significant portion of our revenues is dependent on actual flight hours and a substantial portion of our direct costs is fixed. Thus, prolonged periods of adverse weather could materially and adversely affect our business, results of operations and financial condition.

     In the Gulf of Mexico, the winter months of December, January and February generally have more days of adverse weather conditions than the other months of the year. In addition, June through November is tropical storm season in the Gulf of Mexico. When a tropical storm is about to enter, or begins to develop in, the Gulf of Mexico, flight activity may increase because of evacuations of offshore workers. However, during tropical storms, we are unable to operate offshore, with no flight activity possible until the storm leaves the Gulf of Mexico.

     Fall and winter months have fewer hours of daylight. Consequently, flight hours are generally lower at these times, which typically results in a reduction in operating revenues during those months. We currently operate only 44 helicopters in our services to the oil and gas industry that are equipped to fly pursuant to instrument flight rules, or IFR, which enable these aircraft, when manned by IFR-rated pilots and co-pilots, to operate at times when poor visibility prevents flights by aircraft that can fly only by visual flight rules.

  HELICOPTER OPERATIONS INVOLVE RISK THAT MAY NOT BE COVERED BY OUR INSURANCE OR MAY INCREASE THE COST OF OUR INSURANCE.

     The operation of helicopters inherently involves a degree of risk. Hazards such as aircraft accidents, collisions, fire and adverse weather and marine conditions are part of the business of providing helicopter services and may result in personal injury, loss of life, damage to property and equipment and suspension or reduction of operations. We maintain hull and liability insurance on our aircraft that insures us against physical loss of, or damage to, our aircraft and against certain legal liabilities to others. We also carry aviation liability and general liability coverage. In addition, we carry war risk, expropriation, confiscation and nationalization insurance for our aircraft involved in international operations. In some instances, we are covered by indemnity agreements from our customers in lieu of, or in addition to, our own insurance. Our aircraft are not insured against loss of use and we do not maintain business interruption insurance. The loss of our liability insurance coverage or the loss, expropriation or confiscation of, or severe damage to, a material number of our helicopters could adversely affect our operations or financial condition. Although we believe our existing insurance coverage is adequate and consistent with industry standards, we cannot assure you that we will be able to maintain adequate insurance coverage in the future at commercially reasonable rates or that it will remain available to us.

  FAILURE TO MAINTAIN AN ACCEPTABLE SAFETY RECORD WOULD HAVE AN ADVERSE IMPACT ON OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS.

     Our customers consistently cite safety and reliability as primary concerns in selecting a provider of air transportation services. If we fail to maintain our safety and reliability record, our ability to attract new customers and retain current customers would be adversely impacted.

  INCREASED GOVERNMENTAL REGULATION COULD INCREASE OUR COSTS OR REDUCE OUR ABILITY TO OPERATE SUCCESSFULLY.

     We are subject to government regulation by a number of different federal and state agencies. Our flight operations are regulated and we are licensed by the FAA. The FAA also has authority to exercise jurisdiction over many aspects of our business, including personnel, aircraft and ground facilities. Aircraft accidents are subject to the jurisdiction of the National Transportation Safety Board, or NTSB. Standards relating to the workplace health and safety of our employees are created and monitored through the Occupational Safety and Health Act, or OSHA. We are also subject to the Communications Act of 1934 and the jurisdiction of the Federal Communications Commission because we use radio facilities in our operations. We are also subject to various federal and state environmental laws and regulations.

     Under the Federal Aviation Act, it is unlawful to operate certain aircraft for hire within the United States unless such aircraft are registered with the FAA and the operator of such aircraft has been issued an operating certificate by the FAA. As a general rule, aircraft may be registered under the Federal Aviation Act only if the aircraft are owned or controlled by one or more citizens of the United States and an operating certificate may be granted only to a citizen of the United States. For the purpose of these requirements, a corporation is deemed to be a citizen of the United States only if, among other things, at least 75% of the voting interest therein is owned or controlled by U.S. citizens. In the event that persons other than U.S. citizens should come to own or control more than 25% of our outstanding voting interest, we have been advised that our aircraft may be subject to deregistration under the Federal Aviation Act and loss of the privilege of operating within the United States.

     Numerous other federal statutes and rules regulate our offshore operations and those of our customers pursuant to which the federal government has the ability to suspend, curtail or modify our offshore operations. A suspension or substantial curtailment of offshore operations for any prolonged period would have an immediate and materially adverse effect on our revenues and financial condition. A substantial modification of our current offshore operations could adversely affect the economics of such operations and result in reduced demand for our helicopter services.

  MORE STRINGENT ENVIRONMENTAL REGULATION COULD INCREASE OUR COSTS AND ENVIRONMENTAL LIABILITIES COULD HARM OUR BUSINESS.

     We are subject to federal, state and local environmental laws and regulations in the U.S. and foreign jurisdictions where we operate that impose limitations on the discharge of pollutants into the environment and establish standards for the treatment, storage, recycling, and disposal of toxic and hazardous wastes. The nature of the business of operating and maintaining helicopters requires that we use, store, and dispose of materials that are subject to federal and state environmental regulation. We periodically conduct environmental site surveys at our facilities, and determine whether there is a need for environmental remediation based on these surveys. Although we maintain reserves for potential environmental costs, these reserves may not be adequate and liabilities associated with environmental matters could have a material adverse impact on our profitability and financial condition.

  OUR FAILURE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD HAVE AN ADVERSE EFFECT ON US.

     Our ability to attract and retain qualified pilots, mechanics and other highly trained personnel will be an important factor in determining our future success. Many of our customers require pilots of aircraft that service them to have inordinately high levels of flight experience. The market for these experienced and highly trained personnel is competitive and will become more competitive if oil and gas industry activity levels increase. Accordingly, we cannot assure you that we will be successful in our efforts to attract and retain such persons. Some of our pilots and mechanics and those of our competitors are members of the U.S. military reserves and could be called to active duty. If significant numbers of such persons are called to active duty, it would reduce the supply of such workers and likely increase our labor costs.

  POTENTIAL FUTURE ACQUISITIONS AND EXPANSIONS OF OPERATIONS MAY ADVERSELY AFFECT OUR BUSINESS BY SUBSTANTIALLY INCREASING THE LEVEL OF OUR INDEBTEDNESS AND CONTINGENT LIABILITIES AND OUR RISK OF BEING UNABLE TO EFFECTIVELY INTEGRATE THESE NEW OPERATIONS.

     We may acquire assets that we believe will present opportunities to realize synergies, expand our role in our industry and increase our market position. Asset acquisitions may require substantial capital, and we may not be able to raise the necessary funds on satisfactory terms or at all.

     We periodically engage in discussions with respect to potential acquisition and investment opportunities. If we consummate any future acquisitions, our capitalization and results of operations may change significantly and you will not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in determining the application of these funds. Any acquisition or investment could result in the incurrence of indebtedness and contingent liabilities and an increase in interest expense, impairment charges related to goodwill and amortization expenses related to other intangible assets, which could have a material adverse effect upon our business, results of operations and financial condition.

     Acquisitions and business expansions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies or business segments, inefficiencies and difficulties that arise because of unfamiliarity with new assets and the businesses associated with them and new geographic areas and the diversion of management's attention from other business concerns. Management and other personnel may be required to devote substantial time to integrate acquired assets with existing operations, for instance, and these efforts may temporarily distract their attention from day-to-day business and other business opportunities. For all of these reasons, as acquisitions and expansions occur, our business, results of operations and financial condition could be adversely affected.

  OUR INTERNATIONAL OPERATIONS ARE SUBJECT TO POLITICAL, ECONOMIC AND OTHER UNCERTAINTIES.

     We currently provide helicopter services in Angola, Antarctica, Democratic Republic of Congo and Taiwan. We operate approximately 21 aircraft in these international markets, representing approximately 8% of our operating revenues for the year ended December 31, 2001. Our international operations are subject to a number of risks inherent in operating in foreign countries including, but not limited to:

     - political, social and economic instability;

     - potential seizure or nationalization of assets;

     - increased operating costs;

     - modification or renegotiating of contracts;

     - import-export quotas;

     - currency fluctuations or devaluation; and

     - other forms of government regulation.

     Our international operations are susceptible to adverse events beyond our control that could occur in foreign countries in which we conduct operations. Our contracts to provide services internationally generally provide for payment in U.S. dollars. However, to the extent we make investments in foreign assets or currencies to fund our operations or receive revenues in currencies other than U.S. dollars, our revenues and assets associated with our international operations could be adversely affected by fluctuations in the value of local currencies.

     Additionally, competitiveness in international market areas may be adversely affected by regulations, including but not limited to regulations requiring:

     - the awarding of contracts to local contractors;

     - the employment of local citizens; and

     - the establishment of foreign subsidiaries with significant ownership positions reserved by the foreign government for local citizens.

  OUR PRINCIPAL SHAREHOLDER CONTROLS THE OUTCOME OF SHAREHOLDER VOTING AND MAY EXERCISE HIS VOTING POWER IN A MANNER ADVERSE TO YOU.

     Al A. Gonsoulin, our Chairman of the Board, owns approximately 52% of the voting power of our outstanding common stock. As long as he maintains this voting control, he will have the ability to elect or replace all of our other directors and management. Accordingly, he will have the ability to effectively control our policies, management and affairs and the outcome of corporate actions requiring shareholder approval. His interests may differ from the other shareholders, the holders of the notes and other stakeholders of Petroleum Helicopters.

  THE HELICOPTER SERVICES BUSINESS IS HIGHLY COMPETITIVE.

     The helicopter services industry is highly competitive in each of the markets in which we operate. Many of our contracts are awarded following a competitive bidding process. Factors that affect competition in our industry include safety, price, reliability, availability and quality of service.

     We are a leading provider of helicopter services in the Gulf of Mexico to oil and gas exploration and production companies. There are two major and several small competitors operating in the Gulf market. In addition, many of our customers and potential customers in the oil and gas industry operate their own captive helicopter fleets, which impacts demand for and prices for our services.

     In the healthcare market, we compete against national firms, and there is usually more than one competitor in each local market. Most of our healthcare customers are independent hospitals who serve a particular city or region. Competition in the air medical market continues to increase.

     Our technical services business competes regionally and nationally against various small and large repair centers in the United States and Canada. Competition has intensified with aggressive pricing and acquisition moves by several service providers and original equipment manufacturers and their subsidiaries.

     Our international business primarily serves customers in the oil and gas industry, although it does service some government contracts. Most of our international contracts are subject to competitive bidding, and our principal competitors are generally the same companies that we compete with in the United States.

  THE LOSS OF KEY PERSONNEL COULD ADVERSELY IMPACT OUR BUSINESS AND FINANCIAL CONDITION.

     Our future success is dependent on the quality of our key management personnel, including Al A. Gonsoulin, our Chairman of the Board, and Lance F. Bospflug, our Chief Executive Officer and President. The loss of Mr. Gonsoulin, Mr. Bospflug or other key members of management could have an adverse effect on our business. We do not maintain key employee insurance on any of our officers or other employees. With the exception of Mr. Bospflug, none of our employees is party to an employment agreement with us.

                               THE EXCHANGE OFFER

     For the purposes of this section, "we" means Petroleum Helicopters, Inc. and the Subsidiary Guarantors.

REGISTRATION RIGHTS

     At the closing of the offering of the Series A notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the Series A notes, at our cost,

     - to file an exchange offer registration statement with the SEC with respect to the exchange offer for the Series B notes within 60 days after the date of the original issuance of the Series A notes,

     - to use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 150 days after the date of original issuance of the Series A notes, and

     - to use our reasonable best efforts to complete the exchange offer within 180 days after the date of original issuance of the Series A notes.

     For each Series A note surrendered to us pursuant to the exchange offer, the holder of such Series A note will receive a Series B note having a principal amount equal to that of the surrendered Series A note. Interest on each Series B note will accrue from the last interest payment date on which interest was paid on the Series A note surrendered in exchange therefor or, if no interest has been paid on such Series A note, from the date of its original issue. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds Series A notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than Series A notes acquired directly from us or one of our affiliates) to exchange such Series A notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of Series B notes received by such broker-dealer in the exchange offer. We agreed to use our reasonable best efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period of at least 180 days after the exchange offer registration statement has become effective.

     The preceding agreement is needed because any broker-dealer who acquires Series A notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the Series B notes pursuant to the exchange offer made hereby and the resale of Series B notes received in the exchange offer by any broker-dealer who held Series A notes of the same series acquired for its own account as a result of market-making activities or other trading activities other than Series A notes acquired directly from us or one of our affiliates.

     Each holder of the Series A notes (other than certain specified holders) who wishes to exchange Series A notes for Series B notes in the exchange offer will be required to make certain representations, including:

     - that it is not an affiliate of Petroleum Helicopters, Inc.,

     - that it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B notes,

     - that it is acquiring the Series B notes in the exchange offer in its ordinary course of business,

     - if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Series B notes, and

     - if such Holder is a broker-dealer that will receive Series B notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such Series B notes.

     We further agreed to file with the SEC a shelf registration statement to register for public resale the Series B notes held by any such holder who provides Petroleum Helicopters, Inc. with certain information for inclusion in the shelf registration statement if:

     - the exchange offer is not permitted by applicable law or SEC policy,

     - for any reason, the exchange offer is not consummated within 180 days after the effective date,

     - the holder is prohibited by law or SEC policy from participating in the exchange offer, or

     - the Initial Purchasers request with respect to Notes that have the status of unsold allotments in an initial distribution.

     The registration rights agreement provides that:

          (1) if we fail to file an exchange offer registration statement with the SEC on or prior to the 60th day after the closing of the offering of the Series A notes,

          (2) if the exchange offer registration statement is not declared effective by the SEC on or prior to the 150th day after the closing of the offering of the Series A notes,

          (3) if the exchange offer is not consummated on or before the 180th day after the closing of the offering of the Series A notes, or

          (4) subject to certain conditions, if the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective but thereafter ceases to be effective or useable, for such time of non-effectiveness or non-usability (each, a "Registration Default"), we agree to pay to each holder of affected Notes liquidated damages in an amount equal to 0.25% per annum of principal amount of Series A notes while the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional 0.25% per annum of principal amount of Series A notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of 1.0% per annum of principal amount of Series A notes. We shall not be required to pay liquidated damages for more than one Registration Default at any given time. Upon curing all Registration Defaults, liquidated damages will cease to accrue.

     Holders of the notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement.

     If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 30 business days after the commencement thereof; provided that the we have accepted all notes theretofore validly rendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any notes.

     This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

     Except as set forth above, after consummation of the exchange offer, holders of Series A notes which are the subject of the exchange offer have no registration or exchange rights under the registration rights agreement. See "-- Consequences of Failure to Exchange," and "-- Resale of the Series B Notes; Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Series A notes which are not exchanged for Series B notes pursuant to the exchange offer and are not included in a resale prospectus which, if required, will be filed as part of an amendment to the registration statement of which this prospectus is a part, will remain restricted securities and subject to restrictions on transfer. Accordingly, such Series A notes may only be resold

          (1) to us, upon redemption thereof or otherwise,

          (2) so long as the Series A notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A,

          (3) in an offshore transaction in accordance with Regulation S under the Securities Act,

          (4) pursuant to an exemption from registration in accordance with Rule 144, if available, under the Securities Act,

          (5) in reliance on another exemption from the registration requirements of the Securities Act, or

          (6) pursuant to an effective registration statement under the Securities Act.

     In all of the situations discussed above, the resale must be in accordance with any applicable securities laws of any state of the United States and subject to certain requirements of the registrar or co-registrar being met, including receipt by the registrar or co-registrar of a certification and, in the case of (3), (4) and (5) above, an opinion of counsel reasonably acceptable to us and the registrar.

     To the extent Series A notes are tendered and accepted in the exchange offer, the principal amount of outstanding Series A notes will decrease with a resulting decrease in the liquidity in the market therefor. Accordingly, the liquidity of the market of the Series A notes could be adversely affected. See "Risk Factors -- Consequences of Failure to Exchange."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, a copy of which is attached to this prospectus as Annex A, we will accept any and all Series A notes validly tendered and not withdrawn prior to the Expiration Date. We will issue $1,000 principal amount of Series B notes in exchange for each $1,000 principal amount of Series A notes accepted in the exchange offer. Holders may tender some or all of their Series A notes pursuant to the exchange offer. However, Series A notes may be tendered only in integral multiples of $1,000 principal amount.

     The form and terms of the Series B notes are the same as the form and terms of the Series A notes, except that

     - the Series B notes will have been registered under the Securities Act and will not bear legends restricting their transfer pursuant to the Securities Act, and

     - except as otherwise described above, holders of the Series B notes will not be entitled to the rights of holders of Series A notes under the registration rights agreement.

     The Series B notes will evidence the same debt as the Series A notes which they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs all of the notes.

     Solely for reasons of administration and for no other purpose, we have fixed the close of business on May 14, 2002 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a registered holder of Series A notes or such holder's legal representative or attorney-in-fact as reflected on the records of the trustee under the indenture may participate in the exchange offer. There will be no fixed record date for determining registered holders of the Series A notes entitled to participate in the exchange offer.

     Holders of the Series A notes do not have any appraisal or dissenters' rights under Louisiana law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     We shall be deemed to have accepted validly tendered Series A notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of the Series A notes for the purposes of receiving the Series B notes. The Series B notes delivered pursuant to the exchange offer will be issued on the earliest practicable date following our acceptance for exchange of Series A notes.

     If any tendered Series A notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Series A notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Series A notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Series A notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" with respect to the exchange offer, shall mean 5:00 p.m., New York City time, on June 14, 2002 unless we, in our sole discretion, extend the exchange offer, in which case the term "Expiration Date" shall mean the latest date and time to which the exchange offer is extended.

     In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the exchange offer.

     We reserve the right, in our sole discretion,

     (1) to delay accepting any Series A notes,

     (2) to extend the exchange offer,

     (3) if any of the conditions set forth below under "-- Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer, or

     (4) to amend the terms of the exchange offer in any manner.

     We may effect any such delay, extension or termination by giving oral or written notice thereof to the exchange agent.

     Except as specified in the second paragraph under this heading, any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Series A notes. The exchange offer will then be extended for a period of five to 10 business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to 10 business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of the exchange offer, we shall not have an obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release thereof to the Dow Jones News Service.

PROCEDURES FOR TENDERING SERIES A NOTES

  TENDERS OF SERIES A NOTES

     The tender by a holder of Series A notes pursuant to any of the procedures set forth below will constitute the tendering holder's acceptance of the terms and conditions of the exchange offer. Our acceptance for exchange of Series A notes tendered pursuant to any of the procedures described below will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer. Only holders are authorized to tender their Series A notes. The procedures by which Series A notes may be tendered by beneficial owners that are not holders will depend upon the manner in which the Series A notes are held.

     DTC has authorized DTC participants that are beneficial owners of Series A notes through DTC to tender their Series A notes as if they were holders. To effect a tender, DTC participants should either (1) complete and sign the letter of transmittal or a facsimile thereof, have the signature thereon guaranteed if required by Instruction 1 of the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below under "-- Book-Entry Delivery Procedures," or (2) transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and follow the procedures for book-entry transfer, set forth below under "-- Book-Entry Delivery Procedures."

  TENDER OF SERIES A NOTES HELD IN PHYSICAL FORM

     To tender effectively Series A notes held in physical form pursuant to the exchange offer,

     - a properly completed letter of transmittal applicable to such notes (or a facsimile thereof) duly executed by the holder thereof, and any other documents required by the letter of transmittal, must be received by the exchange agent at one of its addresses set forth below, and tendered Series A notes must be received by the exchange agent at such address (or delivery effected through the deposit of Series A notes into the exchange agent's account with DTC and making book-entry delivery as set forth below) on or prior to the Expiration Date of the exchange offer, or

     - the tendering holder must comply with the guaranteed delivery procedures set forth below.

LETTERS OF TRANSMITTAL OR SERIES A NOTES SHOULD BE SENT ONLY TO THE EXCHANGE AGENT AND SHOULD NOT BE SENT TO US.

  TENDER OF SERIES A NOTES HELD THROUGH A CUSTODIAN

     To tender effectively Series A notes that are held of record by a custodian bank, depository, broker, trust company or other nominee, the beneficial owner thereof must instruct such holder to tender the Series A notes on the beneficial owner's behalf. A letter of instructions from the record owner to the beneficial owner may be included in the materials provided along with this prospectus which may be used by the beneficial owner in this process to instruct the registered holder of such owner's Series A notes to effect the tender.

  TENDER OF SERIES A NOTES HELD THROUGH DTC

     To tender effectively Series A notes that are held through DTC, DTC participants should either

     - properly complete and duly execute the letter of transmittal (or a facsimile thereof), and any other documents required by the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below, or

     - transmit their acceptance through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent's Message to the exchange agent for its acceptance.

     Delivery of tendering Series A notes held through DTC must be made to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

     The method of delivery of Series A notes and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance or Agent's Message transmitted through ATOP, is at the election and risk of the person tendering Series A notes and delivering letters of transmittal. Except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the exchange agent prior to such date.

     Except as provided below, unless the Series A notes being tendered are deposited with the exchange agent on or prior to the Expiration Date (accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent's Message), we may, at our option, reject such tender. Exchange of Series B notes for Series A notes will be made only against deposit of the tendered Series A notes and delivery of all other required documents.

  BOOK-ENTRY DELIVERY PROCEDURES

     The exchange agent will establish accounts with respect to the Series A notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the Series A notes by causing DTC to transfer such Series A notes into the exchange agent's account in accordance with DTC's procedures for such transfer. However, although delivery of Series A notes may be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees or an Agent's Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth in this prospectus on or prior to the Expiration Date, or compliance must be made with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Series A notes and that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal and we may enforce such agreement against such participant.

  SIGNATURE GUARANTEES

     Signatures on all letters of transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the Series A notes tendered thereby are tendered (1) by a registered holder of Series A notes (or by a participant in DTC whose name appears on a DTC security position listing as the owner of such Series A notes) who has not completed either the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or (2) for the account of an Eligible Institution. See Instruction 1 of the letters of transmittal. If the Series A notes are registered in the name of a person other than the signer of the letter of transmittal or if Series A notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signatures on the letter of transmittal accompanying the tendered Series A notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 5 of the letter of transmittal.

  GUARANTEED DELIVERY

     If a holder desires to tender Series A notes pursuant to the exchange offer and time will not permit the letter of transmittal, certificates representing such Series A notes and all other required documents to reach the exchange agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date of the exchange offer, such Series A notes may nevertheless be tendered if all the following conditions are satisfied:

          (1) the tender is made by or through an Eligible Institution;

          (2) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by us herewith, or an Agent's Message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the Expiration Date, as provided below; and

          (3) the certificates for the tendered Series A notes, in proper form for transfer (or a Book-Entry Confirmation of the transfer of such Series A notes into the exchange agent's account at DTC as described above), together with the letter of transmittal (or facsimile thereof), property completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal or a properly transmitted Agent's Message, are received by the exchange agent within two business days after the date of execution of the Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be sent by hand delivery, telegram, facsimile transmission or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

     Notwithstanding any other provision hereof, delivery of Series B notes by the exchange agent for Series A notes tendered and accepted for exchange pursuant to the exchange offer will, in all cases, be made only after timely receipt by the exchange agent of such Series A notes (or Book-Entry Confirmation of the transfer of such Series A notes into the exchange agent's account at DTC as described above), and the letter of transmittal (or facsimile thereof) with respect to such Series A notes, properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted Agent's Message.

 DETERMINATION OF VALIDITY

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Series A notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Series A notes not properly tendered or any Series A notes our acceptance of which, in the opinion of our counsel, would be unlawful.

     We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Series A notes. The interpretation of the terms and conditions of our exchange offer (including the instructions in the letter of transmittal) by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A notes must be cured within such time as we shall determine.

     Although we intend to notify holders of defects or irregularities with respect to tenders of Series A notes through the exchange agent, neither we, the exchange agent nor any other person is under any duty to give such notice, nor shall they incur any liability for failure to give such notification. Tenders of Series A notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     Any Series A notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if Series A notes are submitted in a principal amount greater than the principal amount of Series A notes being tendered by such tendering holder, such unaccepted or non-exchanged Series A notes will either be

          (1) returned by the exchange agent to the tendering holders, or

          (2) in the case of Series A notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, credited to an account maintained with such Book-Entry Transfer Facility.

     By tendering, each registered holder will represent to us that, among other things,

     - the Series B notes to be acquired by the holder and any beneficial owner(s) of the Series A notes in connection with the exchange offer are being acquired by the holder and any beneficial owner(s) in the ordinary course of business of the holder and any beneficial owner(s),

     - the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the Series B notes,

     - the holder and each beneficial owner acknowledge and agree that (x) any person participating in the exchange offer for the purpose of distributing the Series B notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction with respect to the Series B notes acquired by such person and cannot rely on the position of the Staff of the SEC set forth in no-action letters that are discussed herein under "-- Resale of the Series B Notes; Plan of Distribution," and (y) any broker-dealer that receives Series B notes for its own account in exchange for Series A notes pursuant to the exchange offer must delivery a prospectus in connection with any resale of such Series B notes, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act,

     - neither the holder nor any beneficial owner is an "affiliate," as defined under Rule 405 of the Securities Act, of ours except as otherwise disclosed to us in writing, and

     - the holder and each beneficial owner understands, that a secondary resale transaction described in clause (3) above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the SEC.

     Each broker-dealer that receives Series B notes for its own account in exchange for Series A notes, where such Series A notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B notes. See "-- Resale of the Series B Notes; Plan of Distribution."

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Series A notes pursuant to the exchange offer may be withdrawn, unless accepted for exchange as provided in the exchange offer, at any time prior to the Expiration Date of the exchange offer.

     To be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the Expiration Date of the exchange offer. Any such notice of withdrawal must

     - specify the name of the person having deposited the Series A notes to be withdrawn,

     - identify the Series A notes to be withdrawn, including the certificate number or numbers of the particular certificates evidencing the Series A notes (unless such Series A notes were tendered by book-entry transfer), and aggregate principal amount of such Series A notes, and

     - be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the Series A notes into the name of the person withdrawing such Series A notes.

     If Series A notes have been delivered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Series A
Notes -- Book-Entry delivery procedures," any notice of withdrawal must specify the name and number of the account at the appropriate book-entry transfer facility to be credited with such withdrawn Series A notes and must otherwise comply with such book-entry transfer facility's procedures.

     If the Series A notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of Series A notes can only be accomplished in accordance with these procedures.

     All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. No withdrawal of Series A notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any Series A notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Series B notes will be issued with respect thereto unless the Series A notes so withdrawn are retendered. Properly withdrawn Series A notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering Series A Notes" at any time prior to the Expiration Date of the exchange offer.

     Any Series A notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date of the exchange offer or, if so requested in the notice of withdrawal, promptly after receipt by us of notice of withdrawal without cost to such holder.

CONDITIONS TO THE EXCHANGE OFFER

     The exchange offer shall not be subject to any conditions, other than that

          (1) the SEC has issued an order or orders declaring the indenture governing the notes qualified under the Trust Indenture Act of 1939,

          (2) the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the SEC,

          (3) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer, which, in our judgment, might impair our ability to proceed with the exchange offer,

          (4) there shall not have been adopted or enacted any law, statute, rule or regulation which, in our judgment, would materially impair our ability to proceed with the exchange offer, or

          (5) there shall not have occurred any material change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States, in our judgment, would materially impair our ability to proceed with the exchange offer.

     If we determine in our sole discretion that any of the conditions to the exchange offer are not satisfied, we may

          (1) refuse to accept any Series A notes and return all tendered Series A notes to the tendering holders,

          (2) extend the exchange offer and retain all Series A notes tendered prior to the Expiration Date applicable to the exchange offer, subject, however, to the rights of holders to withdraw such Series A notes (see "-- Withdrawal of Tenders"), or

          (3) waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered Series A notes which have not been withdrawn.

     If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and will extend the exchange offer for a period of five to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to 10 business day period.

EXCHANGE AGENT

     The Bank of New York, the trustee under the indenture governing the notes, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notices of Guaranteed Delivery and other documents should be directed to the exchange agent addressed as follows:

        By Mail:

        The Bank of New York
        Corporate Trust Operations
        Reorganization Unit
        15 Broad Street 16th Floor
        New York, NY 10007

        Attention: Mr. Bernard Arsenec

        By Facsimile:

        (212) 235-2261
        Corporate Trust Operations
        Reorganization Unit
        Attention: Mr. Bernard Arsenec

        Confirm by Telephone:

        (212) 235-2356
        Corporate Trust Operations
        Reorganization Unit
        Attention: Mr. Bernard Arsenec

        By Hand:

        The Bank of New York
        Corporate Trust Operations
        Reorganization Unit
        15 Broad Street 16th Floor
        New York, NY 10007

        Attention: Mr. Bernard Arsenec

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of Petroleum Helicopters, Inc. and our affiliates.

     No dealer-manager has been retained in connection with the exchange offer and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offer. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses in connection therewith.

     Our out of pocket expenses for the exchange offer will include fees and expenses of the exchange agent and the trustee under the indenture, accounting and legal fees and printing costs, among others.

     We will pay all transfer taxes, if any, applicable to the exchange of the Series A notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Series A notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The Series B notes will be recorded at the carrying value of the Series A notes and no gain or loss for accounting purposes will be recognized. The expenses of the exchange offer will be amortized over the term of the Series B notes.

RESALE OF THE SERIES B NOTES; PLAN OF DISTRIBUTION

     Each broker-dealer that receives Series B notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Series B notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B notes received in exchange for Series A notes where such Series A notes were acquired as a result of market-making activities or other trading activities. In addition, until August 12, 2002 (90 days after the date of this prospectus), all dealers effecting transactions in the Series B notes, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     We will not receive any proceeds from any sale of Series B notes by broker-dealers. Series B notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions

          (1) in the over-the-counter market,

          (2) in negotiated transactions,

          (3) through the writing of options on the Series B notes or a combination of such methods of resale,

          (4) at market prices prevailing at the time of resale,

          (5) at prices related to such prevailing market prices, or

          (6) at negotiated prices.

     Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Series B notes.

     Any broker-dealer that resells Series B notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Series B notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series B notes and any commission on concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We agreed to permit the use of this prospectus by such broker-dealers to satisfy this prospectus delivery requirement. To the extent necessary to ensure that the prospectus is available for sales of Series B notes by broker-dealers, we agreed to use our best efforts to keep the exchange offer registration statement continuously effective, supplemented, amended and current for a period of at least 180 business days from the closing of the offering of the Series A notes or such shorter period as will terminate when all Series B notes covered by such registration statement have been sold. We will provide sufficient copies of the latest version of this prospectus to such broker-dealers no event later than one day after such request at any time during this period.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the Series B notes offered by this prospectus. In consideration for issuing the Series B notes as contemplated in this prospectus, we will receive in exchange Series A notes in like principal amount, the form and terms of which are the same as the form and terms of the Series B notes, except as otherwise described herein under "The Exchange Offer -- Terms of the Exchange Offer." The Series A notes surrendered in exchange for the Series B notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Series B notes will not result in any increase in our indebtedness.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with our historical consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

     The selected consolidated financial data as of and for each of the years ended April 30, 1997 through 1999, as of and for the eight months ended December 31, 1999 and the years ended December 31, 2000 and 2001 have been derived from our audited consolidated financial statements. The consolidated statement of operations data for the twelve months ended December 31, 1999 are unaudited and shown for comparison purposes only. Historical results are not necessarily indicative of the results to be expected in the future.

                                                                 EIGHT MONTHS   TWELVE MONTHS
                                     YEAR ENDED APRIL 30,           ENDED           ENDED       YEAR ENDED DECEMBER 31,
                                ------------------------------   DECEMBER 31,   DECEMBER 31,    ------------------------
                                  1997       1998       1999         1999          1999(1)         2000          2001
                                --------   --------   --------   ------------   -------------   ----------    ----------
                                                             (IN THOUSANDS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS DATA:
Operating revenues............  $211,663   $236,582   $247,339     $146,380       $223,112       $232,074      $277,052
Gain on disposition of
  property and equipment......     1,285      3,313      3,583        6,595          8,743          3,963         1,351
Other.........................        --     (1,291)        --           --             --             --         1,461
                                --------   --------   --------     --------       --------       --------      --------
                                 212,948    238,604    250,922      152,975        231,855        236,037       279,864
                                --------   --------   --------     --------       --------       --------      --------
Expenses:
  Direct expenses.............   184,456    203,421    214,516      139,902        209,769        225,567(2)    238,153
  Selling, general and
    administrative............    12,778     17,798     18,017       12,359         18,461         18,165        18,029
  Equity in net (gain) or loss
    of unconsolidated
    subsidiaries..............       560       (242)        40          686            812            716            --
  Special charges.............        --         --      7,298           --          4,846          3,571            --
Interest expense..............     4,297      5,118      6,017        3,978          5,889          5,813         6,190
                                --------   --------   --------     --------       --------       --------      --------
                                 202,091    226,095    245,888      156,925        239,777        253,832       262,372
                                --------   --------   --------     --------       --------       --------      --------
  Earnings (loss) before
    income taxes..............    10,857     12,509      5,034       (3,950)        (7,922)       (17,795)       17,492
Income taxes..................     4,387      5,092      2,046       (1,251)        (2,903)        (5,501)        6,472
                                --------   --------   --------     --------       --------       --------      --------
  Net earnings (loss).........  $  6,470   $  7,417   $  2,988     $ (2,699)      $ (5,019)      $(12,294)     $ 11,020
                                ========   ========   ========     ========       ========       ========      ========
OTHER FINANCIAL DATA AND
  RATIOS:
EBITDA(3)(5)..................  $ 25,131   $ 30,161   $ 34,542     $  9,683       $ 18,097       $  5,302      $ 38,764
EBITDAR(4)(5).................    39,189     47,077     51,128       19,968         33,701         23,623        58,735
Capital expenditures..........    40,835     25,475     42,271       10,047         22,265         28,179        29,502
Gross proceeds from asset
  dispositions................     6,583     13,982     19,881       16,254         24,473         24,142        24,304
Cash flows from operating
  activities..................  $  8,489   $ 10,508   $ 16,495     $ (3,815)      $  4,994       $  9,351      $ 18,680
Cash flows from investing
  activities..................   (32,274)   (20,223)   (22,814)       5,627          1,565         (5,011)       (4,848)
Cash flows from financing
  activities..................    24,323     10,031      6,591       (3,174)        (5,101)        (5,140)       (9,260)
Ratio of earnings to fixed
  charges(6)..................       2.2x       2.1x       1.4x         0.6x           0.4x          (0.3)x         2.3x
Pro forma ratio of earnings to
  fixed charges(7)............                                                                                      1.5x

                                                                 EIGHT MONTHS   TWELVE MONTHS
                                     YEAR ENDED APRIL 30,           ENDED           ENDED       YEAR ENDED DECEMBER 31,
                                ------------------------------   DECEMBER 31,   DECEMBER 31,    ------------------------
                                  1997       1998       1999         1999          1999(1)         2000          2001
                                --------   --------   --------   ------------   -------------   ----------    ----------
                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Current assets................  $ 71,958   $ 88,517   $ 85,188     $ 86,324       $ 86,324       $ 87,891      $ 92,626
Working capital...............    41,247     47,971     51,030       54,699         54,699         41,547        46,987
Property and equipment, net...   121,827    135,119    144,560      135,047        135,047        131,856       122,168
Total assets..................   196,631    227,021    231,575      223,056        223,056        222,755       225,645
Total debt, including current
  portion.....................    62,460     72,619     80,296       77,640         77,640         74,819        66,616
Shareholders' equity..........    87,416     94,705     96,581       93,623         93,623         81,622        91,872

---------------

(1) Information for the twelve months ended December 31, 1999 is derived from our unaudited financial information and presented for comparison purposes only. Effective December 31, 1999, we changed our fiscal year-end from April 30 to December 31.

(2) Includes a $4.3 million write-down of inventory.

(3) EBITDA is defined as income from continuing operations before depreciation and amortization, interest expense and income taxes and is calculated before special charges. Management believes that EBITDA is commonly used as an analytical indicator within our industry and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements or as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.

(4) EBITDAR is defined as EBITDA before rent expense.

(5) The following table sets forth how EBITDA and EBITDAR were determined for the periods presented:

                                                            EIGHT MONTHS   TWELVE MONTHS       YEAR ENDED
                                 YEAR ENDED APRIL 30,          ENDED           ENDED          DECEMBER 31,
                              ---------------------------   DECEMBER 31,   DECEMBER 31,    ------------------
                               1997      1998      1999         1999           1999          2000      2001
                              -------   -------   -------   ------------   -------------   --------   -------
                                                              (IN THOUSANDS)
Net earnings (loss).........  $ 6,470   $ 7,417   $ 2,988     $(2,699)        $(5,019)     $(12,294)  $11,020
Depreciation and
  amortization..............    9,977    12,534    16,193       9,655          15,284        13,713    15,082
Special charges.............       --        --     7,298          --           4,846         3,571        --
Interest expense............    4,297     5,118     6,017       3,978           5,889         5,813     6,190
Income taxes................    4,387     5,092     2,046      (1,251)         (2,903)       (5,501)    6,472
EBITDA......................   25,131    30,161    34,542       9,683          18,097         5,302    38,764
Rent expense................   14,058    16,916    16,586      10,285          15,604        18,321    19,971
EBITDAR.....................   39,189    47,077    51,128      19,968          33,701        23,623    58,735

(6) Fixed charges are defined as the sum of interest and the estimated interest component of our rent expense. For this calculation, fixed charges are added back to net earnings before income taxes and equity in net gains or losses of unconsolidated subsidiaries. For the eight months and twelve months ended December 31, 1999 and the year ended December 31, 2000, earnings were inadequate to cover fixed charges by $3.3 million, $7.1 million and $17.1 million, respectively.

(7) Pro forma 2001 ratio of earnings to fixed charges gives effect to the offering of Series A notes and the application of net proceeds to (A) acquire all of the 102 aircraft we currently lease and (B) repay all outstanding amounts under our bank credit facilities as if these transactions occurred as of January 1, 2001.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our consolidated financial statements, related notes and other financial information appearing elsewhere in this prospectus. In addition, please read "Risk Factors" and "Forward-looking Statements."

OVERVIEW

     Petroleum Helicopters, Inc., founded in 1949, is one of the world's largest and most experienced providers of commercial helicopter services. We are a leading provider of safe and reliable helicopter transportation services to the oil and gas industry in the Gulf of Mexico, where we operate approximately 175 aircraft. We also provide helicopter services to energy companies operating offshore California, West Africa and Southeast Asia. In addition, we provide helicopter and support services to the healthcare industry and helicopter repair and refurbishment services. We operate in four business segments, which we refer to as:

     - Domestic Oil and Gas;

     - International;

     - Aeromedical; and

     - Technical Services.

     See "Business -- Description of Operations" for a description of these segments.

     Beginning in 2001, we implemented a number of measures to improve our profitability and cost efficiency. In early 2001, we began to implement a market-based rate structure that resulted in a substantial increase in our flight rates for our Gulf of Mexico operations. In addition, in 2001 we reduced our workforce by approximately 161 employees, and in 2002, we continued to reduce our workforce and also implemented an early retirement program. In 2001, we also divested or ceased certain non-core or unprofitable operations. We ceased our operations in Brazil and Mexico and sold our interest in operations in Kazakhstan. In 2001, we also sold or terminated leases on 40 aircraft that we considered obsolete or non-core or that were related to our discontinued operations and we closed our former executive offices in Metairie, Louisiana. As a result of such measures, we increased our net earnings to $11.0 million in 2001 from a net loss in the prior year.

     During 2001, we changed the strategic focus of our Technical Services business from providing maintenance and overhaul services to all available customers to only those customers that are currently serviced by our helicopter operations. We implemented this change to allow our Technical Services segment to focus on servicing our aircraft and components. We also plan to fulfill our obligation to provide maintenance to certain military aircraft in 2002.

     During 2001, we commenced a review and conversion of our accounting, inventory and other systems and processes. We expect to spend approximately $2.2 million in 2002 related to this conversion process.

     We recorded $1.3 million in 2001 for discretionary incentive compensation to be paid to our non-executive employees. Future incentive compensation expenses are dependent upon our achieving desired profit levels. We also reduced our environmental provision by $1.2 million that primarily relates to one site. Remediation costs at that site are estimated to be less than originally estimated.

     Effective June 1, 2001, we entered into a three-year collective bargaining agreement covering our U.S. pilots. This agreement will result in compensation increases of 5% for the pilots in each of the succeeding three years.

     We continue to review our cost structure, certain business segments, and certain contracts and customer rates. We terminated an aeromedical contract in late 2001 and reduced certain Technical

Services activities as a result of these reviews. Management expects to take actions to implement cost reductions or achieve increased profitability related to certain areas as this review process continues.

     We recognize revenues related to aviation transportation services after the services are performed or the contractual obligations are met. Aircraft maintenance service revenues are generally recognized at the time the repair or service work is completed. Revenues related to emergency flights generated by our subsidiary, Air Evac, are recorded net of contractual allowances under agreements with third-party payors when the services are provided.

     Effective December 31, 1999, we changed our fiscal year-end to December 31. The consolidated statements of operations, shareholders' equity, comprehensive income (loss) and cash flows for the period from May 1, 1999 to December 31, 1999 represent a transition period of eight months, which is referred to as the eight months ended December 31, 1999.

RESULTS OF OPERATIONS

     The following tables present segment operating revenues and segment operating profit before tax, along with certain non-financial operating statistics, for the twelve months ended December 31, 1999 and the years ended December 31, 2000 and 2001:

                                                    TWELVE MONTHS
                                                        ENDED       YEAR ENDED DECEMBER 31,
                                                    DECEMBER 31,    -----------------------
                                                       1999(1)         2000         2001
                                                    -------------   ----------   ----------
                                                            (DOLLARS IN THOUSANDS)
SEGMENT OPERATING REVENUES
  Domestic Oil and Gas............................    $137,087       $149,062     $185,606
  International...................................      22,336         21,703       22,634
  Aeromedical.....................................      45,104         44,282       47,493
  Technical Services..............................      18,585         17,027       21,319
                                                      --------       --------     --------
     Total........................................    $223,112       $232,074     $277,052
                                                      ========       ========     ========
SEGMENT OPERATING PROFIT(2)
  Domestic Oil and Gas............................    $ (3,052)      $ (2,201)    $ 24,661
  International...................................      (2,014)          (714)         115
  Aeromedical.....................................         489         (1,454)         308
  Technical Services..............................       2,965           (550)       3,490
                                                      --------       --------     --------
     Net segment operating profit (loss)..........      (1,612)        (4,919)      28,574
  Unallocated costs...............................     (14,241)       (16,123)     (13,894)
  Other net(3)....................................       7,931          3,247        2,812
                                                      --------       --------     --------
  Earnings (loss) before income taxes.............    $ (7,922)      $(17,795)    $ 17,492
                                                      ========       ========     ========
FLIGHT HOURS
  Domestic Oil and Gas............................     150,785        158,094      148,563
  International...................................      23,529         22,338       21,235
  Aeromedical.....................................      21,845         21,490       22,005
  Other...........................................         581            545          950
                                                      --------       --------     --------
     Total........................................     196,740        202,467      192,753
                                                      ========       ========     ========

                                                    TWELVE MONTHS
                                                        ENDED       YEAR ENDED DECEMBER 31,
                                                    DECEMBER 31,    -----------------------
                                                       1999(1)         2000         2001
                                                    -------------   ----------   ----------
                                                            (DOLLARS IN THOUSANDS)
AIRCRAFT OPERATED AT PERIOD END
  Domestic Oil and Gas............................         200            204          177
  International...................................          27             29           21
  Aeromedical.....................................          50             46           41
                                                      --------       --------     --------
     Total........................................         277            279          239
                                                      ========       ========     ========

---------------

(1) Information for the twelve months ended December 31, 1999 is derived from unaudited financial information and presented for comparison purposes only.

(2) Includes special charges. See Note 2 to our consolidated financial statements included elsewhere in this prospectus.

(3) Includes gains on disposition of property and equipment, equity in losses of unconsolidated subsidiaries and other income.

  YEAR ENDED DECEMBER 31, 2001 COMPARED WITH YEAR ENDED DECEMBER 31, 2000

     Operating revenues for 2001 were $277.1 million compared to $232.1 million for the prior year, an increase of $45.0 million, or 19.4%. The increase in operating revenues was due to rate increases to customers implemented during the year. In addition, we received a reimbursement of $0.8 million from the United States Department of Transportation under the Air Safety and System Stabilization Act that was a result of the events of September 11, 2001, which we recorded in other income, net.

     Our flight hours decreased 5%, or 9,714 hours, to 192,753 hours in 2001 compared to 202,467 hours in 2000. The decrease in flight hours was due to a decrease in activity in the Gulf of Mexico, which is our primary market, but also due to the tragic events of September 11, 2001. Flight hours for the month of September 2001 were 3,513 hours fewer than in September 2000. We estimate that we lost approximately 1,350 flight hours as a result of the three-day suspension of flight operations by the FAA in September 2001.

     Net income for the year ended December 31, 2001 was $11.0 million as compared to a net loss for the year ended December 31, 2000 of $12.3 million. Earnings before tax was $17.5 million in 2001 as compared to a loss of $17.8 million in 2000. Results for 2000 included special charges and adjustments totaling $7.9 million before tax.

     The improvement in earnings was primarily due to customer rate increases implemented during 2001. It was also due to reductions in certain costs and the sale or disposal of unprofitable business units and assets.

     The decrease in flight activity, as mentioned above, occurred primarily in the period after September 11, 2001. We expect that we will experience reduced activity in 2002. Also, we expect our insurance costs to increase in 2002 as a result of the events that occurred September 11, 2001. As a result of the elimination of certain unprofitable contracts and the sale of certain operations, our fleet was reduced by 40 aircraft in 2001. We do not expect significant changes in our fleet size in 2002.

     For the year ended December 31, 2000, we recorded certain significant adjustments ($4.3 million related to inventory) and special charges ($3.6 million) that resulted from a reduction in work force, asset writedowns and decisions to exit certain operations. Where appropriate, the above items are allocated to our business segments and are included in the respective discussion of each segment.

  Domestic Oil and Gas

     Our Domestic Oil and Gas segment revenues increased 24.5% to $185.6 million for 2001 compared to $149.1 million for the prior year. The increase in revenues was due to customer rate increases implemented in 2001. Flight hours in the Domestic Oil and Gas segment decreased 6.0% to 148,563 as compared to 158,094 for 2000. The decrease in flight hours was due to decreased activity in the oil and gas industry and also due to the events of September 11, 2001.

     The segment had a $24.7 million operating profit in 2001 compared to a $2.2 million operating loss for the prior year. Operating margin was 13.3% for 2001 compared to (1.5)% for the prior year. The improvement in earnings in 2001 was a result of customer rate increases implemented in 2001. In addition, there were cost reductions, sales and disposals of unprofitable business units and assets and personnel reductions, which were more than offset by other cost increases, primarily increases in compensation of pilots and mechanics, aircraft part costs and other costs. Additionally, the operating loss in 2000 included a $2.4 million charge for the write-down of inventory and $0.8 million for severance costs that were included in special charges.

 International

     Our International segment's revenues increased 4.3% to $22.6 million for 2001 compared to $21.7 million for the prior year. The increase was due to a full year of operations related to a contract in Taiwan and also due to rate increases on a contract in West Africa. Flight hours in the International segment decreased 4.9% to 21,235 as compared to 22,338 for 2000. The decrease in flight hours was due to decreased demand for flight services in West Africa, partially offset by the activities in Taiwan.

     The International segment had a $0.1 million operating profit for 2001 compared to a $0.7 million operating loss for the prior year. Operating margin was 0.5% for 2001 compared to (3.3)% for the prior year. The improvement in earnings was related to customer rate increases and also due to a full year of operations related to a contract in Taiwan. Additionally, the operating loss in 2000 included a $0.3 million charge for the write-down of inventory and $0.1 million for severance costs that were included in special charges.

     In the second quarter of 2001, we recorded the sale of our interest in Clintondale Aviation, Inc., or Clintondale, which operated helicopters and fixed-wing aircraft primarily in Kazakhstan. We previously leased four aircraft to Clintondale. We received a promissory note for $3.1 million from Clintondale in exchange for the previously leased four aircraft, certain amounts receivable from Clintondale and our 50% equity interest in Clintondale. Following downward adjustments and payments, the book value of such note was $0.9 million at December 31, 2001.

  Aeromedical

     Our Aeromedical segment's revenues increased 7.3% to $47.5 million for 2001 compared to $44.3 million in the prior year. The increase in revenues is primarily attributable to a full year operation related to a contract in Grand Junction, Colorado, rate increases on certain other contracts and a slight increase in flight hours. Flight hours in the Aeromedical segment increased 2.4% to 22,005 as compared to 21,490 for 2000.

     At December 31, 2001, we terminated a contract with an aeromedical customer that produced an unacceptable return. Revenues in 2001 for that contract were $4.1 million.

     Our Aeromedical segment had an operating profit of $0.3 million for 2001 compared to an operating loss of $1.5 million for the prior year. Operating margin was 0.6% for the year ended December 31, 2001 compared to (3.3)% for the prior year. The improvement in earnings was the result of some customer rate increases partially offset by cost increases described under "-- Direct Expenses," including significant increases in compensation of pilots and mechanics and aircraft part costs. Additionally, the operating loss in 2000 included a $0.7 million charge for the write-down of inventory.

  Technical Services

     Our Technical Services segment's revenues increased 25.2% to $21.3 million for 2001 compared to $17.0 million for the prior year. The increase in revenues was primarily attributable to an ongoing contract to provide maintenance on certain military aircraft and components.

     We expect revenues from this segment to decrease in 2002. During 2001, we changed the strategic focus of our Technical Services business from providing repair and refurbishment services to all available customers to only those customers that are currently serviced by our helicopter operations. We implemented this change to allow our Technical Services segment to focus on servicing our aircraft and components. We also plan to fulfill our obligation to provide maintenance to certain military aircraft in 2002.

     Technical Services operating profit in 2001 was $3.5 million compared to an operating loss of $0.6 million for the prior year. The operating margin was 16.4% for the year ended December 31, 2001 and (3.2)% for the prior year. The increased operating profit was due to increased activity. The operating loss in 2000 included a $0.9 million charge for the write-down of inventory and $0.2 million for severance costs that were recorded in special charges.

  Other Income and Losses

     Gains on property and equipment dispositions were $1.4 million in 2001 as compared to $4.0 million in 2002. During 2001, we reduced our fleet by 40 owned or leased aircraft. We do not expect a significant change in our fleet size in 2002.

     Equity in net losses from unconsolidated subsidiaries for 2000, excluding an impairment charge against our investment in Clintondale that we recorded in special charges, was $0.7 million. We recorded no equity income or losses in 2001. In 2000, we recognized an impairment of our remaining equity investment in Clintondale, and during 2001, sold our 50% interest in Clintondale. Also, in 2000, we closed the operations of our unconsolidated subsidiary that operated in Thailand.

     Other income for 2001 included $0.7 million of interest income and $0.8 million for the reimbursement received from the Department of Transportation under the Air Safety and Systems Stabilization Act as a result of the events of September 11, 2001. During 2001, we recorded interest income for amounts received for interest on prior years' tax refunds, interest credited to us on prepaid rent on our new Lafayette facility and interest earned on overnight cash investments.

  Direct Expenses

     Direct expenses for 2001 increased $12.6 million, or 5.6%, to $238.2 million for 2001 compared to $225.6 million for the prior year. The increase was due to increases in human resource costs, cost of sales related to our Technical Services segment, insurance costs, aircraft part costs, helicopter rent and an increase in depreciation expense. The most significant of these increases was the human resource costs. Numerous actions were taken during the year including closure of certain business operations and a reduction in our workforce. These actions reduced the effect of the cost increases as further described below.

     Of the $12.6 million increase in direct expenses, the increase in human resource costs accounted for 37% of the total increase. This resulted from wage and benefit increases for our pilots and mechanics as well as certain employees (including non-executive incentive compensation of $1.3 million) and was partially offset by a reduction in our workforce implemented in February 2001. These wage and benefit increases were implemented to achieve competitive wages in our workforce, consistent with our compensation philosophy to maintain an industry-competitive compensation package for all of our employees. Our total employee count at December 31, 2001 was 1,778 compared to 1,939 at December 31, 2000, a decrease of 161 personnel.

     Cost of sales in the Technical Services segment accounted for 18.0% of the total increase in costs. As previously described, there was an increase in activity in the Technical Services segment due to a full year of activity on a contract to perform repair and refurbishment services for certain military aircraft and components.

     The cost of aircraft parts accounted for 11.0% of the total increase in costs, due to price increases implemented by manufacturers in 2001.

     Our insurance costs increased in 2001 generally reflecting increases in the industry. In addition, as a result of the tragic events of September 11, 2001, and also the helicopter industry in general, we expect these costs will increase further in 2002. Notwithstanding these expectations, we are currently reviewing our insurance program through a competitive bidding process.

     Helicopter rent also increased in 2001. This increase related to the number of aircraft under operating leases entered into during the latter part of 2000. As previously stated, in 2001, we purchased a number of aircraft that we leased under operating leases.

     Depreciation expense included in direct expenses for 2001 was $13.8 million compared to $12.5 million for the prior year. Total depreciation expense, which includes expense charged to selling, general and administrative expense, was $15.1 million and $13.7 million for these periods, respectively.

     Depreciation expense increased due to acceleration of depreciation of leasehold improvements on the Lafayette facilities vacated at the time we moved to our new Lafayette facilities, and also due to the depreciation of aircraft refurbishments and upgrades accomplished during recent years.

  Selling, General and Administrative Expenses

     Selling, general and administrative expenses decreased to $18.0 million for 2001 compared to $18.2 million for the prior year. The decrease in selling, general and administrative expenses was due to lower compensation and bad debt expense, mostly offset by consulting costs related to a review of our inventory and accounting systems and legal costs associated with our union contract negotiation.

  Special Charges

     In the fourth quarter of 2000, in connection with our plan to restore profitability, we recorded special charges of $3.6 million that included severance costs of $1.1 million, impairment of an investment in and receivables from Clintondale totaling $1.7 million and impairment of two helicopters of $0.8 million due to pending sales.

  Interest Expense

     Interest expense was $6.2 million for the year ended December 31, 2001 and $5.8 million for the year ended December 31, 2000. The increase in interest expenses was due to an increase in the interest rate charged by our lenders.

  Income Taxes

     Income tax expense for the year ended December 31, 2001 was $6.5 million compared to an income tax benefit for the prior year of $5.5 million. The effective tax rates were 37.0% and 30.9% for the years ended December 31, 2001 and 2000, respectively. The lower effective rate for the year ended December 31, 2000 was the result of permanent differences between book income and tax income and the effect of state income taxes.

  YEAR ENDED DECEMBER 31, 2000 COMPARED WITH TWELVE MONTHS ENDED DECEMBER 31,
  1999

     For the year ended December 31, 2000 and the twelve months ended December 31, 1999, we recorded significant and special charges that resulted from a reduction in work force, asset writedowns and decisions to exit certain operations. Where appropriate, the charges are allocated to our business segments and are included in the respective discussion of each segment.

  Domestic Oil and Gas

     Our Domestic Oil and Gas segment's revenues increased 8.7% to $149.1 million for 2000 compared to $137.1 million for 1999. Increased domestic activity that resulted from increased oil and gas exploration and production activities in the Gulf of Mexico, increased forest fire-fighting activity and rate increases implemented in January 2000 contributed to the increase.

     The segment had a $2.2 million operating loss in 2000 compared to a $3.1 million operating loss for 1999. The 2000 loss included a $2.4 million charge for the write-down of inventory, $0.9 million for a retroactive pay adjustment for pilots and $0.8 million for severance costs that were included in special charges. The operating loss in 1999 included $1.3 million of special charges (see "-- Special Charges" below), $1.5 million in charges for environmental remediation and $1.7 million for the disposition of slow-moving inventory. Operating margin was (1.5)% for 2000 compared to (2.2)% for 1999. The decrease in operating loss was primarily due to increased revenues, lower aircraft depreciation and rate increases in January 2000. Increases in aircraft repairs and maintenance, fuel, insurance, helicopter rent and pilot training costs partially offset the decrease in operating loss. The increased fuel costs were the result of both increased flight activity and increased fuel prices.

  International

     Our International segment's revenues decreased 2.8% to $21.7 million for 2000 compared to $22.3 million for the same period in 1999. Decreased revenues that resulted from the closure of certain operations in South America were primarily responsible for the decrease. Increased revenues of certain other foreign locations partially offset the decrease.

     Our International segment had a $0.7 million operating loss for 2000 compared to a $2.0 million operating loss for the same period in 1999. Operating margin of (3.3)% for 2000 compares to (9.0)% for the same period last year. The operating loss in 2000 included a $0.3 million charge for the write-down of inventory, $0.1 million for a retroactive pay adjustment for pilots, and $0.1 million for severance costs that were included in special charges. The operating loss in 1999 included $3.5 million of special charges (see "-- Special Charges" below). In 2000, increased repairs, maintenance and insurance and the decreased revenues also negatively impacted operating profit.

  Aeromedical

     Our Aeromedical segment's revenues decreased 1.8% to $44.3 million for 2000 compared to $45.1 million during the same period in the prior year. The decrease in revenues is primarily attributable to decreased revenue and activity in our Air Evac operations in Arizona. In November 1999, we restructured our Arizona operations and reduced the number of our aircraft in that operation.

     The Aeromedical segment had an operating loss of $1.5 million for 2000 compared to operating income of $0.5 million for 1999. The operating loss in 2000 included a $0.7 million charge for the write-down of inventory and $0.2 million for a retroactive pay adjustment for pilots. Operating margin was (3.3)% for the year ended December 31, 2000 compared to 1.1% for 1999. In addition to the inventory write-down and the increased pilot pay, increased repairs and maintenance, fuel, helicopter rent and pilot training costs and the decreased revenues contributed to the lower operating profit. Lower labor costs that were primarily attributable to AirEvac's restructuring partially offset the decrease in operating profit.

  Technical Services

     Our Technical Services segment's revenues for 2000 were $17.0 million compared to $18.6 million in 1999, a decrease of 8.4%. The decrease in operating revenues was primarily attributable to work performed on two large contracts for the refurbishment and overhaul of two helicopters and a large parts sale, all occurring during the twelve months ended December 31, 1999. An ongoing contract to provide maintenance to certain military aircraft commenced in the second quarter of 2000, which partially offset the decrease.

     Technical Services operating profit decreased to a $0.6 million operating loss for the year compared to $3.0 million operating profit for 1999. The operating loss in 2000 included a $0.9 million charge for the write-down of inventory and $0.2 million for severance costs that were recorded in special charges. The operating margin was (3.2)% for the year ended December 31, 2000 and 16.0% for the twelve months ended December 31, 1999.

  Other Income and Losses

     Gains on property and equipment dispositions were $4.0 million in 2000 as compared to $8.7 million for the prior twelve months.

     Equity in net losses from unconsolidated subsidiaries for 2000, excluding an impairment charge for Clintondale that we recorded in special charges, was $0.7 million. Equity in net losses from unconsolidated subsidiaries was $0.8 million for the twelve months ended December 31, 1999.

  Direct Expenses

     Direct expenses for 2000 increased by $15.8 million, or 7.5%, to $225.6 million compared to $209.8 million for 1999. The direct expenses in 2000 included a $4.3 million charge for the write-down of inventory and $1.2 million for a retroactive pay adjustment for pilots. In 1999, there were $1.5 million in charges for environmental remediation and a $1.7 million charge for the disposition of slow-moving inventory. The increase in 2000 was also due to the increase in flight activity and higher repairs and maintenance, fuel, insurance, helicopter rental and pilot training costs.

     Depreciation expense included in direct expenses for 2000 was $12.5 million compared to $14.1 million for 1999. Total depreciation expense was $13.7 million and $15.3 million for these periods, respectively. The decrease was attributable to a reduction in the number of owned aircraft and to the change in estimated useful lives and residual values implemented in May 1999.

  Selling, General and Administrative Expenses

     Selling, general and administrative expenses for the year ended December 31, 2000 decreased by 1.6% to $18.2 million compared to $18.5 million for 1999. Selling, general and administrative expenses in 1999 included severance costs totaling $1.1 million. Adjusting for such severance costs, selling, general and administrative expenses increased $0.8 million in 2000, which was mostly the result of higher bad debt provisions.

  Special Charges

     In the fourth quarter of 2000, in connection with our plan to restore profitability, we recorded special charges of $3.6 million that included severance costs of $1.1 million, impairment of an investment in and receivables from Clintondale totaling $1.7 million and impairment of property and equipment of $0.8 million.

     In April 1999, in connection with expense reduction efforts and management's decision to recognize the impairment of assets as a result of decreased activity, we recorded special charges of $4.8 million. The special charges included impairment of certain foreign based joint ventures amounting to $2.5 million, severance costs of $1.3 million, impairment of property and equipment of $0.4 million and other charges of $0.6 million.

  Interest Expense

     Interest expense was $5.8 million for the year ended December 31, 2000 and $5.9 million for the twelve months ended December 31, 1999. Lower debt levels during 2000, compared to the debt levels in 1999, offset the effect of increased interest rates in 2000.

  Income Taxes

     Income tax benefit for the year ended December 31, 2000 increased $2.6 million to $5.5 million. The effective tax rates were 30.9% and 36.6% for 2000 and 1999, respectively. The lower effective rate for the year ended December 31, 2000 was the result of permanent differences between book income and tax income and the effect of state income taxes.

LIQUIDITY AND CAPITAL RESOURCES

     Our cash position on December 31, 2001 was $5.4 million compared to $0.9 million at December 31, 2000. Working capital increased $5.5 million to $47.0 million at December 31, 2001 from $41.5 million at December 31, 2000. Net cash of $18.7 million provided by operating activities during 2001 and $24.3 million of asset sales funded our debt service requirements and capital expenditures.

     Total long-term debt, including capital lease commitments and the current portion of debt and lease commitments, decreased $8.2 million from December 31, 2000 to $66.6 million at December 31, 2001. In July 2001, we executed a revised credit agreement with our bank lending group, which originally provided for a $45.0 million revolving credit facility and a $25.5 million term-loan credit facility, secured by substantially all of our assets. At December 31, 2001, $19.0 million was outstanding on the term-loan credit facility, and $44.5 million was outstanding on the revolving credit facility. We repaid all outstanding borrowings under such bank credit facilities with a portion of the net proceeds from the offering of the Series A notes and terminated these bank credit facilities and related interest swap agreements and entered into a new two-year $50.0 million senior secured revolving credit facility. Borrowings under this new facility will accrue interest at a floating rate equal to the bank's prime rate, although we may fix the interest rate at LIBOR plus 2% to 3%, depending on certain financial ratios, for up to six months at a time. Borrowings under this facility are secured by our receivables and inventory.

     Capital expenditures in 2001 totaled $29.5 million and primarily consisted of purchase and completion of aircraft improvements and engines. Also included in capital expenditures were the exercise of purchase options on certain leased aircraft ($5.4 million), purchase of a number of aircraft under operating leases for resale ($5.2 million), equipment and leasehold improvements related to our new Lafayette facility ($2.0 million) and purchase of customer-specified new aircraft ($3.0 million).

     In addition to debt service and capital expenditures, we funded $4.0 million of construction costs in 2001 for our new Lafayette facility, pursuant to the terms of a 20-year lease of the facility that became effective September 2001. The funding is treated under the lease as prepaid rent and amortized over ten years at 7% per annum, thus reducing our monthly cash lease payments for the first ten years of the lease. We have no additional funding commitments under the lease, other than rent payments.

     In 2001, our cash flow was substantially augmented from the proceeds of the sale of aircraft. We expect our fleet size to remain substantially unchanged in 2002, but we may sell some aircraft to strategically adjust our fleet. Nonetheless, we believe that cash flow from operations will be sufficient to fund required debt service and the reduced level of capital expenditures during 2002.

     The table below sets out our cash contractual obligations as of December 31, 2001. The operating leases are not recorded as liabilities on the balance sheet, but payments are treated as an expense as incurred. Each contractual obligation included in the table contains various terms, conditions, and covenants which, if violated, accelerate the payment of that obligation.

                                                                   PAYMENT DUE BY YEAR
                                                ---------------------------------------------------------
                                                                                                  BEYOND
                                      TOTAL      2002      2003      2004      2005      2006      2006
                                     --------   -------   -------   -------   -------   -------   -------
                                                                (IN THOUSANDS)
Operating lease obligations........  $102,789   $16,286   $15,018   $14,590   $13,489   $11,933   $31,473
Long-term debt
  Term.............................    19,000     7,500     7,500     4,000        --        --        --
  Revolver.........................    44,500        --     8,900    35,600        --        --        --
  Other............................        39         5         6         7         7         9         5
Capital lease obligations..........     3,077       439       475       174       190       206     1,593
                                     --------   -------   -------   -------   -------   -------   -------
                                     $169,405   $24,230   $31,899   $54,371   $13,686   $12,148   $33,071
                                     ========   =======   =======   =======   =======   =======   =======

     Our borrowing capacity and cash flows from operations have not historically provided sufficient capital to acquire additional aircraft needed to support our customers. To meet these needs, we obtained aircraft under operating and capital lease arrangements, which are more expensive to us than compared to the purchase of aircraft, and we currently have 102 aircraft under such lease arrangements. We intend to acquire substantially all of such aircraft with a portion of the net proceeds of the Series A notes offering. Accordingly, we do not intend to utilize operating leases as a principal means of financing our aircraft for the foreseeable future.

MARKET RISK

     We are exposed to market risks associated with interest rates and make limited use of derivative financial instruments to manage that risk. All derivatives used for risk management are closely monitored by our senior management. We do not hold derivatives for trading purposes and do not use derivatives with leveraged or complex features. Derivative instruments are transacted either with creditworthy major financial institutions or over national exchanges.

     At December 31, 2001, we were party to interest rate swaps with notional amounts totaling $40.0 million that were designed to convert a similar amount of variable-rate debt to fixed rates. The swaps mature in 2003 and require us to pay an average interest rate of 5.78% on the notional amount and, in turn, receive LIBOR interest rates. The variable interest rate received by us under each swap contract is repriced quarterly. We consider these swaps to be a hedge against potentially higher future interest rates. The estimated fair value of these interest rate swaps was a $2.0 million liability at December 31, 2001. In connection with the termination of our existing bank credit facilities, we terminated these interest rate swap agreements at a cost of approximately $1.6 million.

     At December 31, 2001, $63.5 million of our long-term debt had variable interest rates of which $40.0 million was effectively converted to fixed interest rates through the interest rate swaps. Based on debt outstanding and interest rate swap agreements in place at December 31, 2001, a 1.0% per annum increase in variable interest rates would increase our interest expense in the year ending 2002 by $0.2 million.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Our management's discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to allowances for doubtful accounts, inventory valuation, long-lived assets and self-insurance liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in preparation of our consolidated financial statements.

     We estimate our allowance for doubtful accounts receivable based on an evaluation of individual customer financial strength, current market conditions and other information. If our evaluation of our significant customers' and debtors' creditworthiness should change or prove incorrect, then we may have to recognize additional allowances in the period that we identify the risk of loss.

     We maintain inventory to service our own aircraft and the aircraft and components of customers. Portions of that inventory are used parts that are often exchanged with parts removed from aircraft or components and reworked to a useable condition. We use systematic procedures to estimate the valuation of the used parts, which includes consideration of their condition and continuing utility. If our valuation of these parts should be significantly different from amounts ultimately realizable or if we discontinue using or servicing certain aircraft models, then we may have to record a write-down of our inventory. We also record provisions against inventory for obsolete and slow-moving parts, relying principally on specific identification of such inventory. If we fail to identify such parts, additional provisions may be necessary.

     We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We measure recoverability of assets to be held and used by comparing the carrying amount of an asset to future undiscounted net cash flows that we expect the asset to generate. When an asset is determined to be impaired, we recognize the impairment amount, which is measured by the amount by which the carrying value of the asset exceeds fair value. Similarly, we report assets that we expect to sell at the lower of the carrying amount or fair value less costs to sell. Future adverse market conditions or poor operating results could result in the inability to recover the current carrying value of the long-lived asset, thereby possibly requiring an impairment charge in the future.

     We must make estimates for certain of our liabilities and expenses, losses, and gains related to self-insured programs, insurance deductibles and good-experience premium returns. Our group medical insurance program is largely self-insured, and we use estimates to record our periodic expenses related to the program. We also carry deductibles on our aircraft hull and liability insurance and estimate periodic expenses related to the retained portion of hull and liability risk. For our workers' compensation and certain other insurance, we receive a return premium if our accident experience is favorable, and we recognize reductions in insurance expense when we believe return premiums are likely based on accident rates and actual accident experiences. If actual experience under any of our insurance programs is significantly different from estimated, then we may have to record losses when we identify the risk of additional loss. Conversely, if return premiums are larger than originally projected, then we may have to record gains when we identify the excess return premiums.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 133. SFAS No. 133 establishes new accounting and reporting standards for derivative financial instruments and for hedging activities. SFAS No. 133 requires us to measure all derivatives at fair value and to recognize them in the balance sheet as an asset or liability, depending on our rights or obligations under the applicable derivative contract.

     We use interest rate swaps to hedge our cash flow related to interest. Effective January 1, 2001, we began accounting for our interest rate swaps in accordance with SFAS No. 133, as amended and have designated the interest rate swaps as cash flow hedges. The cumulative effect of adopting SFAS No. 133, as amended on January 1, 2001 resulted in an increase of $38,000 to other comprehensive income. As of December 31, 2001, the fair market value of these interest rate swaps was a $2.0 million liability and it is included in other long-term liabilities on the balance sheet.

     On June 29, 2001, SFAS No. 141, Business Combinations, was approved by the FASB. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. We implemented SFAS No. 141 on July 1, 2001 and we have determined that this statement did not have a material impact on our consolidated financial position or results of operations.

     On June 29, 2001, SFAS No. 142, Goodwill and Other Intangible Assets, was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. We are required to implement SFAS No. 142 on January 1, 2002 and we have determined that this statement will have no material impact on our consolidated financial position or results of operations.

     SFAS No. 143, Accounting for Asset Retirement Obligations, requires the recording of liabilities for all legal obligations associated with the retirement of long-lived assets that result from the normal operation of those assets. These liabilities are required to be recorded at their fair values (which are likely to be the present values of the estimated future cash flows) in the period in which they are incurred. SFAS No. 143 requires the associated asset retirement costs to be capitalized as part of the carrying amount of the long-lived asset. The asset retirement obligation will be accreted each year through a charge to expense. The amounts added to the carrying amounts of the assets will be depreciated over the useful lives of the assets. We are required to implement SFAS No. 143 on January 1, 2003, and we have not determined the impact that this statement will have on our consolidated financial position or results of operations.

     SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, promulgates standards for measuring and recording impairments of long-lived assets. Additionally, this standard establishes requirements for classifying an asset as held for sale, and changes existing accounting and reporting standards for discontinued operations and exchanges for long-lived assets. We are required to implement SFAS No. 144 on January 1, 2002, and we do not expect the implementation of this standard to have a material effect on our financial position or results of operations.

ENVIRONMENTAL MATTERS

     We have an aggregate reserve for environmental matters of $1.8 million as of December 31, 2001, which relates to estimated environmental remediation costs at our operating facilities. In the fourth quarter of 2001, we reduced our recorded estimated liability by $1.2 million as the result of a comprehensive re-evaluation of environmental exposure at all of our operating sites and decreased remediation cost estimates, primarily at our Morgan City, Louisiana facility. We have conducted environmental surveys of the Lafayette facility that we recently vacated, and have determined that contamination exists at that facility. To date, monitoring wells have been installed to determine the type and extent of contamination. Preliminary results indicate limited soil and groundwater impact. Once the extent and type of contamination are fully defined, a risk evaluation in accordance with the Louisiana Risk Evaluation/ Correction Action Plan, or RECAP, standard will be submitted to and evaluated by the Louisiana Department of Environmental Quality, or LDEQ. At that point, LDEQ will establish clean-up standards that must be met at the site. When the process is complete, we will be in a position to develop the appropriate remediation plan and the resulting cost of remediation. However, we have not recorded any estimated liability for remediation of contamination and, based on preliminary surveys and ongoing monitoring, we believe that the ultimate remediation costs for the vacated Lafayette facility will not be material. To date, we have expended $0.1 million on conducting facility environmental surveys and expect to spend an additional $0.1 million performing follow-up work in 2002.

                                    BUSINESS

OUR COMPANY

     Petroleum Helicopters, Inc., founded in 1949, is one of the world's largest and most experienced providers of commercial helicopter services. We are a leading provider of safe and reliable helicopter transportation services to the oil and gas industry in the Gulf of Mexico, where we operate approximately 175 aircraft. We also provide helicopter services to energy companies operating offshore California, West Africa and Taiwan. In addition, we provide helicopter and support services to the healthcare industry and helicopter repair and refurbishment services to customers.

     We provide helicopter services to a broad base of major integrated energy companies and independent oil and gas producers to transport personnel and, to a lesser extent, parts and equipment, to, from and among offshore production platforms, drilling rigs and pipeline and other facilities. For the year ended December 31, 2001, approximately 72% of our operating revenues came from the oil and gas industry -- 67% from our U.S. operations and 5% from overseas operations. We are the principal provider of helicopter services in the Gulf of Mexico to Shell Oil Company and its affiliates, the largest producer of oil and gas in the Gulf, and to Unocal, BP, Kerr-McGee and Exxon Mobil. We estimate that approximately 70% of our 2001 oil and gas-related revenues was attributable to production and pipeline activity, which represents a more stable revenue source than exploration and development activity.

     We also provide helicopter and support services to the healthcare industry and technical services representing 17% and 8%, respectively, of our 2001 revenues. Our services to the healthcare industry consist principally of providing air medical transportation services to hospitals and medical facilities in 13 U.S. states. Our 39 dedicated air medical helicopters are specially outfitted to accommodate emergency medical patients, personnel and equipment. Our technical services business consists principally of providing helicopter repair and refurbishment services to our customers.

     In September 2001, Al A. Gonsoulin, our Chairman of the Board, purchased in privately negotiated transactions an aggregate of 1,482,266 shares of our voting common stock from Carroll W. Suggs, our former Chairman and Chief Executive Officer, and the Suggs Family Fund, LLC. The common stock acquired by Mr. Gonsoulin in these transactions represents approximately 28% of our total outstanding equity and approximately 52% of our outstanding voting stock. Mr. Gonsoulin has nearly 35 years of experience in the oil and gas service industry. He founded Sea Mar, Inc. in 1977 and sold it to Pool Energy Services Co. in 1998. Until December 31, 2001, Mr. Gonsoulin continued to serve as President of Sea Mar, now a division of Nabors Industries, Inc. Sea Mar provides marine transportation and support services to the oil and gas industry in the Gulf of Mexico. In September 2000, Lance F. Bospflug joined Petroleum Helicopters as President. In August 2001, Mr. Bospflug became our Chief Executive Officer, and in November 2001, he was elected to our Board of Directors.

     Beginning with Mr. Bospflug joining us and continuing after the acquisition by Mr. Gonsoulin of a controlling interest in us and the election of Mr. Gonsoulin as our Chairman of the Board, we implemented a number of measures to improve our profitability and cost efficiency. In early 2001, we began to implement a market-based rate structure that resulted in a substantial increase in our flight rates for our Gulf of Mexico operations. In addition, in 2001, we reduced our workforce by approximately 161 employees, and in 2002, we continued to reduce our work force and implemented an early retirement program. In 2001, we also divested or ceased certain non-core or unprofitable operations. We ceased our operations in Brazil and Mexico and our domestic oil and gas fixed-wing operations and sold our interest in operations in Kazakhstan. In 2001, we also sold or terminated leases on 40 aircraft that we considered obsolete or non-core or that were related to our discontinued operations and closed our former executive offices in Metairie, Louisiana. As a result of such measures, we increased our net earnings to $11.0 million in 2001 from a net loss in the prior year.

INDUSTRY OVERVIEW

     In the 1950s, helicopters first came into widespread commercial use among companies in the oil and gas industry for transporting personnel and supplies to remote onshore areas and to offshore exploration and production facilities. The Gulf of Mexico, where we derived 67% of our operating revenues in 2001, is the single most prolific producing region in North America and a major global producing basin. In 2001, 26.7% of the total U.S. supply of natural gas and 27.1% of the total U.S. supply of crude oil came from the Gulf of Mexico. Industry success in the offshore environment has been a result of achievements in cost management, reductions in project cycle times and increases in well productivity. Furthermore, technological advances such as 3-D seismic and subsea completion technology have increased the industry's ability to successfully explore and produce from previously inaccessible areas such as ultra deepwater reservoirs and subsalt deposits.

     In its Annual Energy Outlook for 2002, the EIA estimates that in 2010 the Gulf of Mexico will still be the primary producing region in North America. The EIA projects that over 27% and 31% of U.S. natural gas production and U.S. crude oil production, respectively, will come from the Gulf of Mexico at that time. Demand in the United States for natural gas is expected to increase from 60 billion cubic feet per day in 2001 to 77 billion cubic feet per day in 2010 according to the EIA. Demand in the United States for crude oil is expected to grow from 20 million barrels per day in 2001 to 23 million barrels per day in 2010 according to the EIA.

     Helicopters are an important logistical means to transport personnel to, from and among offshore production platforms, drilling rigs and pipeline and other facilities located in the Gulf of Mexico. According to the U.S. Minerals Management Service, there are currently approximately 4,000 production platforms in the Gulf of Mexico. The Baker Hughes Rig Count for the week ended March 29, 2002 indicates that there were 109 offshore drilling rigs operating in the Gulf of Mexico at that time. Generally, these platforms and rigs require aircraft to transport crew members who typically work in staggered seven-day shifts. In addition, the ongoing trend toward deeper water activity in the oil and gas industry will translate into an increasing number of deepwater production platforms, pipeline systems and drilling rigs in the Gulf of Mexico, which will need to be serviced by helicopters.

     In addition, over the years the use of helicopters has expanded into many other markets where urgency or difficulty of access justifies the cost of helicopter transportation. The existence of these markets, such as aeromedical transportation, distinguishes helicopter services from many other oil and gas service industry sectors. By operating in certain other markets, we have expanded our overall business and developed a more diversified revenue base while maintaining and growing our core oil and gas service operations.

     Historically, we employed a defensive pricing strategy around market share to discourage competition. From 1990 to 1997, there were no increases in helicopter rates in the Gulf of Mexico due to the pricing philosophy of our previous management. In 1998, 1999 and 2000, rates in the Gulf of Mexico increased modestly, by approximately 10%, 6% and 4%, respectively. In January and May 2001, there were rate increases of approximately 10% and 30%, respectively. To date, these rate increases have been widely accepted by customers. We anticipate that the 2001 rate increases will be fully implemented in 2002. We intend to continue to implement a market-based pricing strategy.

COMPETITIVE STRENGTHS

     Our strong competitive position in the Gulf of Mexico is attributable to a number of factors, including the following:

  LEADING MARKET POSITION

     We are the oldest provider of commercial helicopter services in the oil and gas industry in the Gulf of Mexico. We began operations in 1949 by deploying the first commercial helicopter used for the oil and gas industry in the Gulf of Mexico. Today, we are a leading provider of helicopter transportation and support services to the oil and gas industry in the Gulf of Mexico, with approximately 175 aircraft in service. Our operating scale and fleet size allow us to offer greater flexibility in scheduling helicopter services on a timely basis and over a large geographic area. We believe that these capabilities give us a competitive advantage and will enable us to continue to compete successfully in the Gulf of Mexico market.

  STRONG RECORD OF SAFETY AND PERFORMANCE

     Customers consistently cite safety and reliability as key determinants in selecting a provider of air transportation services. In over 50 years of operations, we have logged more that 9.0 million flight hours. During that time, we have developed and refined safety and training programs and practices that have given us one of the strongest safety records in the commercial helicopter industry. A key factor in enhancing our leadership position in helicopter safety is a company-wide safety and training program that rewards employees who contribute to the safety goals by working accident free. From 1995 to 2000, we averaged an NTSB accident rate per 100,000 flight hours of 1.04 for our Gulf of Mexico operations compared to our Gulf of Mexico competitors' average accident rate of 1.8. For the same period, our company-wide NTSB accident rate per 100,000 flight hours was 1.22 compared to the U.S. national average rate of 8.2.

  LONG-TERM CUSTOMER RELATIONSHIPS

     We have worked successfully for many years with a number of major integrated energy companies and independent oil and gas companies. For example, Shell Oil has been our customer for over 40 years. Our largest customers by operating revenues include operating subsidiaries of Shell Oil, Unocal, BP, Kerr-McGee, ChevronTexaco and Exxon Mobil. These customers demand that their helicopter service providers meet a number of very stringent criteria, including a strong safety and performance record, a well-maintained, highly capable fleet with specific aircraft dedicated to them, and a staff of well-trained, experienced pilots and mechanics. We believe that our qualifications meet or exceed each of these criteria, giving us a competitive advantage. In 2001, approximately 70% of our oil and gas-related revenues was from customer contracts. Our customer contracts provide for a fixed monthly fee for dedicating specific aircraft to customers and a variable fee based on flight hours. For 2001, we estimate that revenues from these contracts were approximately 48% from the fixed fee component and 52% from the variable fee component.

  WELL-POSITIONED FLEET AND STABLE REVENUE BASE

     From a number of strategically located bases, we provide helicopter transportation services to all areas of the Gulf of Mexico -- the continental shelf, the transition zone to deepwater and the deepwater -- in which the oil and gas industry conducts exploration, development and production activity. We believe that our diverse fleet is well-positioned to service the needs of our customers. Our fleet includes a range of aircraft, from light, lower capacity helicopters that primarily service the producing areas in the continental shelf to the heavier, higher capacity helicopters capable of servicing the further offshore deepwater areas of the Gulf of Mexico. We estimate that approximately 70% of our 2001 oil and gas-related revenues was attributable to production and pipeline activity, which represents a more stable revenue source than exploration and development activity. However, incremental demand for helicopter services is primarily driven by the level of offshore oil and gas exploration and development activity. Accordingly, in 2001 we began a process to upgrade certain of our aircraft in order to capitalize on anticipated increased exploration activity, especially in the deepwater areas of the Gulf of Mexico.

  INTEGRATED OPERATION AND MAINTENANCE FUNCTIONS

     We believe that we are an industry leader in helicopter maintenance, repair and refurbishment operations. In 2001, we opened our new repair and refurbishment facility in Lafayette, Louisiana. This facility is considered by many in the industry to be the premier facility of its kind in the world because of its technology and experienced staff. At this facility, our employees conduct maintenance and repair work, completely refurbish engines and airframes, operate a state-of-the-art painting facility, study and engineer new parts and lubricants, research new procedures and develop new maintenance and repair techniques. In addition, each of our helicopter bases contains a maintenance and repair facility that we utilize for more routine maintenance and repair service. We believe that having the in-house capability to service and refurbish our aircraft reduces the time our aircraft are out of service for maintenance, repair and refurbishment, and allows us to control these costs. Although we principally service our own aircraft, we also provide maintenance, repair and refurbishment services to customers under contracts or other arrangements where such services are profitable to us.

  SIGNIFICANT ASSET VALUE

     Based on recent appraisals by HeliValue$, Inc., an independent helicopter valuation company, the aggregate estimated resale value of the 216 aircraft we would have owned on an as adjusted basis as of March 31, 2002 was approximately $231.6 million representing approximately 1.16 times our as adjusted debt at December 31, 2001. Since a substantial portion of a helicopter's value resides in its dynamic components, which are replaced or upgraded on a periodic basis, older models of helicopters that have been upgraded are capable of meeting many of the same performance standards as newer models of these helicopters. As a result, as the price of new helicopters rises, older models of helicopters that have been properly maintained and upgraded generally retain their value.

  EXPERIENCED MANAGEMENT AND OPERATIONS TEAM

     Our senior management and operations team has significant experience in the oil and gas service industry and in the commercial helicopter service industry. Al A. Gonsoulin, our Chairman of the Board, has over 35 years of experience in the oil and gas service industry. The nine members of our senior management team have an aggregate of approximately 145 years of service with us.

BUSINESS STRATEGY

     Our objective is to maximize the profitability and cash flow of our operations. To achieve this objective, we intend to:

     - Focus on serving the oil and gas industry in the Gulf of Mexico where we have a leading position and a reputation as one of the safest and most reliable providers of helicopter transportation services;

     - Maintain a market-based rate structure in the Gulf of Mexico;

     - Leverage our long-term customer relationships with major integrated energy companies and independent oil and gas producers to pursue opportunities in the growing deepwater Gulf of Mexico market;

     - Identify and pursue selected international markets that provide attractive opportunities to service our existing customer base of major integrated energy companies and independent oil and gas producers; and

     - Continue to operate in the aeromedical transportation market with a focus on structuring appropriate rates for our services.

     To continue to improve our operating efficiency and control our costs, we will:

     - Assess the profitability of our contracts by regularly monitoring the market value of our services and our cost to provide them;

     - Adjust the composition of our fleet to achieve the optimum mix of aircraft relative to market demand for helicopter services;

     - Upgrade and refurbish certain of our aircraft to increase our service capabilities; and

     - Standardize the models of aircraft in our fleet to achieve synergies and increase the efficiency with which our new maintenance and operations facility repairs and refurbishes our helicopters.

DESCRIPTION OF OPERATIONS

     We operate in four business segments, which we refer to as:

     - Domestic Oil and Gas;

     - International;

     - Aeromedical; and

     - Technical Services.

  DOMESTIC OIL AND GAS

     We operate approximately 175 aircraft in our domestic oil and gas operations from several bases and heliports in the Gulf of Mexico region and one base in California. Our operations in the Gulf of Mexico provide services to our customers' facilities located offshore Louisiana, Texas, Alabama and Mississippi. Operating revenues from the domestic oil and gas segment accounted for 67%, 64%, 62% and 64% of our operating revenues during the years ended December 31, 2001 and December 31, 2000, the eight months ended December 31, 1999 and the year ended April 30, 1999, respectively.

     Oil and gas exploration and production companies and other offshore oil service companies use our services primarily for routine offshore transportation, to attend to personnel during medical and safety emergencies, and to evacuate their personnel during the threat of hurricanes and other adverse weather conditions. Most of our customers have entered into long-term contracts for transportation services, although some do engage us on an "ad hoc" or "spot" basis.

     Most of our aircraft are available for hire by any customer, but some are dedicated to specific customers. We operate helicopters that have flying ranges of up to 450 miles, allowing for a 30 minute fuel reserve, and thus are capable of servicing many of the deepwater Gulf of Mexico areas that are 50 to 250 miles offshore.

  INTERNATIONAL

     Outside the United States, we provide helicopter services in Angola, Antarctica, Democratic Republic of Congo and Taiwan. We currently operate approximately 21 aircraft in our international operations. Each aircraft operating internationally is typically dedicated to a specific customer. Our international customers are mostly oil and gas producers, including foreign state-owned oil companies, major integrated energy companies and independent oil and gas companies operating internationally. We also provide services to certain U.S. governmental agencies operating internationally, such as the National Science Foundation in Antarctica. Operating revenues from our international segment accounted for 8% of our operating revenues for the year ended December 31, 2001, and 10% for each of the year ended December 31, 2000, the eight months ended December 31, 1999 and the year ended April 30, 1999.

  AEROMEDICAL

     We, both directly and through our subsidiary, Air Evac Services, Inc., or Air Evac, provide air medical transportation services to hospitals and medical facilities in 13 U.S. states -- Arizona, Arkansas, California, Colorado, Illinois, Kentucky, Louisiana, Michigan, Mississippi, North Dakota, Ohio, South Carolina and Wisconsin. Approximately 39 aircraft are dedicated to our aeromedical operations. The aircraft dedicated to these operations are specially outfitted to accommodate emergency medical patients, personnel and equipment. Our Aeromedical segment revenues accounted for 17%, 19%, 21% and 19% of our operating revenues for the years ended December 31, 2001 and December 31, 2000, the eight months ended December 31, 1999 and the year ended April 30, 1999, respectively.

     In Arizona, Air Evac operates 10 of the 39 dedicated aeromedical aircraft and offers its services to many hospitals and medical facilities. Each of the other aircraft operated by our aeromedical segment is typically dedicated to a specific hospital or medical facility.

  TECHNICAL SERVICES

     We perform maintenance, repair and refurbishment services at our Lafayette facility pursuant to an FAA -- approved repair station license, primarily for our existing customers. The license includes authority to repair airframes, powerplants, accessories, radios and instruments and to perform specialized services. During 2001, we changed the strategic focus of Technical Services from providing maintenance, repair and refurbishment services to customers, competitors and other third parties to customers that are currently serviced by our helicopter operations. This change was implemented in order to allow resources in the Technical Services segment to focus on our aircraft and components.

     Our maintenance, repair and refurbishment facility includes a staff of highly skilled mechanics and engineers. Services provided by our facility include:

     - airframe inspections, designs and modifications;

     - engine refurbishments;

     - dynamic, hydraulic, mechanical and other component refurbishments, repairs and testing;

     - avionics refurbishment and repair;

     - other miscellaneous equipment repair and maintenance; and

     - logistical and technical support to helicopter operations.

     Operating revenues from our Technical Services segment accounted for 8% of our operating revenues during the year ended December 31, 2001 and 7% for each of the year ended December 31, 2000, the eight months ended December 31, 1999 and the year ended April 30, 1999.

SAFETY RECORD

     Customers consistently cite safety and reliability as key determinants in selecting a provider of air transportation services. Since our inception in 1949, safety has been a top priority. In over 50 years of operations, we have logged more that 9.0 million flight hours. During that time, we have developed and refined safety programs and practices that have given us one of the strongest safety records in the commercial helicopter industry.

     Our safety record has been achieved through awareness, training and incentives. In recent years, operational control has been enhanced which has improved systems and processes by developing programs for viewing safety from a risk assessment/risk management/accident avoidance context.

     A key factor in enhancing our leadership position in helicopter safety is a company-wide safety program that rewards employees who contribute to the safety goals by working accident free. From 1995 to 2000, we averaged an NTSB accident rate per 100,000 flight hours of 1.04 for our Gulf of Mexico operations compared to our Gulf of Mexico competitors' average accident rate of 1.8. For the same period, our company-wide NTSB accident rate per 100,000 flight hours was 1.22 compared to the U.S. national average rate of 8.2.

AIRCRAFT

     Certain information regarding our aircraft fleet as of March 31, 2002 is set forth in the following table:

                                                                                               APPROXIMATE
                                           NUMBER                   PASSENGER   CRUISE SPEED    RANGE(2)
MANUFACTURER                MODEL         IN FLEET      ENGINE      CAPACITY       (MPH)         (MILES)
------------           ----------------   --------   ------------   ---------   ------------   -----------
HELICOPTERS:
Bell.................  206B-III                9     Turbine            4           120             300
Bell.................  206L-I, III, IV        80     Turbine            6           130             310
Bell.................  407                    33     Turbine            6           144             420
Bell.................  212(1)                  7     Twin Turbine      13           115             300
Bell.................  214ST(1)                4     Twin Turbine      18           155             450
Bell.................  222                     1     Twin Turbine       8           160             370
Bell.................  412(1)                 24     Twin Turbine      13           135             335
Boelkow..............  BK-117                  4     Twin Turbine       6           135             255
Boelkow..............  BO-105                 20     Twin Turbine       4           135             270
Aerospatiale.........  AS350B2                 9     Turbine            5           140             385
Aerospatiale.........  AS350B3                 4     Turbine            5           140             337
Sikorsky.............  S-76(1)                16     Twin Turbine      12           150             400
Kaman................  K-Max K-1200            1     Turbine            1           100             225
                                             ---
  Total Helicopters....................      212
                                             ---
FIXED-WING AIRCRAFT:
Beechcraft...........  King Air 200(1)         1     Turboprop          8           300           1,380
Conquest.............  Cessna 441(1)           3     Turboprop          3           330           1,000
                                             ---
  Total Fixed-Wing Aircraft............        4
                                             ---
  Total Aircraft.......................      216
                                             ---

---------------

(1) Equipped to fly under instrument flight rules, or IFR. All other types listed can only fly under visual flight rules, or VFR.

(2) Based on maintaining a 30-minute fuel reserve.

     Of the 216 aircraft set forth in the above table, we own 114 and lease 102. We intend to acquire substantially all of our 102 leased aircraft with a portion of the net proceeds of the offering of our Series A notes. In addition, we operate 19 aircraft that are owned or leased by customers that are not reflected in the above table.

     Based on recent appraisals by HeliValue$, Inc., an independent helicopter valuation company, the aggregate estimated resale value of the 216 aircraft that we would have owned on an as adjusted basis as of March 31, 2002 was approximately $231.6 million. The appraisals by HeliValue$, Inc. were conducted using a "desktop" evaluation method in which the appraisers did not perform any physical inspections of our fleet but instead reviewed data that we provided on each aircraft. In addition, there were a number of assumptions underlying the appraised resale fleet value, including, among others, (1) a willing buyer and willing seller in an arm's-length transaction, (2) adequate time for a resale transaction to occur, (3) more than ten years of economic and mechanical useful life remaining for each aircraft and (4) a single aircraft resale scenario, without a number of similar aircraft on the market at any one time.

FACILITIES

     Our principal executive offices and repair and refurbishment facility are located on property leased from The Lafayette Airport Commission at the Lafayette Regional Airport in Lafayette, Louisiana. The lease covers approximately 28 acres and two buildings, with an aggregate of approximately 256,000 square feet, housing our main executive and administrative offices and the main repair and refurbishment facility. The initial lease term for this new facility expires in 2021. The lease includes three five-year renewal options.

     We also own an operating facility in Boothville, Louisiana. The Boothville property has a 23,000 square-foot building, a 7,000 square-foot hanger and landing pads for 35 helicopters.

     We also lease 11 additional bases to service the oil and gas industry throughout the Gulf of Mexico and one base in California. Our principal leased operating bases include:

     - Morgan City Base, Louisiana. This base covers approximately 53 acres under a lease that expires in June 2003, with options to extend through June 30, 2013. We have built a variety of operating and maintenance facilities on this property, including landing pads for 46 helicopters. We believe that this facility is the largest commercial heliport in the world.

     - Intracoastal City Base, Louisiana. This base covers approximately 18 acres in Vermilion Parish under a lease that expires in December 2006, with options to extend through December 2010. We have built a variety of operating and maintenance facilities on this property, including landing pads for 45 helicopters.

     - Houma-Terrebonne Airport, Louisiana. This base covers approximately 14 acres and certain buildings under four leases from the Houma-Terrebonne Airport Commission, which will expire in August 2002. There are seven remaining one-year renewal options. This property has landing pads for 30 helicopters.

     - Galveston, Texas. This base covers approximately four acres under a lease that expires in 2021. This base has operating and maintenance facilities totaling 7,200 square feet and landing pads for 30 helicopters on the property.

     - Fourchon, Louisiana. This base covers approximately eight acres under a lease expiring in April 2006. This property has landing pads for ten helicopters.

     Our other leased operating facilities in the United States are located along the Gulf of Mexico in Louisiana at Lafayette, New Orleans, Cameron and Lake Charles; Port O'Connor, Texas; Theodore, Alabama; and Santa Barbara, California.

     We also operate from offshore platforms that are provided without charge by the owners of the platforms, although in certain instances we are required to indemnify the owners against loss in connection with our use of such facilities.

     Bases for our international and air medical operations are generally furnished by the customers.

CUSTOMERS

     We derive a significant amount of our revenues from a small number of major and independent oil and gas companies. Our largest customer, Shell Oil Company and its affiliates, accounted for 15%, 12%, 13% and 17%, of our operating revenues for the years ended December 31, 2001 and December 31, 2000, the eight months ended December 31, 1999 and the year ended April 30, 1999, respectively. Our largest ten customers represented approximately 54%, 47%, 47% and 46% of our operating revenues for the same periods.

     Our global customer base includes operating subsidiaries and affiliates of major integrated energy companies and independent oil and gas companies such as:

- Shell Oil                                 - Exxon Mobil
- Unocal                                    - Noble Affiliates
- BP                                        - Dominion Resources
- Kerr-McGee                                - Newfield Exploration
- ChevronTexaco

CONTRACTS

     We typically operate under fixed-term contracts with our customers, including many oil and gas companies. These contracts have terms of between one and five years. These contracts provide for payment in U.S. dollars and for a fixed monthly payment per aircraft and additional variable payments based on the number of revenue flight hours. In 2001, we estimate that approximately 70% of our oil and gas-related revenues was from customer contracts. We estimate that revenues from these contracts were approximately 48% from the fixed fee component and 52% from the variable fee component. A substantial number of our fixed-term contracts contain provisions permitting early termination by the customer, although customers have rarely exercised that right historically. When these contracts expire, we believe that we have a significant advantage in retaining the contract based on the existing relationship with the customer, detailed knowledge of the specific operating environment and an established base of equipment and personnel on site.

GOVERNMENT REGULATION

     We are subject to government regulation by a number of different federal and state agencies. Our flight operations are regulated by the FAA. Aircraft accidents are subject to the jurisdiction of the NTSB. Standards relating to the workplace health and safety of our employees are created and monitored through the Occupational Safety and Health Act, or OSHA. There are a number of statutes and regulations that govern offshore operations. We are also subject to various federal and state environmental laws and regulations.

FAA

     As a commercial operator of helicopters, our flight and maintenance operations are subject to regulation by the FAA pursuant to the Federal Aviation Act of 1958. The FAA has authority to exercise jurisdiction over many aspects of our business, including personnel, aircraft and ground facilities.

     We require an Air Taxi Certificate, granted by the FAA, to transport personnel and property in our aircraft. This certificate contains operating specifications that allow us to conduct our operations, but is subject to amendment, suspension or revocation in accordance with procedures set forth in the Federal Aviation Act. We are not required to file tariffs showing rates, fares or other charges with the FAA.

     The FAA's regulations, as currently in effect, require that at least 75% of our outstanding voting securities be owned or controlled by citizens of the United States or one of its possessions, and that the president and at least two-thirds of the members of our board of directors be United States citizens. Our president and all of our directors are United States citizens, and our organizational documents provide for the automatic reduction in voting power of each share of voting common stock owned or controlled by a non-United States citizen if necessary to comply with these regulations.

OSHA

     We are subject to OSHA and similar state statutes and regulations. We maintain extensive safety and health policies and procedures and staff that monitor and implement these policies and procedures. The primary functions of our safety staff are to develop policies that meet or exceed the safety standards set by

OSHA, train our personnel and make daily inspections to ensure compliance with our safety policies and procedures. Personnel are required to attend safety-training meetings at which the importance of full compliance with safety procedures is emphasized. We believe that we meet or exceed all OSHA requirements and that our operations do not expose our employees to unusual health hazards.

  OTHER REGULATIONS

     We are also subject to the Communications Act of 1934 because of our ownership and operation of a radio communications flight-following network in the Gulf of Mexico and offshore California.

     Numerous other federal statutes and rules regulate our offshore operations and those of our customers pursuant to which the federal government has the ability to suspend, curtail or modify our offshore operations.

ENVIRONMENTAL MATTERS

     We are subject to federal, state and local environmental laws and regulations that impose limitations on the discharge of pollutants into the environment and establish standards for the treatment, storage, recycling, and disposal of toxic and hazardous wastes. The nature of the business of operating and maintaining helicopters requires that we use, store, and dispose of materials that are subject to federal and state environmental regulation. Laws protecting the environment have become more stringent in the United States and certain other countries in recent years and may, in certain circumstances, impose liability for environmental damage without regard to negligence or fault. These laws also may expose us to liability for the conduct of, or condition caused by, others or for our acts that were in compliance with all applicable laws at the time these acts were performed. We periodically conduct environmental site surveys at our facilities, and determine whether there is a need for environmental remediation based on these surveys.

COMPETITION

     Our business is highly competitive in each of our markets. Many of our contracts are awarded after competitive bidding. Factors that impact competition include safety, reliability, price, availability and quality of service.

     We are a leading operator of helicopters in the Gulf of Mexico. There are two major and several small competitors operating in the Gulf of Mexico market. Certain of our customers and potential customers in the oil industry operate their own helicopter fleets; however, oil companies traditionally contract for most specialty services associated with offshore operations, including helicopter services.

     In the air medical market, we compete against national firms, and there is usually more than one competitor in each local market. Most of our customers are independent hospitals who serve only their region. Competition in the air medical market continues to increase.

     Our Technical Services segment competes regionally and nationally against various small and large repair centers in the United States and Canada. Competition has intensified with aggressive pricing and acquisition moves by several service providers and original equipment manufacturers and their subsidiaries.

     Our international operations primarily serve customers in the oil and gas industry, although we do service some U.S. governmental agencies, such as the National Science Foundation. Most of our international contracts are subject to competitive bidding, and our primary competitors are largely the same as those in the domestic oil and gas field.

INDUSTRY HAZARDS AND INSURANCE

     The operation of helicopters inherently involves a degree of risk. Hazards such as aircraft accidents, collisions, fire, and adverse weather are part of the business of providing helicopter services and may result in losses of life, equipment and revenues. Although our safety record compares favorably to the safety of our competitors in the Gulf of Mexico and in comparison to the record for all U.S. operators as reflected in industry publications, from time to time we do have accidents that result in loss of life and equipment. Most recently, on March 23, 2002, we suffered an accident on an offshore platform in the Gulf of Mexico that resulted in the death of one of our pilots and the loss of one of our helicopters. The cause of this accident has not been determined. We do not believe that there will be any material adverse effect on our operations or financial condition as a result of this accident.

     We maintain hull and liability insurance on our aircraft that insures us against physical loss of, or damage to, our aircraft and against certain legal liabilities to others. In addition, we carry war risk, expropriation, confiscation, and nationalization insurance for our aircraft involved in international operations. In some instances, we are covered by indemnity agreements from our customers in lieu of, or in addition to, our insurance. Our aircraft are not insured for loss of use. While we believe we are adequately covered by insurance and indemnification arrangements, the loss, expropriation or confiscation of, or severe damage to, a material number of our helicopters could adversely affect revenues and profits.

     Customers consistently cite safety and reliability as key determinants in selecting a provider of air transportation services. If we failed to maintain our safety and reliability record, this failure would materially impact our ability to attract new customers and retain current ones.

EMPLOYEES

     As of December 31, 2001, we employed a total of 1,778 persons, including approximately 595 licensed pilots and approximately 704 aircraft maintenance and support personnel. All pilots and aircraft maintenance personnel are required to be licensed by regulatory authorities in the country in which they work. To obtain a pilot's license, each pilot must complete and pass practical flight and written examinations. In addition, IFR pilots must have passed IFR practical flight and written examinations.

     In June 2001, our domestic pilots ratified a three-year collective bargaining agreement between us and the Office & Professional Employees International Union, or OPEIU. The agreement expires on May 31, 2004.

     The agreement includes provisions for automatic pilot base pay increases and strike protection for us. Union membership for pilots hired prior to May 31, 2004 is voluntary. Currently, approximately 60% of our pilots are members of the OPEIU.

LEGAL PROCEEDINGS

     We are involved from time to time in various claims, actions, lawsuits and regulatory matters that have arisen in the ordinary course of our business. We do not expect that the ultimate resolution of any pending matters will have a material adverse effect on our financial condition or profitability.

                            DESCRIPTION OF THE NOTES

     As used below in this "Description of the notes" section, the term "Notes" means the Series B notes and the term "ISSUER" means Petroleum Helicopters, Inc., a Louisiana corporation, and its successors, but not any of its subsidiaries. The Series A notes were issued and the Notes will be issued under an Indenture, dated as of April 23, 2002 (the "INDENTURE"), among the Issuer, the Guarantors and The Bank of New York, as trustee (the "TRUSTEE"). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Issuer at its address set forth elsewhere in this prospectus.

     The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading "-- Certain definitions."

PRINCIPAL, MATURITY AND INTEREST

     The Notes will mature on May 1, 2009. The Notes will bear interest at the rate 9 3/8% per year, payable on May 1 and November 1 of each year, commencing on November 1, 2002, to Holders of record at the close of business on April 15 or October 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     The Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000.

     An aggregate principal amount of Notes equal to $200.0 million is being offered in exchange for the old notes. The Issuer may issue additional Notes of up to $275.0 million aggregate principal amount having identical terms and conditions to the Notes being issued in the exchange offer (the "ADDITIONAL NOTES"), subject to compliance with the covenant described under "-- Certain Covenants -- Limitations on Additional Indebtedness." Any Additional Notes will be part of the same issue as the Notes being issued in the exchange offer and will vote on all matters as one class with the Notes being issued in the exchange offer. For purposes of this "Description of the notes," except for the covenant described under "-- Certain Covenants -- Limitations on Additional Indebtedness," references to the Notes include Additional Notes, if any.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder's Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the "PAYING AGENT") and registrar (the "REGISTRAR") for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

GENERAL

     The Series A notes and the Series B notes will constitute a single class of debt securities under the Indenture. If the exchange offer is completed, holders of Series A notes who do not exchange their Series A notes for Series B notes will vote together with holders of the Series B notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by holders, including acceleration following an event of default, must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Series A notes that remain outstanding after the exchange offer will be aggregated with the Series B notes, and the holders of the Series A notes and the Series B notes will vote together as a single series. All references in this prospectus to specified percentages in aggregate principal amount of the notes means, at any time after the exchange offer is completed, the percentages in aggregate principal amount of the Series A notes and the Series B notes collectively then outstanding.

RANKING

     The Notes will be general unsecured obligations of the Issuer. The Notes will rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured obligations of the Issuer that are not so subordinated. Each Note Guarantee (as defined below) will be a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

     The Notes and each Note Guarantee will be effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. As of the Issue Date, the Credit Agreement will be secured by all of the accounts receivable and inventory (and related assets) of the Issuer and the Guarantors.

     The Notes will also be effectively subordinated to all existing and future obligations, including Indebtedness, of any Subsidiaries that are not Guarantors. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the holders of the Issuer's Indebtedness, including the Notes.

     On an as adjusted basis as of December 31, 2001, the Issuer would have had $50.0 million of undrawn borrowings available under the Credit Agreement. Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See "-- Certain Covenants -- Limitations on Additional Indebtedness" and
"-- Limitations on Liens."

NOTE GUARANTEES

     The Issuer's obligations under the Notes and the Indenture will be jointly and severally guaranteed (the "NOTE GUARANTEES") by each Restricted Subsidiary (other than any Foreign Subsidiary).

     Not all of our Subsidiaries will guarantee the Notes. Unrestricted Subsidiaries and Foreign Subsidiaries will not be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

     As of the date of the Indenture, all of our operating Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-- Certain Covenants -- Designation of Unrestricted Subsidiaries," the Issuer will be permitted to designate some of our Subsidiaries as "Unrestricted Subsidiaries." The effect of designating a Subsidiary as an "Unrestricted Subsidiary" will be:

     - an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

     - a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee; and

     - the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

     The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Agreement permitted under clause (1) of "-- Certain Covenants -- Limitations on Additional Indebtedness") and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable federal, state or foreign law. Each Subsidiary Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on adjusted net assets of each Subsidiary Guarantor.

     In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of any Subsidiary Guarantor then held by the Issuer and the Restricted Subsidiaries, then that Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that the Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, to the extent required thereby. See "-- Certain Covenants -- Limitations on Asset Sales" and "-- Limitation on Mergers, Consolidations, Etc." In addition, the Indenture provides that any Subsidiary Guarantor that is designated as an Unrestricted Subsidiary or that otherwise ceases to be a Subsidiary Guarantor, in each case in accordance with the provisions of the Indenture, will be released from its Note Guarantee upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, as the case may be.

OPTIONAL REDEMPTION

     Except as set forth below, the Notes may not be redeemed prior to May 1, 2006. At any time on or after May 1, 2006, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning May 1 of the years indicated:

                                                                  OPTIONAL
YEAR                                                          REDEMPTION PRICE
----                                                          ----------------
2006........................................................      104.688%
2007........................................................      102.344%
2008........................................................      100.000%

REDEMPTION WITH PROCEEDS FROM EQUITY OFFERINGS

     At any time prior to May 1, 2005, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 109.375% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described in the second paragraph under "-- Optional
Redemption -- Redemption with Proceeds from Equity Offerings," selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

     Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture unless the Issuer defaults in making such redemption payment.

CHANGE OF CONTROL

     Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuer purchase that Holder's Notes for a cash price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

     Within 30 days following any Change of Control, the Issuer will mail, or caused to be mailed, to the Holders a notice:

          (1) describing the transaction or transactions that constitute the Change of Control;

          (2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a "Change of Control Offer"), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

          (3) describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

     The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

     If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. In addition, we cannot assure you that in the event of a Change of Control the Issuer will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable.

     The Issuer's obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

     With respect to any disposition of assets, the phrase "all or substantially all" as used in the Indenture (including as set forth under "-- Certain Covenants -- Limitations on Mergers, Consolidations, Etc." below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

     The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of

Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue of this compliance.

CERTAIN COVENANTS

     The Indenture will contain, among others, the following covenants:

LIMITATIONS ON ADDITIONAL INDEBTEDNESS

     The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Guarantor may incur additional Indebtedness if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.25 to 1.00 (the "COVERAGE RATIO EXCEPTION").

     Notwithstanding the above, each of the following shall be permitted (the "PERMITTED INDEBTEDNESS"):

          (1) Indebtedness of the Issuer and any Guarantor under the Credit Agreement in an aggregate amount at any time outstanding not to exceed the greater of (x) $50.0 million, less the aggregate amount of Net Available Proceeds applied to repayments under the Credit Agreement in accordance with the covenant described under "-- Limitations on Asset Sales," and (y) 80% of the book value of the accounts receivable plus 50% of the book value of inventory of the Issuer and the Restricted Subsidiaries, calculated on a consolidated basis and in accordance with GAAP;

          (2) the Notes issued on the Issue Date and the Note Guarantees;

          (3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the intended use of proceeds of the old notes);

          (4) Indebtedness under Hedging Obligations; provided that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

          (5) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

          (6) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

          (7) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding the greater of (a) $20.0 million and (b) 15% of the net book value of the aircraft owned by the Issuer and the Restricted Subsidiaries;

          (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however,that such Indebtedness is extinguished within five Business Days of incurrence;

          (9) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

          (10) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above; and

          (11) Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $15.0 million at any time outstanding.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (11) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify or later reclassify such item of Indebtedness and may divide and classify or later reclassify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (1) above.

LIMITATIONS ON LAYERING INDEBTEDNESS

     The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Issuer or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Note Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Issuer or such Guarantor, as the case may be.

LIMITATIONS ON RESTRICTED PAYMENTS

     The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

          (1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

          (3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4) or (5) of the next paragraph), exceeds the sum (the "Restricted Payments Basket") of (without duplication):

             (a) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

             (b) 100% of the aggregate net cash proceeds received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than any such proceeds which are used to redeem Notes in accordance with "-- Optional
        Redemption -- Redemption with Proceeds from Equity Offerings," plus

             (c) the aggregate amount by which Indebtedness incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests

        (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

             (d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

             (e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer's Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

     The foregoing provisions will not prohibit:

          (1) the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

          (2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

          (3) the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the "Limitations on Additional Indebtedness" covenant and the other terms of the Indenture;

          (4) the redemption of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $1.0 million during any calendar year; or

          (5) repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represents a portion of the exercise price thereof;

provided that (a) in the case of any Restricted Payment pursuant to clause (3) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket.

LIMITATIONS ON DIVIDEND AND OTHER RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (a) pay dividends or make any other distributions on or in respect of its Equity Interests;

          (b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

          (c) transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

          (1) encumbrances or restrictions existing under or by reason of applicable law;

          (2) encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

          (3) non-assignment provisions of any contract, license or any lease entered into in the ordinary course of business;

          (4) encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Agreement) as in effect on that date;

          (5) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

          (6) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

          (7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions taken as a whole that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date (including the Indenture and the Credit Agreement);

          (9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

          (10) Purchase Money Indebtedness incurred in compliance with the covenant described under "-- Limitations on Additional Indebtedness" that impose restrictions of the nature described in clause (c) above on the assets acquired;

          (11) encumbrances or restrictions applicable only to a Foreign Subsidiary;

          (12) any encumbrances or restrictions imposed by any amendments, refinancings and replacements of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments or refinancings are, in the good faith judgment of the Issuer's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; and

          (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

LIMITATIONS ON TRANSACTIONS WITH AFFILIATES

     The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "AFFILIATE TRANSACTION"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

          (2) the Issuer delivers to the Trustee:

             (a) with respect to any Affiliate Transaction involving aggregate value in excess of $5.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

             (b) with respect to any Affiliate Transaction involving aggregate value of $10.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

     The foregoing restrictions shall not apply to:

          (1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

          (2) reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements;

          (3) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

          (4) loans and advances permitted by clause (3) of the definition of "Permitted Investments";

          (5) Restricted Payments which are made in accordance with the covenant described under "-- Limitations on Restricted Payments"; or

          (6) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests.

LIMITATIONS ON LIENS

     The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against (other than Permitted Liens) any assets of the Issuer or any Guarantor (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith:

          (1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

          (2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

LIMITATIONS ON ASSET SALES

     The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

          (2) at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents.

     For purposes of clause (2), the following shall be deemed to be cash:

          (a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

          (b) the amount of any obligations received from such transferee that are within 30 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

          (c) the Fair Market Value of any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business.

     If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

     If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom (or enter into a definitive agreement for such application within such 365-day period, provided that such capital expenditure or purchase is closed within 90 days after the end of such 365-day period) to:

          (1) satisfy all mandatory repayment obligations under the Credit Agreement arising by reason of such Asset Sale;

          (2) repay any Indebtedness which was secured by assets of the Company or a Restricted Subsidiary;

          (3) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities) to be used by the Issuer or any Restricted Subsidiary in the Permitted Business; and/or

          (4) if such Asset Sale was consummated by a Foreign Subsidiary, repay any Indebtedness of such Foreign Subsidiary.

     Pending the final application of any such Net Available Proceeds, the Issuer or a Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Available Proceeds in any manner that is not prohibited by the Indenture.

     The amount of Net Available Proceeds not applied or invested as provided in the second preceding paragraph will constitute "EXCESS PROCEEDS."

     When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such

Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

          (1) the Issuer will (a) make an offer to purchase (a "NET PROCEEDS OFFER") to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the "PAYMENT AMOUNT") of such Excess Proceeds;

          (2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "OFFERED PRICE"), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the "PARI PASSU INDEBTEDNESS PRICE") shall be as set forth in the related documentation governing such Indebtedness;

          (3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

          (4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

     To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a "NET PROCEEDS DEFICIENCY"), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

     In the event of the transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under "-- Limitations on Mergers, Consolidations, Etc.," the successor corporation shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

     The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitations on Asset Sales" provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Limitations on Asset Sales" provisions of the Indenture by virtue of this compliance.

LIMITATIONS ON DESIGNATION OF UNRESTRICTED SUBSIDIARIES

     The Issuer may designate any Subsidiary of the Issuer as an "Unrestricted Subsidiary" under the Indenture (a "DESIGNATION") only if:

          (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of "-- Limitations on Restricted

     Payments" above, in either case, in an amount (the "DESIGNATION AMOUNT") equal to the Fair Market Value of the Issuer's proportionate interest in such Subsidiary on such date.

     No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

          (3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the covenant described under "-- Limitations on Restricted Payments."

     If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under "-- Limitations on Additional Indebtedness" or the Lien is not permitted under the covenant described under "-- Limitations on Liens," the Issuer shall be in default of the applicable covenant.

     The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "REDESIGNATION") only if:

          (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

          (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

     All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS

     The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

          (1) the Issuer or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to the covenant described under "-- Limitations on Additional Indebtedness" and (b) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes pursuant to the covenant described under "-- Limitations on Liens";

          (2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

          (3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, the covenant described under "-- Limitations on Asset Sales."

LIMITATIONS ON THE ISSUANCE OR SALE OF EQUITY INTERESTS OF RESTRICTED
SUBSIDIARIES

     The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (1) to the Issuer, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis, at Fair Market Value, or (2) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Wholly-Owned Restricted Subsidiary. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this covenant but is subject to the covenant described under "-- Limitations on Asset Sales."

LIMITATIONS ON MERGERS, CONSOLIDATIONS, ETC.

     The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) consummate a Plan of Liquidation unless, in either case:

          (1) either:

             (a) the Issuer will be the surviving or continuing Person; or

             (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "SUCCESSOR") is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement;

          (2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause
     (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

          (3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Consolidated Net Worth of the Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction and (b) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

     For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

     Except as provided in the fifth paragraph under the caption "-- Note Guarantees," no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

          (1) either:

             (a) such Guarantor will be the surviving or continuing Person; or

             (b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and the Registration Rights Agreement; and

          (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

     Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer's or such Guarantor's other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

     Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary.

ADDITIONAL NOTE GUARANTEES

     If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create another Subsidiary (other than in any case a Foreign Subsidiary or Subsidiary that has been designated an Unrestricted Subsidiary) or
(b) any Unrestricted Subsidiary that is not a Foreign Subsidiary is redesignated a Restricted Subsidiary, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

          (1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

          (2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

CONDUCT OF BUSINESS

     The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

REPORTS

     Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish (without exhibits) to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

     In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT

     Each of the following is an "EVENT OF DEFAULT":

          (1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

          (2) failure by the Issuer to pay the principal of or premium, if any, on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

          (3) failure by the Issuer to comply with any of its agreements or covenants described above under "-- Certain Covenants -- Limitations on Mergers, Consolidations, Etc.," or in respect of its obligations to make a Change of Control Offer as described above under "-- Change of Control";

          (4) failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

          (5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

             (a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

             (b) results in the acceleration of such Indebtedness prior to its express final maturity or

             (c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $10.0 million or more;

          (6) one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

          (7) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

             (a) commences a voluntary case,

             (b) consents to the entry of an order for relief against it in an involuntary case,

             (c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

             (d) makes a general assignment for the benefit of its creditors;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (a) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

             (b) appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

             (c) orders the liquidation of the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

          (9) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

     If an Event of Default (other than an Event of Default specified in clause
(7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of, premium, if any, and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

     The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with "-- Certain Covenants -- Limitations on Mergers, Consolidations, Etc.," the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

     No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

          (1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

          (2) has been offered indemnity satisfactory to it in its reasonable judgment; and

          (3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request within such 60-day period.

     However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this "-- Events of Default" section).

     The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("LEGAL DEFEASANCE"). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

          (1) rights of Holders to receive payments in respect of the principal of, premium, if any, on and interest on the Notes when such payments are due from the trust funds referred to below,

          (2) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

          (3) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer's obligation in connection therewith,

          (4) the Issuer's rights of optional redemption, and

          (5) the Legal Defeasance provisions of the Indenture.

     In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture ("COVENANT DEFEASANCE"), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of, premium, if any, on and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust,

          (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

             (a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

             (b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

          (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

          (4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

          (5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

          (6) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

          (7) the Issuer shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

     If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer's obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

SATISFACTION AND DISCHARGE

     The Indenture and the Notes will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes that expressly provide that such rights shall survive until all Notes have been canceled) as to all outstanding Notes when either

          (1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

          (2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under "-- Optional Redemption," and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal, premium, if any, and accrued and unpaid interest) on the Notes not theretofore delivered to the Trustee for cancellation,

             (b) the Issuer has paid all sums payable by it under the Indenture, and

             (c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

     In addition, the Issuer must deliver an Officers' Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

TRANSFER AND EXCHANGE

     A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

     The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal of, premium, if any, on or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that:

          (a) no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Issuer under the heading "-- Change of Control" or the related definitions that could adversely affect the rights of any Holder; and

          (b) without the consent of each Holder affected, the Issuer and the Trustee may not:

             (1) change the maturity of any Note;

             (2) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

             (3) reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

             (4) make any Note payable in money or currency other than that stated in the Notes;

             (5) modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

             (6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

             (7) impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

             (8) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

             (9) make any change in these amendment and waiver provisions.

     Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder; to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuer's obligations to the Holders in the case of a merger or acquisition; to add Guarantors or to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture); to make any change that does not materially adversely affect the rights of any Holder; in the case of the Indenture, to comply with the requirements of the SEC to qualify or maintain the qualification of the Indenture under the Trust Indenture Act; to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee; to add any additional Events of Default; or to secure the Notes and/or the Guarantees.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder, as such, of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

CONCERNING THE TRUSTEE

     The Bank of New York is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

GOVERNING LAW

     The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

     "ACQUIRED INDEBTEDNESS" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

     "AFFILIATE" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under "-- Certain Covenants -- Limitations on Transactions with Affiliates," Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, "CONTROL" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "AMEND" means to amend, supplement, restate, amend and restate or otherwise modify; and "AMENDMENT" shall have a correlative meaning.

     "ASSET" means any asset or property.

     "ASSET ACQUISITION" means

          (1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged or consolidated with or into the Issuer or any Restricted Subsidiary of the Issuer,

          (2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person, or

          (3) the acquisition by the Issuer or any Restricted Subsidiary of an asset.

     "ASSET SALE" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "TRANSFER"), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

          (1) transfers of cash or Cash Equivalents;

          (2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under "-- Certain Covenants -- Limitations on Mergers, Consolidations, Etc.";

          (3) Permitted Investments and Restricted Payments permitted under the covenant described under "-- Certain Covenants -- Limitations on Restricted Payments";

          (4) the creation or realization of any Permitted Lien;

          (5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer's reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

          (6) any transfer that, but for this clause, would be an Asset Sale, if after giving effect to all such transfers, the aggregate Fair Market Value of the assets transferred in such transactions does not exceed $5.0 million in the aggregate during the preceding 12 month period; and

          (7) any transfer of assets acquired substantially contemporaneously with such transfer.

     "ATTRIBUTABLE INDEBTEDNESS", when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

     "BANKRUPTCY LAW" means Title 11 of the United States Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

     "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors or comparable governing body of such Person.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

     "CAPITALIZED LEASE" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

     "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "CASH EQUIVALENTS" means:

          (1) marketable obligations with a maturity of not more than one year from the date of acquisition and directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

          (2) demand and time deposits and certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a "B" rating by Thomson Financial BankWatch;

          (3) commercial paper maturing no more than 270 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

          (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above;

          (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses
     (1) through (4) above;

          (6) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (2) above; and

          (7) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (2) above but which is organized under the laws of (a) any country that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $500.0 million or
     (b) any other country in which the Issuer or any Restricted Subsidiary maintains an office or is engaged in the Permitted Business, provided that, in either case (A) all such deposits are required to be made in such accounts in the ordinary course of business, (B) such deposits do not at any one time exceed $5.0 million in the aggregate and (C) no funds so deposited remain on deposit in such bank for more than 30 days.

     "CHANGE OF CONTROL" means the occurrence of any of the following events:

          (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer; provided, however, that such event shall not be deemed to be a Change of Control so long as the Permitted Holders own Voting Stock representing in the aggregate a greater percentage of the total voting power of the Voting Stock of the Issuer than such other person or group;

          (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

          (3) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries on a consolidated basis are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

          (4) the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

     "CONSOLIDATED AMORTIZATION EXPENSE" for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED CASH FLOW" for any period means, without duplication, the sum of the amounts for such period of

          (1) Consolidated Net Income, plus

          (2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income,

             (a) Consolidated Income Tax Expense,

             (b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

             (c) Consolidated Depreciation Expense,

             (d) Consolidated Interest Expense, and

             (e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP, minus

          (3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period,

provided that there shall be excluded from Consolidated Cash Flow (to the extent otherwise included therein) any positive Consolidated Cash Flow derived from any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that Consolidated Cash Flow is not permitted directly or indirectly by any means, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period.

     "CONSOLIDATED DEPRECIATION EXPENSE" for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INCOME TAX EXPENSE" for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INTEREST COVERAGE RATIO" means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the "FOUR-QUARTER PERIOD") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "TRANSACTION DATE") to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence of any Indebtedness or the issuance of any Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be, (and the application of the proceeds thereof) occurred on the first day of the Four-Quarter Period; and

          (2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

     If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

     In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage
Ratio:

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the average of (a) the rate of interest on this Indebtedness in effect on the Transaction Date after giving effect to any Hedging Obligations then in effect and (b) the average of what the applicable rates were (or would have been) as of the last day of each of the six months immediately preceding the Transaction Date; and

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate deemed to have been in effect during the Four-Quarter Period will be the average of (a) the rate of interest on this Indebtedness in effect on the Transaction Date after giving effect to any Hedging Obligations then in effect and (b) the average of what the applicable rates would have been as of the last day of each of the six months immediately preceding the Transaction Date.

     "CONSOLIDATED INTEREST EXPENSE" for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication,

          (1) interest components of all payments associated with Capitalized Lease Obligations and imputed interest with respect to Attributable Indebtedness,

          (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

          (3) the net payments associated with Hedging Obligations,

          (4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

          (5) the interest component of any deferred payment obligations,

          (6) all other non-cash interest expense,

          (7) capitalized interest,

          (8) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,

          (9) all interest payable with respect to discontinued operations, and

          (10) all interest on any Indebtedness of any other Person guaranteed by the Issuer or any Restricted Subsidiary.

     "CONSOLIDATED NET INCOME" for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

          (1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

          (2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

          (3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted, directly or indirectly by any means, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

          (4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

          (5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary; and

          (6) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period.

     In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under "-- Certain Covenants -- Limitations on Restricted Payments" or decreased the amount of Investments outstanding pursuant to clause (12) or (13) of the definition of "Permitted Investments" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

     "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property), shown on the balance sheet of the Issuer and the Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

     "COVERAGE RATIO EXCEPTION" has the meaning set forth in the proviso in the first paragraph of the covenant described under "-- Certain
Covenants -- Limitations on Additional Indebtedness."

     "CREDIT AGREEMENT" means the Credit Agreement to be entered into by and among the Issuer, as Borrower, Whitney National Bank, as arranger and syndication agent, and the other lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (other than Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "DEFAULT" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

     "DESIGNATION" has the meaning given to this term in the covenant described under "-- Certain Covenants -- Limitations on Designation of Unrestricted Subsidiaries."

     "DESIGNATION AMOUNT" has the meaning given to this term in the covenant described under "-- Certain Covenants -- Limitations on Designation of Unrestricted Subsidiaries."

     "DISQUALIFIED EQUITY INTERESTS" of any Person means any Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under "-- Change of Control" and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer's purchase of the Notes as required pursuant to the provisions described under "-- Change of Control."

     "EQUITY INTERESTS" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

     "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of the Issuer, if such price is less than $1.0 million, or the Board of Directors of the Issuer or a duly authorized committee thereof, if larger, as evidenced by a resolution of such Board or committee.

     "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of the Issuer which
(i) is not organized under the laws of (x) the United States or any state thereof or (y) the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

     "GUARANTEE" means a direct or indirect guarantee (other than by endorsement of negotiable instruments in the ordinary course of business) by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); "GUARANTEE," when used as a verb, and "GUARANTEED" have correlative meanings.

     "GUARANTORS" means each Restricted Subsidiary of the Issuer on the Issue Date, and each other Person that is required to become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee.

     "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

     "HOLDER" means any registered holder, from time to time, of the Notes.

     "INCUR" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

     "INDEBTEDNESS" of any Person at any date means, without duplication:

          (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments excluding trade payables and accrued expenses incurred by such Person in the ordinary course of business that are not more than 90 days overdue;

          (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business;

          (5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

          (6) all Capitalized Lease Obligations of such Person;

          (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

          (8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

          (9) all Attributable Indebtedness;

          (10) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

          (11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

     For purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer thereof dated such date prepared in accordance with GAAP, but such security shall be deemed to have been incurred only on the date of the original issuance thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause
(5), the "maximum fixed redemption or repurchase price" of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

     "INDEPENDENT DIRECTOR" means a director of the Issuer who

          (1) is independent with respect to the transaction at issue;

          (2) does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and

          (3) has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Issuer or any of its Affiliates, other than customary directors' fees for serving on the Board of Directors of the Issuer or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Issuer's or Affiliate's board and board committee meetings.

     "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

     "INTEREST" means, with respect to the Notes, interest and Liquidated Damages, if any, on the Notes.

     "INVESTMENTS" of any Person means:

          (1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

          (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

          (3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

          (4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

     Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the fair market value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under "-- Certain Covenants -- Limitations on Designation of Unrestricted Subsidiaries." If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the fair market value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors. The acquisition by the Issuer or any Restricted Subsidiary of a Person that becomes a Restricted Subsidiary and that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

     "ISSUE DATE" means the date on which the Notes are originally issued.

     "LIEN" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell granted as credit support for any Indebtedness and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

     "LIQUIDATED DAMAGES" has the meaning set forth in the Registration Rights Agreement.

     "MOODY'S" means Moody's Investors Service, Inc., and its successors.

     "NET AVAILABLE PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

          (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

          (2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

          (3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

          (4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

          (5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

     "NON-RECOURSE DEBT" means Indebtedness of an Unrestricted Subsidiary:

          (1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer or any Restricted Subsidiary.

     "OBLIGATION" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFICER" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

     "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

     "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Issuer or any Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantees, as applicable.

     "PERMITTED BUSINESS" means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in this prospectus and businesses that are reasonably related thereto or reasonable extensions thereof.

     "PERMITTED HOLDER" means (i) Al Gonsoulin and his spouse and lineal descendants, their respective estates or legal representatives, (ii) trusts created for the benefit of such Persons, and (iii) entities 80% or more of the Voting Stock of which is directly or indirectly owned by any of the preceding Persons.

     "PERMITTED INVESTMENT" means:

          (1) Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

          (2) Investments in the Issuer by any Restricted Subsidiary;

          (3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer not in excess of $3.0 million at any one time outstanding;

          (4) Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under "-- Certain
     Covenants -- Limitations on Additional Indebtedness";

          (5) Cash Equivalents;

          (6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

          (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under "-- Certain
     Covenants -- Limitations on Asset Sales";

          (9) Investments in prepaid expenses, negotiable instruments held for collection or deposit and lease, utility and workers compensation, performance and similar deposits entered into in the ordinary course of business;

          (10) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

          (11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

          (12) Investments in international joint ventures in an aggregate amount not to exceed $15.0 million at any one time outstanding (with each investment being valued as of the date made and without regard to subsequent changes in value); and

          (13) other Investments in an aggregate amount not to exceed $15.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

     The amount of Investments outstanding at any time pursuant to clause (12) or (13) above shall be deemed to be reduced:

             (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (12) or (13) above, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

             (b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (12) or (13) above.

     "PERMITTED LIENS" means the following types of Liens:

          (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (5) judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

          (6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

          (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

          (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

          (9) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (10) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

          (11) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (12) Liens securing all of the Notes and Liens securing any Note Guarantee;

          (13) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

          (14) Liens in favor of the Issuer or a Guarantor;

          (15) Liens securing Indebtedness under a Credit Agreement in an aggregate principal amount not to exceed the greater of (a) $50.0 million and (b) 80% of the book value of accounts receivable plus 50% of the book value of inventory of the Issuer and the Restricted Subsidiaries, calculated on a consolidated basis and in accordance with GAAP;

          (16) Liens securing Purchase Money Indebtedness;

          (17) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements and accessions thereto and proceeds thereof);

          (18) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

          (19) Liens securing Indebtedness of the Issuer and the Restricted Subsidiaries in an aggregate principal amount that, together with Indebtedness secured by Liens incurred pursuant to clause (15) of this definition, does not exceed 15% of Consolidated Net Tangible Assets;

          (20) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13), (15), (16) and (17); provided that in each case such Liens do not extend to any additional assets (other than improvements or accessions thereto and replacements or proceeds thereof);

          (21) Liens to secure Attributable Indebtedness and/or that are permitted to be incurred pursuant to the covenant described under "-- Limitations on Sale and Leaseback Transactions";

     provided that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred; and

          (22) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $10.0 million at any one time outstanding.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

     "PLAN OF LIQUIDATION" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise):
(1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

     "PREFERRED STOCK" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

     "PURCHASE MONEY INDEBTEDNESS" means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property, fixtures or helicopters, additions and improvements thereto, the real property to which such asset is attached and the proceeds thereof and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

     "QUALIFIED EQUITY INTERESTS" means Equity Interests of the Issuer other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).

     "QUALIFIED EQUITY OFFERING" means the issuance and sale of Qualified Equity Interests of the Issuer to Persons other than any Permitted Holder or any other Person who is not, prior to such issuance and sale, an Affiliate of the Issuer.

     "REDEEM" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "REDEMPTION" shall have a correlative meaning; provided that this definition shall not apply for purposes of "-- Optional Redemption."

     "REDESIGNATION" has the meaning given to such term in the covenant described under "-- Certain Covenants -- Limitations on Designation of Unrestricted Subsidiaries."

     "REFINANCE" means to refinance, repay, prepay, replace, renew or refund.

     "REFINANCING INDEBTEDNESS" means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the "REFINANCED INDEBTEDNESS") in a principal amount not in excess of the principal amount

(or accreted value, if applicable) of the Refinanced Indebtedness so repaid or refinanced (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement) (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Indebtedness so refinanced or refunded); provided that:

          (1) the Refinancing Indebtedness is the obligation of the Issuer or same Restricted Subsidiary as that of the Refinanced Indebtedness;

          (2) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

          (3) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes; and

          (4) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes.

     "RESTRICTED PAYMENT" means any of the following:

          (1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

          (2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

          (3) any Investment other than a Permitted Investment; or

          (4) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

     "RESTRICTED PAYMENTS BASKET" has the meaning given to such term in the first paragraph of the covenant described under "-- Certain
Covenants -- Limitations on Restricted Payments."

     "RESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., and its successors.

     "SALE AND LEASEBACK TRANSACTIONS" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

     "SEC" means the U.S. Securities and Exchange Commission.

     "SECRETARY'S CERTIFICATE" means a certificate signed by the Secretary or an Assistant Secretary of the Issuer.

     "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

     "SIGNIFICANT SUBSIDIARY" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under "-- Events of Default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

     "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

     "SUBSIDIARY" means, with respect to any Person:

          (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

     "UNRESTRICTED SUBSIDIARY" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under "-- Certain Covenants -- Limitations on Designation of Unrestricted Subsidiaries" and (2) any Subsidiary of an Unrestricted Subsidiary.

     "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "VOTING STOCK" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

     "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

     The Notes are represented by one or more global notes (the "GLOBAL NOTES") in definitive form. The Global Notes will be deposited on the Issue Date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "GLOBAL NOTE HOLDER"). DTC will maintain the Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

     DTC has advised the Issuer as follows:

     DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including Euroclear and Clearstream (collectively, the "PARTICIPANTS" or the "DEPOSITARY'S PARTICIPANTS"), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "INDIRECT PARTICIPANTS" or the "DEPOSITARY'S INDIRECT PARTICIPANTS") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary's Participants or the Depositary's Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary's Participants) and the records of the Depositary's Participants (with respect to the interests of the Depositary's Indirect Participants).

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder of outstanding Notes represented by such Global Notes under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee thereunder. None of the Issuer, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

     Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee may treat the persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer or the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Issuer believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

     If (1) the Depositary notifies the Issuer in writing that DTC is no longer willing or able to act as a depositary and the Issuer is unable to locate a qualified successor within 90 days or (2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder and DTC identifies as being the beneficial owner of the related Notes. Upon any such issuance, the Trustee is required to register such Notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such Notes would be issued in fully registered form and would be subject to certain legal requirements.

     Neither the Issuer nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes and the Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of notes. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, U.S. Department of Treasury regulations promulgated under the Code, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis.

     This discussion applies only to initial holders that purchase notes upon original issuance at the initial offering price and that hold notes as capital assets. This discussion is for general information only and does not address all of the U.S. federal income tax consequences that may be important to particular holders in light of their individual circumstances. Such holders may include banks and other financial institutions, insurance companies, tax-exempt entities, dealers in securities, certain former citizens or former long-term residents of the United States, hybrid entities, persons holding the notes as part of a hedging or conversion transaction or a straddle or holders that have a functional currency other than the U.S. dollar. This discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to a particular beneficial owner.

     As used herein, the term "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes, a citizen or resident of the United States, a corporation organized under the laws of the United States or any State thereof, including the District of Columbia, or an estate or trust that is a United States person as defined in the Code. The term "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder. This discussion does not address the tax consequences to Non-U.S. Holders that are subject to U.S. federal income tax on a net basis on income realized with respect to a Note because such income is effectively connected with the conduct of a United States trade or business. Such holders generally are taxed in a manner similar to the taxation of U.S. Holders.

     You are urged to consult your own tax advisors as to the particular U.S. federal income and other tax consequences to you of the acquisition, ownership and disposition of the notes as well as any tax consequences under state, local and foreign tax laws, and the possible effects of changes in tax laws.

FEDERAL INCOME TAXATION OF U.S. HOLDERS

     In general, interest on notes will be taxable to a U.S. Holder as ordinary income at the time it accrues or is actually or constructively received in accordance with the U.S. Holder's method of accounting for federal income tax purposes. It is expected that the notes will be issued without original issue discount and the following discussion so assumes. If, however, the notes are purchased at original issuance for a purchase price that is less than their face amount by more than one quarter of one percent times the number of complete years to maturity, they could be treated as issued with original issue discount and such discount would be accrued and included in the U.S. Holder's income over the term of the notes.

     Upon the sale, exchange, redemption, retirement at maturity or other taxable disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (1) the sum of cash and the fair market value of other property received on such disposition, except to the extent such cash or property is attributable to accrued but unpaid interest which will be taxable as ordinary income, and (2) such U.S. Holder's adjusted tax basis in the note. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the notes were held for more than one year on the date of disposition.

     We may be required to pay additional interest to U.S. Holders of the notes in certain circumstances. Although the matter is not entirely free from doubt, we intend to take the position that a U.S. Holder of a note should treat any such additional interest as ordinary interest income for United States federal income tax purposes at the time it accrues or is received in accordance with such U.S. Holder's method of tax accounting. The exchange of notes for exchange notes pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes, and the tax basis in the exchange notes will be the same as the U.S. Holder's tax basis in the notes immediately before such exchange.

     U.S. Holders will generally be required to supply a social security number or other taxpayer identification number in order to avoid backup withholding (currently at the rate of 30% but subject to periodic adjustment) on amounts paid on a note, and the proceeds of a sale of a note. In addition, such payments will generally be subject to information reporting. The amount of any backup withholding from a payment will be allowed as a credit against the U.S. Holder's federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service, or IRS.

FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

     General. Payments of interest on notes to a Non-U.S. Holder will not be subject to federal income or withholding tax, except as described below under "-- Backup withholding and information reporting," provided that (a) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (b) the Non-U.S. Holder is not a controlled foreign corporation that is related to us, through stock ownership, (c) the Non-U.S. Holder is not a bank described in
Section 881(c)(3)(A) of the Code, and (d) either (i) the Non-U.S. Holder certifies under penalties of perjury on IRS Form W-8BEN or a suitable substitute form that it is not a "U.S. person," as defined in the Code, and provides the name and address of the beneficial owner, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies under penalties of perjury that such a statement has been received from the Non-U.S. Holder and furnishes a copy thereof. In the case of notes held by a foreign partnership, the certification must be provided by the partners rather than the partnership. A Non-U.S. Holder may also be entitled to the benefits of an income tax treaty under which interest on notes would be subject to a reduced rate of or exemption from withholding tax, provided a properly executed IRS Form W-8BEN is furnished to the withholding agent.

     A Non-U.S. Holder generally will not be subject to United States income or withholding tax, except as described below under "-- Backup withholding and information reporting," on gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of a note unless the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of disposition and certain other conditions are met.

     Notes held at the time of death, or previously transferred subject to certain retained rights or powers, by an individual who at the time of death is not a citizen or resident of the United States will not be included in such holder's gross estate for United States federal estate tax purposes, provided that the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and the income on the notes is not effectively connected with the conduct of a United States trade or business by the individual.

     Backup withholding and information reporting. Backup withholding will not apply to payments made by us or a paying agent to Non-U.S. Holders if the certification described above is received, provided that the payor does not have actual knowledge that the holder is a United States person. Backup withholding and information reporting generally will not apply if payments on a Note are made to a Non-U.S. Holder by or through the foreign office of a custodian, nominee or other agent of such Non-U.S. Holder, or if the foreign office of a broker pays the proceeds of the sale of a Note. Information reporting requirements, but not backup withholding, will apply however to a payment by or through a foreign office of a custodian, nominee, agent or broker that is, for United States federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or a foreign partnership that at any time during its taxable year is 50% or more owned by United States persons, unless such custodian, nominee, agent or broker has documentary evidence in its records that the holder is a non-United States person and certain other conditions are met, or the holder otherwise establishes an exemption. Payment by a United States office of a custodian, nominee, agent or broker is subject to both backup withholding (currently at a rate of 30% but subject to future adjustment) and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person and the payor does not have actual knowledge to the contrary, or the holder otherwise establishes an exemption. A Non-U.S. Holder may obtain a refund or a credit against such Non-U.S. Holder's United States federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that you may freely transfer Series B notes issued under the exchange offer in exchange for Series A notes, unless you are:

     - our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - a broker-dealer or an initial purchaser that acquired Series A notes directly from us; or

     - a broker-dealer that acquired Series A notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act;

provided that you acquire the Series B notes in the ordinary course of your business and you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Series B notes. Broker-dealers receiving Series B notes in the exchange offer in exchange for Series A notes that were acquired in market-making or other trading activities will be subject to a prospectus delivery requirement with respect to resales of the Series B notes.

     To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the Series A notes, with the prospectus contained in the exchange offer registration statement. Pursuant to the registration agreement, we have agreed to permit such participating broker-dealers to use this prospectus in connection with the resale of Series B notes.

     If you wish to exchange your Series A notes for Series B notes in the exchange offer, you will be required to make certain representations to us as set forth in "The exchange offer -- Registration rights" and "-- Procedures for tendering Series A notes -- Determination of validity" of this prospectus beginning on pages 15 and 21, and in the letter of transmittal. In addition, if you are a broker-dealer who receives Series B notes for your own account in exchange for Series A notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of those Series B notes. See "The exchange offer -- Resale of Series B notes; Plan of distribution" beginning on page 25.

     We will not receive any proceeds from any sale of Series B notes by broker-dealers. Broker-dealers who receive Series B notes for their own account in the exchange offer may sell them from time to time in one or more transactions in the over-the-counter market:

     - in negotiated transactions;

     - through the writing of options on the Series B notes or a combination of such methods of resale;

     - at market prices prevailing at the time of resale; or

     - at prices related to the prevailing market prices or negotiated prices.

     Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any Series B notes. Any broker-dealer that resells Series B notes it received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of Series B notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of Series B notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Although the letter of transmittal requires a broker-dealer to deliver a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act as a result of such delivery.

     We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Series A notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

                                 LEGAL MATTERS

     The validity of the Series B notes being offered hereby will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas.

                                    EXPERTS

     The financial statements and the related financial statement schedule as of December 31, 2000 and 2001, and for the eight months ended December 31, 1999 and each of the two years in the period ended December 31, 2001, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133, as amended, described in Note 1) appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and schedule of Petroleum Helicopters, Inc. for the year ended April 30, 1999, have been included herein in reliance upon the reports of KPMG LLP, independent accountants, included herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the April 30, 1999, financial statements refers to a change in accounting for computer software costs.

                             AVAILABLE INFORMATION

     We are incorporating by reference our Annual Report on Form 10-K for the year ended December 31, 2001 (excluding Items 7, 7A and 8) into this prospectus and our Information Statement relating to our 2002 Annual Meeting of Shareholders. The information in such filing is considered a part of this prospectus, and documents filed later with the SEC will update and supersede this information.

     We are also incorporating by reference any additional reports that we file with the SEC between the date of the filing of this prospectus and the date of the registration statement's effectiveness.

     You may request a copy of our filings without charge by writing or telephoning us at the following address:

                          Petroleum Helicopters, Inc.
                             Post Office Box 90808
                               Municipal Airport
                           Lafayette, Louisiana 70509
                                 (337) 235-2452

     Descriptions in this prospectus, including those contained in the documents incorporated by reference, of contracts and other documents are not necessarily complete and, in each instance, reference is made to the copies of these contracts and documents filed as exhibits to the documents incorporated by reference in this prospectus.

     TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN MAY 31, 2002.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file with the SEC annual, quarterly and special reports, proxy statements and other information required by the Securities Exchange Act of 1934. You may read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available from the SEC's web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information also can be inspected at the following address:

                            The Nasdaq Stock Market
                                Reports Section
                                 1735 K Street
                             Washington, D.C. 20006

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the U.S. federal securities laws including:

     - certain statements, including possible or assumed future results of operations, in "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

     - any statements contained herein or therein regarding the prospects for our business or any of our services;

     - any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "estimates," "plans" or similar expressions; and

     - other statements contained herein or therein regarding matters that are not historical facts.

     Our business and results of operations are subject to risks and uncertainties, including the specific risk factors described in "Risk Factors," many of which are beyond our ability to control or predict. Because of these risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements, and investors are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Independent auditors' reports...............................  F-2
Consolidated balance sheets as of December 31, 2000 and
  2001......................................................  F-4
Consolidated statements of operations for the year ended
  April 30, 1999, for the eight months ended December 31,
  1999 and for the years ended December 31, 2000 and 2001...  F-5
Consolidated statements of changes in shareholder's equity
  for the year ended April 30, 1999, for the eight months
  ended December 31, 1999 and for the years ended December
  31, 2000 and 2001.........................................  F-6
Consolidated statements of comprehensive income (loss) for
  the year ended April 30, 1999, for the eight months ended
  December 31, 1999 and for the years ended December 31,
  2000 and 2001.............................................  F-6
Consolidated statements of cash flows for the year ended
  April 30, 1999, for the eight months ended December 31,
  1999 and for the years ended December 31, 2000 and 2001...  F-7
Notes to consolidated financial statements..................  F-8

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Petroleum Helicopters, Inc.

     We have audited the accompanying consolidated balance sheets of Petroleum Helicopters, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, comprehensive income (loss) and cash flows for the years ended December 31, 2001 and 2000, and the eight months ended December 31, 1999. Our audits also included the accompanying financial statement schedule, "Valuation and Qualifying Accounts," for the years ended December 31, 2001 and 2000, and the eight months ended December 31, 1999. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Petroleum Helicopters, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, and the eight months ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule for the years ended December 31, 2001 and 2000, and the eight months ended December 31, 1999, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As discussed in Note 1 to the consolidated financial statements, in 2001 the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives Instruments and Hedging Activities," as amended.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
March 22, 2002
(April 17, 2002 as to Note 12)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Petroleum Helicopters, Inc.

     We have audited the consolidated statements of operations, shareholders' equity, and cash flows of Petroleum Helicopters, Inc. and subsidiaries for the year ended April 30, 1999. In connection with our audit of the consolidated financial statements, we also have audited the accompanying financial statement schedule, "Valuation and Qualifying Accounts," for the year ended April 30, 1999. These consolidated financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of Petroleum Helicopters, Inc. and subsidiaries' operations and their cash flows for the year ended April 30, 1999, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     As discussed in Note 1 to the consolidated financial statements, in fiscal 1999 the Company adopted the method of accounting for computer software costs prescribed by Statement of Position 98-1.

/s/ KPMG LLP

KPMG LLP
New Orleans, Louisiana
June 11, 1999

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
                                                                (THOUSANDS OF DOLLARS)
                                         ASSETS
Current Assets:
  Cash and cash equivalents.................................    $  5,435       $    863
  Accounts receivable -- net of allowance:
     Trade..................................................      45,361         39,399
     Other..................................................       1,649          3,490
  Inventory.................................................      34,382         35,175
  Other current assets......................................       5,799          5,112
  Refundable income taxes...................................          --          3,852
                                                                --------       --------
          Total current assets..............................      92,626         87,891
                                                                --------       --------
Other.......................................................      10,851          3,008
Property and equipment, net.................................     122,168        131,856
                                                                --------       --------
          Total Assets......................................    $225,645       $222,755
                                                                ========       ========

                          LIABILITIES AND SHAREHOLDERS' EQUITY


Current Liabilities:
  Accounts payable and accrued liabilities..................    $ 28,247       $ 30,047
  Accrued vacation payable..................................       7,020          6,553
  Income taxes payable......................................       2,428             --
  Current maturities of long-term debt and capital lease
     obligations............................................       7,944          9,744
                                                                --------       --------
          Total current liabilities.........................      45,639         46,344
                                                                --------       --------
Long-term debt and capital lease obligations, net of current
  maturities................................................      58,672         65,075
Deferred income taxes.......................................      17,612         17,600
Other long-term liabilities.................................      11,850         12,114
Commitments and contingencies (Note 9)
Shareholders' Equity:
  Voting common stock--par value of $0.10; authorized shares
     of 12,500,000..........................................         285            279
  Non-voting common stock--par value of $0.10; authorized
     shares of 12,500,000...................................         241            237
  Additional paid-in capital................................      13,327         12,045
  Accumulated other comprehensive income (loss).............      (2,030)            --
  Retained earnings.........................................      80,049         69,061
                                                                --------       --------
          Total shareholders' equity........................      91,872         81,622
                                                                --------       --------
     Total Liabilities and Shareholders' Equity.............    $225,645       $222,755
                                                                ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              EIGHT MONTHS
                                               YEAR ENDED      YEAR ENDED         ENDED       YEAR ENDED
                                              DECEMBER 31,    DECEMBER 31,    DECEMBER 31,     APRIL 30,
                                                  2001            2000            1999           1999
                                              -------------   -------------   -------------   -----------
                                               (THOUSANDS OF DOLLARS AND SHARES, EXCEPT PER SHARE DATA)
Operating revenues..........................    $277,052        $232,074        $146,380       $247,339
Gain (loss) on disposition of property and
  equipment.................................       1,351           3,963           6,595          3,583
Other.......................................       1,461              --              --             --
                                                --------        --------        --------       --------
                                                 279,864         236,037         152,975        250,922
                                                --------        --------        --------       --------
Expenses:
  Direct expenses...........................     238,153         225,567         139,902        214,516
  Selling, general and administrative.......      18,029          18,165          12,359         18,017
  Equity in net loss of unconsolidated
     subsidiaries...........................          --             716             686             40
  Special charges...........................          --           3,571              --          7,298
  Interest expense..........................       6,190           5,813           3,978          6,017
                                                --------        --------        --------       --------
                                                 262,372         253,832         156,925        245,888
                                                --------        --------        --------       --------
Earnings (loss) before income taxes.........      17,492         (17,795)         (3,950)         5,034
Income taxes................................       6,472          (5,501)         (1,251)         2,046
                                                --------        --------        --------       --------
Net earnings (loss).........................    $ 11,020        $(12,294)       $ (2,699)      $  2,988
                                                ========        ========        ========       ========
Earnings (loss) per common share:
  Basic.....................................    $   2.12        $  (2.38)       $  (0.52)      $   0.58
  Diluted...................................    $   2.08        $  (2.38)       $  (0.52)      $   0.57
Weighted average common shares
  outstanding...............................       5,199           5,164           5,160          5,167
Incremental common shares...................         106              --              --             60
                                                --------        --------        --------       --------
Weighted average common shares and common
  share equivalents.........................       5,305           5,164           5,160          5,227
                                                ========        ========        ========       ========
Dividends declared per common share.........    $     --        $     --        $   0.05       $   0.20

  The accompanying notes are an integral part of these consolidated financial statements.

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                     ACCUMULATED
                                       VOTING          NON-VOTING                       OTHER
                                    COMMON STOCK      COMMON STOCK     ADDITIONAL   COMPREHENSIVE
                                   ---------------   ---------------    PAID-IN        INCOME       RETAINED
                                   SHARES   AMOUNT   SHARES   AMOUNT    CAPITAL        (LOSS)       EARNINGS
                                   ------   ------   ------   ------   ----------   -------------   --------
                                                       (THOUSANDS OF DOLLARS AND SHARES)
Balance at April 30, 1998........  2,801     $280    2,359     $236     $11,706        $    --      $ 82,483
  Stock Options Exercised........     --       --        9        1          78             --            --
  Other..........................     (8)      (1)      (2)      --         (67)            --           (67)
  Net Earnings...................     --       --       --       --          --             --         2,988
  Dividends......................     --       --       --       --          --             --        (1,056)
                                   -----     ----    -----     ----     -------        -------      --------
Balance at April 30, 1999........  2,793      279    2,366      237      11,717             --        84,348
  Other..........................     --       --        1       --          12             --            --
  Net Loss.......................     --       --       --       --          --             --        (2,699)
  Dividends......................     --       --       --       --          --             --          (271)
                                   -----     ----    -----     ----     -------        -------      --------
Balance at Dec. 31, 1999.........  2,793      279    2,367      237      11,729             --        81,378
  Stock Issued to Employees......     --       --        5       --          --             --            --
  Other..........................     --       --        1       --         316             --           (23)
  Net Loss.......................     --       --       --       --          --             --       (12,294)
                                   -----     ----    -----     ----     -------        -------      --------
Balance at Dec. 31, 2000.........  2,793      279    2,373      237      12,045             --        69,061
  Stock Options Exercised........     59        6        1       --         820             --            --
  Stock Issued to Employees......     --       --       31        3         111             --            --
  Other..........................     --       --        8        1         351             --           (32)
  Cumulative effect of adopting
     SFAS No. 133................     --       --       --       --          --             38            --
  Unrecognized loss on interest
     swaps.......................     --       --       --       --          --         (2,068)           --
  Net Earnings...................     --       --       --       --          --             --        11,020
                                   -----     ----    -----     ----     -------        -------      --------
Balance at Dec. 31, 2001.........  2,852     $285    2,413     $241     $13,327        $(2,030)     $ 80,049
                                   =====     ====    =====     ====     =======        =======      ========

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                                                                EIGHT
                                                                                MONTHS
                                                YEAR ENDED     YEAR ENDED       ENDED       YEAR ENDED
                                               DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   APRIL 30,
                                                   2001           2000           1999          1999
                                               ------------   ------------   ------------   ----------
                                                               (THOUSANDS OF DOLLARS)
Net earnings (loss)..........................    $11,020        $(12,294)      $(2,699)       $2,988
Other comprehensive income (loss)
  Cumulative effect of adopting SFAS No.
     133.....................................         38              --            --            --
  Unrecognized loss on interest rate swaps...     (2,068)             --            --            --
                                                 -------        --------       -------        ------
Comprehensive income (loss)..................    $ 8,990        $(12,294)      $(2,699)       $2,988
                                                 =======        ========       =======        ======

  The accompanying notes are an integral part of these consolidated financial statements.

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               EIGHT MONTHS
                                                  YEAR ENDED     YEAR ENDED       ENDED       YEAR ENDED
                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   APRIL 30,
                                                     2001           2000           1999          1999
                                                 ------------   ------------   ------------   ----------
                                                                 (THOUSANDS OF DOLLARS)
Cash flows from operating activities:
  Net earnings (loss)..........................    $ 11,020       $(12,294)      $ (2,699)     $  2,988
  Adjustments to reconcile net earnings (loss)
     to net cash provided by (used in)
     operating activities:
     Depreciation..............................      15,082         13,713          9,655        16,193
     Deferred income taxes.....................        (385)        (3,858)        (1,635)          239
     Gain on asset dispositions................      (1,351)        (3,963)        (6,595)       (3,583)
     Special charges...........................          --          2,464             --         6,172
     Equity in net losses of unconsolidated
       subsidiaries............................          --            716            806            40
     Bad debt allowance related to notes
       receivable..............................         575             --             --            --
     Other.....................................         218            651             --            --
  Changes in operating assets and liabilities:
     Accounts receivable.......................      (4,121)        (2,414)         1,516         3,633
     Inventory.................................         793          2,102         (2,375)         (859)
     Refundable income taxes...................       3,852             70           (554)       (3,368)
     Other assets..............................      (6,753)         1,602           (875)         (505)
     Accounts payable, accrued liabilities and
       vacation payable........................      (1,333)        10,567         (1,992)       (4,326)
     Income taxes payable......................       2,428             --             --        (1,046)
     Other long-term liabilities...............      (1,345)            (5)           933           917
                                                   --------       --------       --------      --------
  Net cash provided by (used in) operating
     activities................................      18,680          9,351         (3,815)       16,495
                                                   --------       --------       --------      --------
Cash flows from investing activities:
  Investments in and advances to
     subsidiaries..............................          --         (1,266)          (580)         (424)
  Proceeds from notes receivable...............         350            292             --            --
  Purchase of property and equipment...........     (29,502)       (28,179)       (10,047)      (42,271)
  Proceeds from asset dispositions.............      24,304         24,142         16,254        19,881
                                                   --------       --------       --------      --------
  Net cash provided by (used in) investing
     activities................................      (4,848)        (5,011)         5,627       (22,814)
                                                   --------       --------       --------      --------
Cash flows from financing activities:
  Proceeds from long-term debt.................       2,851         23,500         12,000        30,000
  Payments on long-term debt...................     (12,850)       (28,640)       (14,656)      (22,324)
  Proceeds from exercise of stock options and
     other.....................................         739             --             --           (50)
  Dividends paid...............................          --             --           (518)       (1,035)
                                                   --------       --------       --------      --------
  Net cash provided by (used in) financing
     activities................................      (9,260)        (5,140)        (3,174)        6,591
                                                   --------       --------       --------      --------
Increase (decrease) in cash and cash
  equivalents..................................       4,572           (800)        (1,362)          272
Cash and cash equivalents, beginning of year...         863          1,663          3,025         2,753
                                                   --------       --------       --------      --------
Cash and cash equivalents, end of year.........    $  5,435       $    863       $  1,663      $  3,025
                                                   ========       ========       ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS, BASIS OF CONSOLIDATION, AND OTHER GENERAL PRINCIPLES

     Since its inception, Petroleum Helicopters, Inc.'s primary business has been to transport personnel and, to a lesser extent, parts and equipment, to, from and among offshore platforms for customers engaged in the oil and gas exploration, development, and production industry. The Company also provides aircraft maintenance services to third parties and air medical transportation services for hospitals and medical programs.

     The consolidated financial statements include the accounts of Petroleum Helicopters, Inc. and its majority-owned subsidiaries ("PHI" or the "Company") after the elimination of all significant intercompany accounts and transactions. For its investments of 20% to 50% in affiliates, which are primarily foreign affiliates, the Company uses the equity method of accounting.

  REVENUE RECOGNITION

     The Company recognizes revenue related to aviation transportation services after the services are performed or the contractual obligations are met. Aircraft maintenance service revenues are generally recognized at the time the repair or service work is completed. Revenues related to emergency flights generated by the Company's subsidiary, Air Evac Services, Inc. ("AirEvac") are recorded net of contractual allowances under agreements with third party payors when the services are provided.

  FISCAL YEAR CHANGE

     Effective December 31, 1999, the Company changed its fiscal year-end to December 31 of each year. The consolidated statements of operations, shareholders' equity and cash flows for the period from May 1, 1999 to December 31, 1999 represent a transition period of eight months, which is referred to as the eight months ended December 31, 1999.

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

     The following is a comparative summary of the operating results for years ended December 31, 2000 and December 31, 1999 and the eight-month periods ended December 31, 1999 and December 31, 1998:

                                             YEAR ENDED                EIGHT MONTHS ENDED
                                     ---------------------------   ---------------------------
                                                    DECEMBER 31,                  DECEMBER 31,
                                     DECEMBER 31,       1999       DECEMBER 31,       1998
                                         2000       (UNAUDITED)        1999       (UNAUDITED)
                                     ------------   ------------   ------------   ------------
                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues.................    $232,074       $223,112       $146,380       $170,607
Gain (loss) on disposition of
  property and equipment...........       3,963          8,743          6,595          1,435
                                       --------       --------       --------       --------
                                        236,037        231,855        152,975        172,042
                                       --------       --------       --------       --------
Expenses:
  Direct expenses..................     225,567        209,769        139,902        144,852
  Selling, general and
     administrative................      18,165         18,461         12,359         11,915
  Equity in net loss (earnings) of
     unconsolidated subsidiaries...         716            812            686            (87)
  Special charges..................       3,571          4,846             --          2,452
  Interest expense.................       5,813          5,889          3,978          4,105
                                       --------       --------       --------       --------
                                        253,832        239,777        156,925        163,237
                                       --------       --------       --------       --------
Earnings (loss) before income
  taxes............................     (17,795)        (7,922)        (3,950)         8,805
Income taxes.......................      (5,501)        (2,903)        (1,251)         3,611
                                       --------       --------       --------       --------
Net earnings (loss)................    $(12,294)      $ (5,019)      $ (2,699)      $  5,194
                                       ========       ========       ========       ========
Earnings (loss) per common share:
       Basic.......................    $  (2.38)      $  (0.97)      $  (0.52)      $   1.01
       Diluted.....................    $  (2.38)      $  (0.97)      $  (0.52)      $   0.99

 USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 CASH EQUIVALENTS

     The Company considers cash equivalents to include demand deposits and investments with original maturity dates of three months or less.

 INVENTORIES

     The Company's inventories are stated at the lower of average cost or market and consist primarily of spare parts. Portions of the Company's inventories are used parts that are often exchanged with parts removed from aircraft, reworked to a useable condition according to manufacturers' and FAA specifications, and returned to inventory. The Company uses systematic procedures to estimate the valuation of the used parts, which includes consideration of their condition and continuing utility. The Company also records an allowance for obsolescent and slow-moving parts, relying principally on specific

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES identification of such inventory. Valuation reserves related to obsolescence and slow-moving inventory were $4.3 million and $3.7 million at December 31, 2001 and 2000, respectively.

 CHANGE IN ACCOUNTING ESTIMATE

     Effective May 1, 1999, the Company changed the estimated useful lives on its aircraft from ten years to fifteen years and also increased the residual values from 25% to 30%. The Company believes the revised estimated useful lives and residual values more appropriately reflect its financial results by better matching costs over the estimated useful lives of these assets. The effect of this change on net income for the eight months ended December 31, 1999 was an increase of approximately $1.1 million ($0.21 per diluted share).

 PROPERTY AND EQUIPMENT

     The Company records its property and equipment at cost less accumulated depreciation. For financial reporting purposes, the Company uses the straight-line method to compute depreciation based upon estimated useful lives of fifteen years for flight equipment and three to ten years for other equipment. The Company uses a 30% residual value in the calculation of depreciation for its flight equipment. The Company uses accelerated depreciation methods for tax purposes. Upon selling or otherwise disposing of property and equipment, the Company removes the cost and accumulated depreciation from the accounts and reflects any resulting gain or loss in earnings at the time of sale or other disposition.

     The Company defers any gains resulting from the sale and leaseback of assets and amortizes the gain over the lease term. For the year ended December 31, 2001, there were no gains deferred on sale and leaseback transactions. For the year ended December 31, 2000, the eight months ended December 31, 1999, and the year ended April 30, 1999, the gains deferred on sale and leaseback transactions were $2.9 million, $1.2 million, and $0.6 million, respectively.

     The Company reviews its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company measures recoverability of assets to be held and used by comparing the carrying amount of an asset to future undiscounted net cash flows that it expects the asset to generate. When an asset is determined to be impaired, the Company recognizes the impairment amount, which is measured by the amount that the carrying value of the asset exceeds its fair value. Similarly, the Company reports assets that it expects to sell at the lower of the carrying amount or fair value less costs to sell.

 SELF-INSURANCE

     The Company maintains a self-insurance program for a portion of its health care costs. Self-insurance costs are accrued based upon the aggregate of the liability for reported claims and the estimated liability for claims incurred but not reported.

     The Company does not presently have any significant obligations for post employment health care benefits.

 CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company places its short-term invested cash in overnight repurchase agreements with a bank. The Company does not believe significant credit risk exists with respect to these securities at December 31, 2001.

     PHI conducts a majority of its business with major and independent oil and gas exploration and production companies with operations in the Gulf of Mexico. The Company also provides services to

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES medical centers, ambulance services, and US governmental agencies. The Company continually evaluates the financial strength of its customers but generally does not require collateral to support the customer receivables. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, current market conditions, and other information. The allowance for doubtful accounts was $0.4 million and $2.2 million at December 31, 2001 and December 31, 2000, respectively. The Company's largest domestic oil and gas customer accounted for $40.3 million, $27.2 million, $19.7 million, and $41.1 million of consolidated operating revenues for year ended December 31, 2001, December 31, 2000, the eight months ended December 31, 1999, and year ended April 30, 1999, respectively. The Company also carried accounts receivable from this same customer totaling 19% and 12%, of net trade accounts receivable on December 31, 2001 and December 31, 2000, respectively.

 STOCK COMPENSATION

     The Company uses the intrinsic value method of accounting for employee stock-based compensation prescribed by Accounting Principles Board (APB) Opinion No. 25 and, accordingly, follows the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". See Note 6.

 ACCOUNTING FOR COMPUTER SOFTWARE

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which establishes criteria for when these types of costs should be expensed as incurred or capitalized. The Company has implemented SOP 98-1 on a prospective basis as of May 1, 1998 resulting in approximately $1.2 million of costs being capitalized during the year ended April 30, 1999 that would have been expensed under the Company's previous accounting method for such costs. This increased net earnings by $0.7 million or $0.13 per diluted share for the year ended April 30, 1999. Post-implementation costs are being expensed in accordance with the SOP and capitalized costs are being amortized over their estimated useful life.

 INCOME TAXES

     The Company provides for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The deferred tax assets and liabilities measurement uses enacted tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company recognizes the effect of any tax rate changes in income of the period that included the enactment date.

 EARNINGS PER SHARE

     The Company computes basic earnings (loss) per share by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. The diluted earnings (loss) per share computation uses the weighted average number of shares outstanding adjusted for incremental shares attributed to dilutive outstanding options to purchase common stock and non-vested restricted stock awards. The diluted share base for the year ended December 31, 2000 and the eight months ended December 31, 1999 excludes incremental shares of 10,488 and 34,972, respectively, related to employee stock options and restricted stock awards that are antidilutive as a result of the Company's net loss for those periods.

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

 DERIVATIVE FINANCIAL INSTRUMENTS

     The Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," on January 1, 2001. The Company recorded a cumulative effect to Comprehensive Income (Loss) of $38,000 in the first quarter of 2001 in connection with the initial adoption of SFAS No. 133.

     The Company uses interest rate swap agreements to manage its interest rate exposure. The Company specifically designates these agreements as hedges of debt instruments and recognizes interest differentials as adjustments to interest expense in the period the differentials occur. Under interest rate swap agreements, the Company agrees with other parties to exchange, at specific intervals, the difference between fixed-rate and variable-rate interest amounts calculated by reference to an agreed-upon notional principal amount. The Company has estimated the fair value of the interest rate swap agreements using quotes from counterparties. The fair value of the agreements represents the cash effect if the Company had settled the existing agreements at December 31, 2001 and 2000. See Note 4 and Note 8 of these consolidated financial statements.

 NEW ACCOUNTING PRONOUNCEMENTS

     On June 29, 2001, SFAS No. 141, "Business Combinations" was approved by the Financial Accounting Standards Board ("FASB"). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The Company implemented SFAS No. 141 on July 1, 2001 and it has determined that this statement did not have a material impact on its consolidated financial position or results of operations.

     On June 29, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets" was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company is required to implement SFAS No. 142 on January 1, 2002 and it has determined that this statement will have no material impact on its consolidated financial position or results of operation.

     SFAS No. 143, Accounting for Asset Retirement Obligations, requires the recording of liabilities for all legal obligations associated with the retirement of long-lived assets that result from the normal operation of those assets. These liabilities are required to be recorded at their fair values (which are likely to be the present values of the estimated future cash flows) in the period in which they are incurred. SFAS No. 143 requires the associated asset retirement costs to be capitalized as part of the carrying amount of the long-lived asset. The asset retirement obligation will be accreted each year through a charge to expense. The amounts added to the carrying amounts of the assets will be depreciated over the useful lives of the assets. The Company is required to implement SFAS No. 143 on January 1, 2003, and it has not determined the impact that this statement will have on its consolidated financial position or results of operations.

     SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, promulgates standards for measuring and recording impairments of long-lived assets. Additionally, this standard establishes requirements for classifying an asset as held for sale, and changes existing accounting and reporting standards for discontinued operations and exchanges for long-lived assets. The Company is

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES required to implement SFAS No. 144 on January 1, 2002, and it does not expect the implementation of this standard to have a material effect on the Company's financial position or results of operations.

 RECLASSIFICATIONS

     Certain reclassifications have been made in the prior period financial statements in order to conform to the classifications adopted for reporting in 2001.

(2)  SPECIAL CHARGES

     Special Charges recorded in the years ended December 31, 2000 and April 30, 1999 consisted of the following:

                                                                     YEAR ENDED
                                                              ------------------------
                                                              DECEMBER 31,   APRIL 30,
DESCRIPTION                                                       2000         1999
-----------                                                   ------------   ---------
Severance and related costs (Approximately 120 and 37
  employees, respectively)..................................     $1,106       $1,345
Impairment of property and equipment........................        782        1,548
Impairment of certain foreign based joint ventures..........      1,683        3,801
Other.......................................................         --          604
                                                                 ------       ------
          Total.............................................     $3,571       $7,298
                                                                 ======       ======

     During the year ended December 31, 2000, in connection with management's decision to reduce costs and to recognize the impairment of certain assets, the Company recorded Special Charges of $3.6 million ($2.5 million on an after tax basis or $0.48 per diluted share). Additionally, the Company recorded a $4.3 million charge for the write-down of inventory, included in direct expenses, as a result of an analysis of its overhaul and maintenance operations including requirements for its fleet. At December 31, 2000, the Company carried a liability for the $1.1 million of severance and related costs shown above. At December 31, 2001, the remaining severance liability was $0.3 million, covering two employees. The Company expects to pay the remaining severance liability over the next 18 months.

     During the year ended April 30, 1999, in connection with management's decision to reduce costs and to recognize the impairment of assets as a result of decreased activity, the Company recorded Special Charges of $7.3 million ($4.4 million on an after tax basis or $0.84 per diluted share). Additionally, a charge of $1.7 million was recognized during the year-ended April 30, 1999 for the disposition of slow moving inventories and is included in direct expenses.

(3)  PROPERTY AND EQUIPMENT

     The following table summarizes the Company's property and equipment at December 31, 2001 and December 31, 2000.

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
                                                                (THOUSANDS OF DOLLARS)
Flight equipment............................................   $ 190,425      $ 212,492
Other.......................................................      38,044         42,448
                                                               ---------      ---------
                                                                 228,469        254,940
Less accumulated depreciation...............................    (106,301)      (123,084)
                                                               ---------      ---------
  Property and equipment, net...............................   $ 122,168      $ 131,856
                                                               =========      =========

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

     Property and equipment at December 31, 2001 and 2000 includes aircraft with a net book value of $5.8 million and $3.1 million, respectively, that is held for sale.

(4)  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Long-term debt and capital lease obligations at December 31, 2001 and December 31, 2000 consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
                                                                (THOUSANDS OF DOLLARS)
Secured term loan notes with principal lending group........    $19,000        $30,000
Secured notes under revolving credit facilities with
  principal lending group...................................     44,500         42,500
Capitalized lease obligations...............................      3,077          2,319
Other.......................................................         39             --
                                                                -------        -------
Total debt..................................................     66,616         74,819
Less current maturities.....................................     (7,944)        (9,744)
                                                                -------        -------
Long-term debt..............................................    $58,672        $65,075
                                                                =======        =======

     Maturities of long-term debt and capital lease obligations are as follows:

                                                              (THOUSANDS OF DOLLARS)
                                                              ----------------------
2002........................................................         $ 7,944
2003........................................................          16,881
2004........................................................          39,781
2005........................................................             197
2006........................................................             215
Thereafter..................................................           1,598
                                                                     -------
          Total.............................................         $66,616
                                                                     =======

     At December 31, 2001, the following assets and their related net book values are pledged as collateral on long-term debt and capital lease obligations aggregating $66.6 million:

                                                              (THOUSANDS OF DOLLARS)
                                                              ----------------------
Equipment, net of depreciation..............................         $ 58,502
Inventory...................................................           34,382
Accounts receivable, net....................................           47,010
                                                                     --------
          Total.............................................         $139,894
                                                                     ========

     On July 3, 2001, the Company and its principal lending group entered into a loan agreement that amended and restated its original loan agreement dated January 1, 1986. This amended and restated agreement was further amended on January 31, 2002. The agreement provides a $45.0 million revolving credit facility and a $25.5 million term credit facility. The loan is secured by substantially all of the Company's assets. The secured term and revolving loan agreement permits both prime rate based borrowings and "LIBOR" borrowings plus a spread. The spread for LIBOR borrowings is from 2.0% to 3.0% (2.5% at December 31, 2001). The interest rates on the secured term and revolving loans ranged

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES from 4.43% to 4.77% at December 31, 2001. The term credit facility is payable in quarterly principal payments of $1.9 million until maturity on September 30, 2004. The revolving credit facility converts to a term loan on January 31, 2003, with quarterly installments due beginning March 31, 2003, equal to 5% of the amount outstanding at the conversion date, with the final balance due on January 31, 2004. The Company paid a 0.50% commitment fee on the unused portion of the revolving credit facility totaling less than $0.1 million for each of the years ended December 31, 2001 and 2000, the eight months ended December 31, 1999, and the year ended April 30, 1999.

     The Company is subject to certain financial covenants under its loan agreement with its principal lending group, and was in compliance with those covenants on December 31, 2001. These covenants include maintaining certain levels of cash flow, working capital and shareholders' equity and contain other provisions, some of which restrict the purchases of the Company's stock, capital expenditures, and payment of dividends. The declaration or payment of dividends is restricted to 20% of net earnings for the previous four fiscal quarters. The loan agreement also limits the creation, incurrence, or assumption of Funded Debt (as defined, which includes long-term debt) and the acquisition of investments in unconsolidated subsidiaries.

     The Company has two capital lease obligations for two aircraft with imputed interest rates of 9.36% and 7.96%, with monthly lease payments aggregating $0.1 million and $0.2 million per year, respectively, with final payments of $0.6 million in January 2007 and $0.9 million in January 2008, respectively. The Company has recorded $2.2 million in property and equipment for the two aircraft under the capital leases.

     The Company also entered into a capital lease obligation for a new computer system in December 2001. Under the terms of the lease, the Company made an initial installment of $0.3 million and will make annual payments in 2002 and 2003 of $0.3 million each, including imputed interest at 7.77%. The Company has recorded $0.9 million in property, plant, and equipment for the computer system and a $0.6 million capital lease obligation for the remaining annual installments.

     The following table presents the non-cash investing and financing activities for the years ended December 31, 2001 and 2000, the eight months ended December 31, 1999, and the year ended April 30, 1999.

                                                                        EIGHT
                                                                        MONTHS         YEAR
                                        YEAR ENDED     YEAR ENDED       ENDED         ENDED
                                       DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   APRIL 30,
                                           2001           2000           1999          1999
                                       ------------   ------------   ------------   ----------
                                                       (THOUSANDS OF DOLLARS)
Fair value of assets acquired under
  capital leases, net of cash
  received...........................     $2,096         $2,319          $--           $--
Cash paid for assets.................         --             --           --            --
                                          ------         ------          ---           ---
Capital leases assumed...............     $2,096         $2,319          $--           $--
                                          ======         ======          ===           ===

     As discussed in Note 1, the Company uses derivative instruments on a limited basis to manage risks related to interest rates. At each of December 31, 2001 and December 31, 2000, the Company had interest rate swap agreements with notional amounts totaling $40.0 million that serve to convert an equal amount of variable rate long-term debt to fixed rates. The swaps mature in 2003 and require the Company to pay a weighted-average interest rate of 5.78% over their composite lives and to receive a variable rate, which was 4.77% at December 31, 2001. Based upon the current spread, the effect of these agreements is to limit interest rate exposure to 8.08% on $20.0 million of the Company's revolving credit facility, 8.69% on $10.0 million and 8.27% on $10.0 million of the Company's term loan. Using the accrual/settlement method of accounting, the Company records the net amount to be received or paid under the swap agreements as part of interest expense in the Consolidated Statements of Operations. The interest rate

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES swap agreements had the effect of increasing interest expense by $0.6 million, $0.3 million, $0.1 million and $0.2 million for years ended December 31, 2001 and December 31, 2000, the eight months ended December 31, 1999 and for the year ended April 30, 1999, respectively.

     Cash paid for interest, net of amounts paid or received in connection with the interest rate swaps, was $6.6 million, $5.8 million, $3.0 million, and $5.7 million for the year ended December 31, 2001, year ended December 31, 2000, the eight months ended December 31, 1999, and the year ended April 30, 1999, respectively.

(5)  INCOME TAXES

     Income tax expense (benefit) is composed of the following:

                                                                        EIGHT
                                                                        MONTHS
                                        YEAR ENDED     YEAR ENDED       ENDED       YEAR ENDED
                                       DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   APRIL 30,
                                           2001           2000           1999          1999
                                       ------------   ------------   ------------   ----------
                                                       (THOUSANDS OF DOLLARS)
Current:
  Federal............................     $5,645        $(2,013)       $  (185)       $  544
  State..............................        308           (447)            (8)          271
  Foreign............................        904            817            577           992
Deferred -- principally Federal......       (385)        (3,858)        (1,635)          239
                                          ------        -------        -------        ------
  Total..............................     $6,472        $(5,501)       $(1,251)       $2,046
                                          ======        =======        =======        ======

     Income tax expense (benefit) as a percentage of pre-tax earnings varies from the effective Federal statutory rate of 34% as a result of the following:

                                                            EIGHT MONTHS
                              YEAR ENDED     YEAR ENDED         ENDED        YEAR ENDED
                             DECEMBER 31,   DECEMBER 31,    DECEMBER 31,     APRIL 30,
                                 2001           2000            1999            1999
                             ------------   -------------   -------------   ------------
                             AMOUNT    %    AMOUNT     %    AMOUNT     %    AMOUNT    %
                             ------   ---   -------   ---   -------   ---   ------   ---
                                  (THOUSANDS OF DOLLARS, EXCEPT PERCENTAGE AMOUNTS)
Income taxes at statutory
  rate.....................  $5,947   34    $(6,050)  (34)  $(1,343)  (34)  $1,712   34
Increase (decrease) in
  taxes resulting from:
  Effect of state income
     taxes.................     472    3       (356)   (2)     (158)   (4)     179    4
  Other items -- net.......      53   --        905     5       250     6      155    3
                             ------   --    -------   ---   -------   ---   ------   --
          Total............  $6,472   37    $(5,501)  (31)  $(1,251)  (32)  $2,046   41
                             ======   ==    =======   ===   =======   ===   ======   ==

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001 and December 31, 2000 are presented below:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
                                                                (THOUSANDS OF DOLLARS)
Deferred tax assets:
  Tax credits...............................................    $  1,751       $  3,229
  Vacation accrual..........................................       2,541          2,276
  Inventory valuation.......................................       2,089            907
  Workman's compensation reserve............................         100            243
  Allowance for uncollectible accounts......................         792          1,246
  Deferred gains............................................       1,917          2,349
  Other.....................................................       2,084          2,878
  Net operating loss........................................          --          1,860
                                                                --------       --------
     Total deferred tax assets..............................      11,274         14,988
                                                                --------       --------
Deferred tax liabilities:
  Tax depreciation in excess of book depreciation...........     (23,764)       (28,159)
  Other.....................................................      (1,043)          (747)
                                                                --------       --------
     Total deferred tax liabilities.........................     (24,807)       (28,906)
                                                                --------       --------
          Net deferred tax liabilities......................    $(13,533)      $(13,918)
                                                                ========       ========

     No valuation allowance was recorded against the deferred tax assets because management believes that the deferred tax assets will more than likely be realized in full through future operating results and the reversal of taxable temporary differences. At December 31, 2001 and 2000, other current assets includes $4.1 million and $3.7 million, respectively, of deferred tax assets.

     For Federal income tax purposes, the Company has foreign tax credits of approximately $1.8 million, which expire in 2004 through 2006.

     Income taxes paid were approximately $0.6 million and $4.9 million, for the eight months ended December 31, 1999 and the year ended April 30, 1999, respectively. The Company received net income tax refunds of approximately $0.2 million and $2.2 million during the years ended December 31, 2001 and 2000, respectively.

(6)  EMPLOYEE BENEFIT PLANS

 SAVINGS AND RETIREMENT PLANS

     The Company maintains an Employee Savings Plan under Section 401(k) of the Internal Revenue Code. The Company matches 200% of up to 3% of employee contributions. The Company's contributions were $4.5 million, $4.1 million, $2.4 million, and $2.1 million for the years ended December 31, 2001 and 2000, the eight months ended December 31, 1999, and the year ended April 30, 1999, respectively.

     The Company maintains a Supplemental Executive Retirement Plan ("SERP"). The nonqualified and unfunded plan provides certain senior management with supplemental retirement and death benefits at age 65. The SERP plan provides supplemental retirement benefits that are based on each participant's salary at the time of entrance into the plan. Occasionally, the Company's board of directors may increase certain individuals' benefits. The benefit is one-third of each participant's annual salary of $200,000 or less,

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES plus one-half of each participant's annual salary that is in excess of $200,000, if applicable. The plan does not provide for automatic benefit increases. During 2000, the Company's board of directors amended the plan to provide for partial vesting. The assumed discount rate was 6.15% for the year ended December 31, 2001, 6.85% for the year ended December 31, 2000, 7.50% for the eight months ended December 31, 1999 and 7.50% for the year ended April 30, 1999. The Company recorded plan costs of $0.4 million for each of the years ended December 31, 2001 and 2000 and $0.3 million for each of the eight months ended December 31, 1999 and the year ended April 30, 1999.

     The SERP plan is an unfunded plan. However, the Company has purchased life insurance contracts in anticipation of using the life insurance's cash values and death benefits to help fulfill the obligations of the plan. The Company may sell or redeem the contracts at any time without any obligation to the plan participants.

     The Company maintains an Officer Deferred Compensation Plan and a Director Deferred Compensation Plan. The plans permit key officers and all directors to defer a portion of their compensation. The plans are nonqualified and unfunded. However, under the Officer Deferred Compensation Plan, the Company has established a book reserve account for each participant, which is deemed to be invested and reinvested from time to time in investments that the participant selects from a list of eligible investment choices. Earnings and losses on the book reserve accounts accrue to the plan participants. The Company has deposited funds in a brokerage account equal to amounts deferred under the plan. The Company may sell or redeem the investments at any time without any obligation to the plan participants.

 STOCK BASED COMPENSATION AND OTHER COMPENSATION PLANS

     Under PHI's 1992 Non-Qualified Stock Option and Stock Appreciation Rights Plan (the "Plan"), the Company may grant non-qualified stock options and stock appreciation rights to selected employees for up to 100,000 shares of the Company's non-voting common stock. Options issued under the plan may be exercisable at a price of not less than 25% of the related stock's fair market value at the date of grant. The options may be exercised any time after one year from the date of grant until their expiration at five years from such date. At December 31, 2001, there were no options or stock appreciation rights outstanding under the Plan and grants were available for 34,000 shares. The Company does not expect to issue any additional options or rights under the Plan.

     Under the PHI 1995 Incentive Plan (the "1995 Plan"), the Company is authorized to issue up to 175,000 shares of voting common stock and 575,000 shares of non-voting common stock. The Compensation Committee of the Board of Directors is authorized under the 1995 Plan to grant stock options, restricted stock, stock appreciation rights, performance shares, stock awards, and cash awards. The exercise price of the stock option grants is equal to the fair market value of the underlying stock at the date of grant. The 1995 Plan also allows awards under the plan to fully vest upon a change in control of the Company. In September of 2001, the Company underwent a change of control as defined in the 1995 plan and as a result, all awards issued prior to the change of control became fully vested.

     During the year ended December 31, 2001, the Company granted 20,000 non-voting restricted shares and 150,000 non-voting stock options under the 1995 Plan. The non-voting restricted shares had a fair value of $11.06 on the date of issue and became unrestricted during 2001. The non-voting stock options are 100% vested and expire on September 1, 2010. During the year ended December 31, 2000, the Company did not issue any shares, options or rights under the 1995 Plan. During the eight months ended December 31, 1999, the Company granted 30,000 voting stock options and 142,000 non-voting stock options under the 1995 Plan. All of the outstanding stock options are 100% vested and expire on July 14, 2009. During the year ended April 30, 1999, the Company granted 11,691 non-voting restricted shares (net of forfeitures), 4,000 voting stock options, and 15,000 non-voting stock options under the 1995 Plan. The

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES restricted shares had a fair value of $20.00 per share on the date of issue and became unrestricted during 2001. All of the outstanding stock options are 100% vested and expire on October 31, 2008.

     At December 31, 2001, there were 116,520 voting shares and 167,793 non-voting shares available for issuance under the 1995 Plan. The Company has recorded $0.3 million of compensation expense related to the 1995 Plan for the year ended December 31, 2001 and $0.1 million of compensation expense related to the 1995 Plan in each of the year ended December 31, 2000, the eight months ended December 31, 1999, and the year ended April 30, 1999. There was no unearned stock compensation expense at December 31, 2001.

     During 2001, the Company's Board of Directors repealed the Directors Stock Compensation Plan (the "Director's Plan"). Previously, under the Directors Plan, each non-employee director ("Director") received his or her annual retainer in the form of PHI's non-voting common stock. Each Director could voluntarily defer all or a portion of the stock awards or fees otherwise payable. The Directors Plan also provided for the automatic annual grant of options to Directors to purchase 2,000 shares of non-voting common stock. During 2001, The Company issued no stock or deferred stock awards under the plan. The Company issued 547 shares and 2,388 deferred stock awards during the year ended December 31, 2000 and 1,277 shares and 4,908 deferred stock awards during the eight months ended December 31, 1999. The Company issued no stock options under the plan during 2001. During the year ended December 31, 2000, the eight months ended December 31, 1999, and the year ended April 30, 1999, the Company issued 4,165, 10,000 and 6,000 options, respectively, to purchase non-voting common stock.

     The following table summarizes employee and director stock option activities for the years ended December 31, 2001 and 2000, the eight months ended December 31, 1999, and the year ended April 30, 1999. All of the options were issued with an exercise price equal to or greater than the market price of the stock at the time of issue.

                                                     1995 PLAN OPTIONS
                                    DIRECTOR    ---------------------------      WEIGHTED
                                    PLAN --                NON-                  AVERAGE
                                   NON-VOTING   VOTING    VOTING     TOTAL    EXERCISE PRICE
                                   ----------   -------   -------   -------   --------------
Balance outstanding at April 30,
  1998...........................        --      24,480    75,450    99,930        9.01
Options granted..................     6,000       4,000    15,000    25,000       16.38
Options lapsed/canceled..........        --          --    (5,493)   (5,493)       8.50
Options exercised................        --          --    (9,240)   (9,240)       8.50
                                     ------     -------   -------   -------
Balance outstanding at April 30,
  1999...........................     6,000      28,480    75,717   110,197       10.75
Options granted..................    10,000      30,000   142,000   182,000       12.67
                                     ------     -------   -------   -------
Balance outstanding at December
  31, 1999.......................    16,000      58,480   217,717   292,197       11.95
Options granted..................     4,165          --        --     4,165        8.38
Options lapsed/canceled..........        --          --    (2,000)   (2,000)      12.75
                                     ------     -------   -------   -------
December 31, 2000................    20,165      58,480   215,717   294,362       11.89
Options granted or reinstated....        --          --   154,853   154,853       10.98
Options lapsed/canceled..........        --          --    (9,250)   (9,250)      12.75
Options exercised................        --     (58,480)   (1,250)  (59,730)      12.35
                                     ------     -------   -------   -------
Balance outstanding at December
  31, 2001.......................    20,165          --   360,070   380,235       11.43
                                     ======     =======   =======   =======
Shares exercisable at December
  31, 2001.......................    20,165          --   360,070   380,235       11.43

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

     The following table summarizes information about stock options outstanding as of December 31, 2001:

                                                 OPTIONS OUTSTANDING
                                               -----------------------
                                                WEIGHTED-                  OPTIONS EXERCISABLE
                                                 AVERAGE                 -----------------------
                                                REMAINING    WEIGHTED-                 WEIGHTED-
                                               CONTRACTUAL    AVERAGE                   AVERAGE
RANGE OF                           >NUMBER        LIFE       EXERCISE      NUMBER      EXERCISE
EXERCISE PRICES                  OUTSTANDING     (YEARS)       PRICE     EXERCISABLE     PRICE
---------------                  -----------   -----------   ---------   -----------   ---------
$8.38 - $8.50..................     69,735         3.7        $ 8.49        69,735      $ 8.49
$9.78..........................     10,000         7.9          9.78        10,000        9.78
$11.06.........................    150,000         8.7         11.06       150,000       11.06
$12.75.........................    129,500         7.5         12.75       129,500       12.75
$16.25 - $16.75................     21,000         6.8         16.39        21,000       16.39
                                   -------                                 -------
                                   380,235         7.2         11.43       380,235       11.43
                                   =======                                 =======

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS No. 123), encourages the use of a fair value based method of accounting for compensation expense associated with stock option and similar plans. However, SFAS No. 123 permits the continued use of the intrinsic value based method prescribed by Opinion No. 25 but requires additional disclosures, including pro forma calculations of net earnings and earnings per share as if the fair value method of accounting prescribed by SFAS No. 123 had been applied.

                                                                         EIGHT MONTHS
                                          YEAR ENDED      YEAR ENDED         ENDED       YEAR ENDED
                                         DECEMBER 31,    DECEMBER 31,    DECEMBER 31,     APRIL 30,
                                             2001            2000            1999           1999
                                         -------------   -------------   -------------   -----------
                                          (THOUSANDS OF DOLLARS AND SHARES, EXCEPT PER SHARE DATA)
Net earnings (loss) -- as reported.....     $11,020        $(12,294)        $(2,699)       $2,988
Net earnings (loss) -- pro forma.......      10,452         (12,366)         (2,868)        2,967
Diluted earnings (loss) per share -- as
  reported.............................        2.08           (2.38)          (0.52)         0.57
Diluted earnings (loss) per
  share -- pro forma...................        1.97           (2.39)          (0.56)         0.57
Average fair value of grants during the
  year.................................        6.18            5.13            1.95          5.87
Black-Scholes option pricing model
  assumptions:
  Risk-free interest rate..............        6.00%           6.50%           6.50%         6.50%
  Expected life (years)................         6.0             6.0             4.0           4.0
  Volatility...........................       50.64%          58.07%          27.00%        27.00%
  Dividend yield.......................          --              --            0.53%         1.39%

     For the year ended December 31, 2001, the Company recorded $1.3 of compensation expense for a discretionary incentive bonus it plans to pay in 2002 to certain non-executive employees. The Company recorded the related liability in accrued liabilities. Future discretionary incentive compensation payments are subject to the Company achieving desired profit levels.

(7)  OTHER ASSETS

     The following table summarizes the Company's other assets at December 31, 2001 and December 31, 2000.

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

                                                             DECEMBER 31,    DECEMBER 31,
                                                                 2001            2000
                                                             ------------    ------------
                                                                (THOUSANDS OF DOLLARS)
Receivable from Clintondale, net...........................    $   899          $  399
Security deposits on aircraft leases.......................      3,543           1,996
Prepaid rent...............................................      3,996              --
Other......................................................      2,413             613
                                                               -------          ------
          Total............................................    $10,851          $3,008
                                                               =======          ======

     During 2000, other assets included investments in and advances to affiliates, including a 50% ownership interest in Clintondale Aviation, Inc. ("Clintondale"), a New York corporation that operates helicopters and fixed-wing aircraft primarily in Kazakhstan. PHI also leased four aircraft to Clintondale.

     In December 2000, the Company initiated discussions to exit its ownership interest in Clintondale. In conjunction with the plan, the Company recorded an impairment charge of $1.7 million to its investment in and advances to Clintondale.

     In June 2001, the Company continued its exit plan and executed an agreement for the sale of its 50% equity interest and related assets in Clintondale. The Company received a promissory note for $3.1 million from Clintondale in exchange for the previously leased four aircraft, certain amounts receivable from Clintondale, and the Company's 50% equity interest in Clintondale. The promissory note is secured by a lien on the four aircraft and was recorded at its estimated net realizable value of $1.8 million based on the fair value of the collateral aircraft. No gain or loss was recognized during 2001 related to this exchange as the impairment charge recorded during December 2000 was based on the estimated fair value of the collateral aircraft.

     As a result of the tragic events that occurred on September 11, 2001, the Company reassessed Clintondale's financial ability to repay the note receivable based on their reduced operations in Kazakhstan and therefore recorded an additional provision of $0.6 million in the third quarter of 2001 against amounts receivable from Clintondale.

     During 2001, the Company funded $4.0 million toward the construction cost of a new principal operating facility leased by the Company. The amounts funded by PHI will amortize over 10 years at 7% per annum and the resulting monthly amortization amounts will reduce PHI's monthly lease payments for the first 10 years of the lease.

(8)  FINANCIAL INSTRUMENTS

     Fair Value -- The following table presents the carrying amounts and estimated fair values of financial instruments held by the Company at December 31, 2001 and December 2000. The table excludes cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities, all of which had fair values approximating carrying amounts.

                                                    DECEMBER 31, 2001       DECEMBER 31, 2000
                                                  ---------------------   ---------------------
                                                  CARRYING   ESTIMATED    CARRYING   ESTIMATED
                                                   AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                  --------   ----------   --------   ----------
                                                             (THOUSANDS OF DOLLARS)
Long-term debt and capital lease obligations....  $66,616     $66,616     $74,819     $74,819
Interest rate swaps asset (liability)...........   (2,030)     (2,030)         --          38

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

     The fair value of long-term debt and capital lease obligations also approximates its carrying amount. The fair value of the interest rate swaps is an estimate based on quotes from counterparties and approximates the amount that the Company would receive (pay) to cancel the contracts on the reporting date. Effective January 1, 2001, the Company began accounting for its interest rate swaps in accordance with SFAS No. 133, as amended, and has recorded the fair market value of the swap in other long-term liabilities on the balance sheet at December 31, 2001. See Note 4.

(9)  COMMITMENTS AND CONTINGENCIES

     Operating Leases --The Company leases certain aircraft, facilities, and equipment used in its operations. The related lease agreements, which include both non-cancelable and month-to-month terms, generally provide for fixed monthly rentals and, for certain real estate leases, renewal options. The Company generally pays all insurance, taxes, and maintenance expenses associated with these aircraft and some of these leases contain renewal and purchase options. Rental expense incurred under these leases consisted of the following:

                                                                    EIGHT MONTHS
                                       YEAR ENDED     YEAR ENDED       ENDED       YEAR ENDED
                                      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   APRIL 30,
                                          2001           2000           1999          1999
                                      ------------   ------------   ------------   ----------
                                                      (THOUSANDS OF DOLLARS)
Aircraft............................    $16,994        $15,773        $ 8,902       $14,522
Other...............................      2,977          2,548          1,383         2,064
                                        -------        -------        -------       -------
          Total.....................    $19,971        $18,321        $10,285       $16,586
                                        =======        =======        =======       =======

     The Company began leasing a new principal operating facility for twenty years, effective September 2001. Under the terms of the new facility lease, PHI funded $4.0 million of construction costs, which will amortize over 10 years at 7% per annum and the resulting monthly amortization amounts will reduce PHI's monthly lease payments for the first 10 years of the lease. The lease expires in 2021 and has three five-year renewal options.

     The following table presents the remaining aggregate lease commitments under operating leases having initial non-cancelable terms in excess of one year. The table includes renewal periods on the principal operation facility lease.

                                                               AIRCRAFT       OTHER
                                                              ----------    ---------
                                                              (THOUSANDS OF DOLLARS)
2002........................................................    $14,974       $1,312
2003........................................................     14,005        1,013
2004........................................................     13,715          875
2005........................................................     12,783          706
2006........................................................     11,445          488
Thereafter..................................................     22,043        9,430
                                                                -------      -------
                                                                $88,965      $13,824
                                                                =======      =======

     Environmental Matters -- The Company has an aggregate estimated liability of $1.8 million as of December 31, 2001 for environmental remediation costs that are probable and estimable. In the fourth quarter of 2001, the Company reduced its recorded estimated liability by $1.2 million as the result of a comprehensive re-evaluation of environmental exposure at all of its operating sites and lowered remediation cost estimates primarily at its Morgan City, Louisiana facility. The Company has conducted environmental

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES surveys of the Lafayette facility which it recently vacated, and, has determined that contamination exists at that facility. To date, borings have been installed to determine the type and extent of contamination. Preliminary results indicate limited soil and groundwater impacts. Once the extent and type of contamination are fully defined, a risk evaluation in accordance with the Louisiana Risk Evaluation/ Corrective Action Plan ("RECAP") standard will be submitted and evaluated by Louisiana Department of Environmental Quality ("LDEQ"). At that point, LDEQ will establish what cleanup standards must be met at the site. When the process is complete, the Company will be in a position to develop the appropriate remediation plan and the resulting cost of remediation. However the Company has not recorded any estimated liability for remediation of contamination and, based on preliminary surveys and ongoing monitoring, the Company believes the ultimate remediation costs for the Lafayette facility will not be material.

     To date, the Company has expended $0.1 million on conducting facility environmental surveys and expects to spend an additional $0.1 million performing follow-up work in 2002.

     Legal Matters -- The Company is named as a defendant in various legal actions that have arisen in the ordinary course of its business and have not been finally adjudicated. The amount, if any, of ultimate liability with respect to such matters cannot be determined. In the opinion of management, the amount of the ultimate liability with respect to these actions will not have a material adverse effect on results of operations, cash flow or financial position of the Company.

     Purchase Commitments -- At December 31, 2001, the Company had no outstanding purchase commitments.

(10)  BUSINESS SEGMENTS AND GEOGRAPHIC AREAS

     PHI is primarily a provider of helicopter services, including helicopter maintenance and repair services. The Company has used a combination of factors to identify its reportable segments as required by Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). The overriding determination of the Company's segments is based on how the chief operating decision-maker of the Company evaluates the Company's results of operations. The underlying factors include customer bases, types of service, operational management, physical locations, and underlying economic characteristics of the types of work the Company performs. The Company identifies four segments that meet the requirements of SFAS 131 for disclosure. The reportable segments are Domestic Oil and Gas, International, Aeromedical, and Technical Services.

     The Domestic Oil and Gas segment provides helicopter services to oil and gas customers operating in the Gulf of Mexico. Prior to 2001, the Domestic Oil and Gas segment also provided helicopter services to certain domestic governmental agencies involved with forest-fire fighting activities. The International segment provides helicopters in various foreign countries to oil and gas customers, including national oil companies, and certain US and foreign governmental agencies. The Aeromedical segment provides helicopter services to hospitals and medical programs in several U.S. states. The Company's AirEvac subsidiary is included in the Aeromedical segment. The Technical Services segment provides helicopter repair and overhaul services for a variety of helicopter owners and operators. The Company has taken steps to curtail its Technical Services Segment.

     The following tables show information about the profit or loss and assets of each of the Company's reportable segments for the years ended December 31, 2001, 2000, the eight months ended December 31, 1999, and the year ended April 30, 1999. The information contains certain allocations, including allocations of depreciation, rents, insurance, interest, and overhead expenses that the Company deems reasonable and appropriate for the evaluation of results of operations. The Company does not allocate gains on dispositions of property and equipment, equity in losses of unconsolidated subsidiaries, other income, and corporate

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES selling, general, and administrative costs to the segments. Where applicable, the tables present the unallocated amounts to reconcile the totals to the Company's consolidated financial statements. Segment assets are determined by where they are situated at period-end. Corporate assets are principally cash and cash equivalents, short-term investments, other current assets, and certain property, plant, and equipment.

                                                                           EIGHT MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED        YEAR ENDED
                                           DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    APRIL 30,
                                               2001            2000            1999           1999
                                           ------------    ------------    ------------    ----------
                                                             (THOUSANDS OF DOLLARS)
Operating revenues:
  Domestic Oil and Gas...................    $185,606        $149,062        $ 91,004       $159,335
  International..........................      22,634          21,703          14,676         24,112
  Aeromedical............................      47,493          44,282          30,249         46,838
  Technical Services.....................      21,319          17,027          10,451         17,054
                                             --------        --------        --------       --------
          Total..........................    $277,052        $232,074        $146,380       $247,339
                                             ========        ========        ========       ========
Operating profit(1):
  Domestic Oil and Gas...................    $ 24,661        $ (2,201)       $ (2,285)      $ 12,678
  International..........................         115            (714)          1,120         (3,983)
  Aeromedical............................         308          (1,454)           (488)         2,864
  Technical Services.....................       3,490            (550)          1,533          2,661
                                             --------        --------        --------       --------
          Net Segment operating profit
            (loss).......................      28,574          (4,919)           (120)        14,220
Unallocated costs........................     (13,894)        (16,123)         (9,739)       (12,729)
Other, net (2)...........................       2,812           3,247           5,909          3,543
                                             --------        --------        --------       --------
Earnings (loss) before taxes.............    $ 17,492        $(17,795)       $ (3,950)      $  5,034
                                             ========        ========        ========       ========
Expenditures for long-lived Assets
  Domestic Oil and Gas...................    $ 24,201        $ 21,879        $  7,725       $ 38,214
  International..........................       2,067           5,291               5          2,172
  Aeromedical............................       2,373             621           1,368            203
  Technical Services.....................         462             190             246            135
  Corporate..............................         399             198             703          1,547
                                             --------        --------        --------       --------
          Total..........................    $ 29,502        $ 28,179        $ 10,047       $ 42,271
                                             ========        ========        ========       ========
Depreciation and Amortization
  Domestic Oil and Gas...................    $  9,825        $  8,537        $  6,077       $ 10,547
  International..........................       1,250           1,262           1,117          1,801
  Aeromedical............................       2,487           2,483           1,505          2,806
  Technical Services.....................         331             246             151            154
  Corporate..............................       1,189           1,185             805            885
                                             --------        --------        --------       --------
          Total..........................    $ 15,082        $ 13,713        $  9,655       $ 16,193
                                             ========        ========        ========       ========

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

                                                                            EIGHT MONTHS
                                               YEAR ENDED     YEAR ENDED       ENDED       YEAR ENDED
                                              DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   APRIL 30,
                                                  2001           2000           1999          1999
                                              ------------   ------------   ------------   ----------
                                                              (THOUSANDS OF DOLLARS)
Interest Expense
  Domestic Oil and Gas......................    $  4,398       $  3,703       $  2,565      $  3,825
  International.............................         597            603            524           697
  Aeromedical...............................       1,195          1,299            821         1,266
  Technical Services........................          --             --             --            --
  Corporate.................................          --            208             68           229
                                                --------       --------       --------      --------
          Total.............................    $  6,190       $  5,813       $  3,978      $  6,017
                                                ========       ========       ========      ========
Assets
  Domestic Oil and Gas......................    $148,616       $151,820       $160,778      $155,478
  International.............................      19,912         27,281         20,627        28,795
  Aeromedical...............................      23,328         24,274         25,541        30,113
  Technical Services........................      13,704         12,443         10,475        10,188
  Corporate.................................      20,085          6,937          5,635         7,001
                                                --------       --------       --------      --------
          Total.............................    $225,645       $222,755       $223,056      $231,575
                                                ========       ========       ========      ========

---------------

(1) Includes special charges as discussed in Note 2 -- Special Charges of the Consolidated Financial Statements

(2) Includes gains on disposition of property and equipment, equity in losses of unconsolidated subsidiaries, and other income.

     The following table presents the Company's revenues from external customers attributed to operations in the United States and foreign areas and long-lived assets in the United States and foreign areas.

                                                                            EIGHT MONTHS
                                               YEAR ENDED     YEAR ENDED       ENDED       YEAR ENDED
                                              DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   APRIL 30,
                                                  2001           2000           1999          1999
                                              ------------   ------------   ------------   ----------
                                                              (THOUSANDS OF DOLLARS)
Operating revenues:
  United States.............................    $254,418       $210,371       $131,704      $223,227
  Foreign...................................      22,634         21,703         14,676        24,112
                                                --------       --------       --------      --------
          Total.............................    $277,052       $232,074       $146,380      $247,339
                                                ========       ========       ========      ========
Long-lived assets:
  United States.............................    $105,703       $110,615       $121,583      $128,541
  Foreign...................................      16,465         21,241         13,464        16,019
                                                --------       --------       --------      --------
          Total.............................    $122,168       $131,856       $135,047      $144,560
                                                ========       ========       ========      ========

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

(11)  QUARTERLY FINANCIAL DATA (UNAUDITED)

     The summarized quarterly results of operations for the years ended December 31, 2001 and December 31, 2000, (in thousands of dollars, except per share data) are as follows:

                                                            QUARTER ENDED
                                         ----------------------------------------------------
                                         MARCH 31,    JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                           2001         2001         2001            2001
                                         ---------    --------   -------------   ------------
                                            (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
Operating revenues.....................   $63,259     $68,534       $73,613        $71,646
Gross profit...........................     4,443       9,744        13,128         11,584
Net earnings...........................        46       2,760         4,758          3,456(1)
Net earnings per share
  Basic................................      0.01        0.53          0.92           0.66(1)
  Diluted..............................      0.01        0.52          0.90           0.65(1)
Operating revenues.....................   $52,659     $55,105       $60,894        $63,416
Gross profit...........................     3,145       2,600         5,170         (4,408)
Net earnings (loss)....................    (1,428)       (326)       (1,011)        (9,529)(2)
Net earnings (loss) per share
  Basic................................     (0.28)      (0.06)        (0.20)         (1.85)(2)
  Diluted..............................     (0.28)      (0.06)        (0.20)         (1.85)(2)

---------------

(1) Includes the effect of (a) $1.3 million ($0.8 million after tax or $0.15 per diluted share) of compensation expense recorded for a discretionary bonus accrued for certain non-executive employees; (b) $0.8 million ($0.5 million after tax or $0.09 per diluted share) of other income, recorded for the reimbursement received from the United States Department of Transportation under the Air Safety and System Stabilization Act; and (c) $1.2 million ($0.7 million after tax or $0.14 per diluted share) expense reduction for lowered estimated environmental remediation costs.

(2) Includes the effect of $3.6 million ($2.5 million after tax or $0.48 per diluted share) of special charges recognized in the fourth quarter ended December 31, 2000. Also includes a charge of $4.3 million ($3.0 million after tax or $0.58 per diluted share) for a write-down of inventory.

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

(12)  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     On April 17, 2002, the Company entered into a debt offering, which provides for $200.0 million of 9 3/8% Senior Notes due 2009 ("Senior Notes"). The Senior Notes will be fully and unconditionally guaranteed on a senior basis, jointly and severally, by all of the Company's existing operating subsidiaries ("Guarantor Subsidiaries").

     The following supplemental condensed financial information sets forth, on a consolidating basis, the balance sheet, statement of operations, and statement of cash flows information for Petroleum Helicopters, Inc. ("Parent Company Only") and the Guarantor Subsidiaries. The principal eliminating entries eliminate investments in subsidiaries, intercompany balances, and intercompany revenues and expenses.

                     CONDENSED CONSOLIDATING BALANCE SHEETS

                                                                 DECEMBER 31, 2001
                                              --------------------------------------------------------
                                               PARENT
                                              COMPANY      GUARANTOR
                                                ONLY      SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                               (Thousands of dollars)
------------------------------------------------------------------------------------------------------
                   ASSETS
Current Assets:
  Cash and cash equivalents.................  $  5,422      $    13         $    --         $  5,435
  Accounts receivable -- net of allowance...    42,844        4,166              --           47,010
  Inventory.................................    34,382           --              --           34,382
  Other current assets......................     5,764           35              --            5,799
                                              --------      -------         -------         --------
       Total current assets.................    88,412        4,214              --           92,626
Investment in subsidiaries and other........    16,138        4,635          (9,922)          10,851
Property and equipment, net.................   118,401        3,767              --          122,168
                                              --------      -------         -------         --------
          Total Assets......................  $222,951      $12,616         $(9,922)        $225,645
                                              ========      =======         =======         ========
              LIABILITIES AND
            SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued
     liabilities............................  $ 25,986      $ 4,193         $(1,932)        $ 28,247
  Accrued vacation payable..................     6,777          243              --            7,020
  Income taxes payable......................     2,428           --              --            2,428
  Current maturities of long-term debt and
     capital lease obligations..............     7,944           --              --            7,944
                                              --------      -------         -------         --------
       Total current liabilities............    43,135        4,436          (1,932)          45,639
Long-term debt and capital lease
  obligations, net of current maturities....    58,672           --              --           58,672
Deferred income taxes and other long-term
  liabilities...............................    29,272           --             190           29,462
Shareholders' Equity:
  Paid-in capital...........................    13,853        4,403          (4,403)          13,853
  Accumulated other comprehensive income
     (loss).................................    (2,030)          --              --           (2,030)
  Retained earnings.........................    80,049        3,777          (3,777)          80,049
                                              --------      -------         -------         --------
     Total shareholders' equity.............    91,872        8,180          (8,180)          91,872
                                              --------      -------         -------         --------
          Total Liabilities and
            Shareholders' Equity............  $222,951      $12,616         $(9,922)        $225,645
                                              ========      =======         =======         ========

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

                                                                 DECEMBER 31, 2000
                                              --------------------------------------------------------
                                               PARENT
                                              COMPANY      GUARANTOR
                                                ONLY      SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                               (Thousands of dollars)
------------------------------------------------------------------------------------------------------
                   ASSETS
Current Assets:
  Cash and cash equivalents.................  $    844      $    19         $    --         $    863
  Accounts receivable -- net of allowance...    38,601        4,288              --           42,889
  Inventory.................................    35,175           --              --           35,175
  Other current assets......................     5,093           19              --            5,112
  Refundable income taxes...................     3,852           --              --            3,852
                                              --------      -------         -------         --------
       Total current assets.................    83,565        4,326              --           87,891
Investment in subsidiaries and other........     7,237        4,433          (8,662)           3,008
Property and equipment, net.................   127,736        4,120              --          131,856
                                              --------      -------         -------         --------
          Total Assets......................  $218,538      $12,879         $(8,662)        $222,755
                                              ========      =======         =======         ========

              LIABILITIES AND
            SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued
     liabilities............................  $ 30,751      $ 1,322         $(2,026)        $ 30,047
  Accrued vacation payable..................     6,322          231              --            6,553
  Current maturities of long-term debt and
     capital lease obligations..............     8,744        1,000              --            9,744
                                              --------      -------         -------         --------
       Total current liabilities............    45,817        2,553          (2,026)          46,344
Long-term debt and capital lease
  obligations, net of current maturities....    61,575        3,500              --           65,075
Deferred income taxes and other long-term
  liabilities...............................    29,524           --             190           29,714
Shareholders' Equity:
  Paid-in capital...........................    12,561        4,403          (4,403)          12,561
  Retained earnings.........................    69,061        2,423          (2,423)          69,061
                                              --------      -------         -------         --------
     Total shareholders' equity.............    81,622        6,826          (6,826)          81,622
                                              --------      -------         -------         --------
          Total Liabilities and
            Shareholders' Equity............  $218,538      $12,879         $(8,662)        $222,755
                                              ========      =======         =======         ========

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

                                                        FOR THE YEAR ENDED DECEMBER 31, 2001
                                              --------------------------------------------------------
                                               PARENT
                                              COMPANY      GUARANTOR
                                                ONLY      SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                               (Thousands of dollars)
------------------------------------------------------------------------------------------------------
Operating revenues..........................  $231,934      $45,118         $    --         $277,052
Management fees.............................     5,195           --          (5,195)              --
Gain on dispositions of property and
  equipment.................................     1,351           --              --            1,351
Other.......................................     1,417           44              --            1,461
                                              --------      -------         -------         --------
                                               239,897       45,162          (5,195)         279,864
Expenses:
  Direct expenses...........................   202,143       36,010              --          238,153
  Management fees...........................        --        5,195          (5,195)              --
  Selling, general and administrative.......    16,434        1,595              --           18,029
  Equity in net (income) of consolidated
     subsidiaries...........................    (1,354)          --           1,354               --
  Interest expense..........................     5,951          239              --            6,190
                                              --------      -------         -------         --------
                                               223,174       43,039          (3,841)         262,372
                                              --------      -------         -------         --------
Earnings (loss) before income taxes.........    16,723        2,123          (1,354)          17,492
Income taxes................................     5,703          769              --            6,472
                                              --------      -------         -------         --------
Net earnings (loss).........................  $ 11,020      $ 1,354         $(1,354)        $ 11,020
                                              ========      =======         =======         ========

                                                        FOR THE YEAR ENDED DECEMBER 31, 2000
                                              --------------------------------------------------------
Operating revenues..........................  $193,931      $38,143         $    --         $232,074
Management fees.............................     4,424           --          (4,424)              --
Gain on dispositions of property and
  equipment.................................     2,825        1,138              --            3,963
                                              --------      -------         -------         --------
                                               201,180       39,281          (4,424)         236,037
Expenses:
  Direct expenses...........................   195,382       30,185              --          225,567
  Management fees...........................        --        4,424          (4,424)              --
  Selling, general and administrative.......    16,627        1,538              --           18,165
  Equity in net loss of unconsolidated
     subsidiaries...........................       716           --              --              716
  Equity in net (income) of consolidated
     subsidiaries...........................    (1,850)          --           1,850               --
  Special charges...........................     3,571           --              --            3,571
  Interest expense..........................     5,226          587              --            5,813
                                              --------      -------         -------         --------
                                               219,672       36,734          (2,574)         253,832
                                              --------      -------         -------         --------
Earnings (loss) before income taxes.........   (18,492)       2,547          (1,850)         (17,795)
Income taxes................................    (6,198)         697              --           (5,501)
                                              --------      -------         -------         --------
Net earnings (loss).........................  $(12,294)     $ 1,850         $(1,850)        $(12,294)
                                              ========      =======         =======         ========

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

                                                    FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1999
                                              --------------------------------------------------------
                                               PARENT
                                              COMPANY      GUARANTOR
                                                ONLY      SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                               (Thousands of dollars)
------------------------------------------------------------------------------------------------------
Operating revenues..........................  $121,787      $24,593         $    --         $146,380
Management fees.............................     2,974           --          (2,974)              --
Gain on dispositions of property and
  equipment.................................     6,595           --              --            6,595
                                              --------      -------         -------         --------
                                               131,356       24,593          (2,974)         152,975
Expenses:
  Direct expenses...........................   119,687       20,215              --          139,902
  Management fees...........................        --        2,974          (2,974)              --
  Selling, general and administrative.......    10,964        1,395              --           12,359
  Equity in net loss of unconsolidated
     subsidiaries...........................       686           --              --              686
  Equity in net loss of consolidated
     subsidiaries...........................       269           --            (269)              --
  Interest expense..........................     3,518          460              --            3,978
                                              --------      -------         -------         --------
                                               135,124       25,044          (3,243)         156,925
                                              --------      -------         -------         --------
Earnings (loss) before income taxes.........    (3,768)        (451)            269           (3,950)
Income taxes................................    (1,069)        (182)             --           (1,251)
                                              --------      -------         -------         --------
Net earnings (loss).........................  $ (2,699)     $  (269)        $   269         $ (2,699)
                                              ========      =======         =======         ========

                                                         FOR THE YEAR ENDED APRIL 30, 1999
                                              --------------------------------------------------------
Operating revenues..........................  $212,104      $35,235         $    --         $247,339
Management fees.............................     1,913           --          (1,913)              --
Gain on dispositions of property and
  equipment.................................     3,583           --              --            3,583
                                              --------      -------         -------         --------
                                               217,600       35,235          (1,913)         250,922
Expenses:
  Direct expenses...........................   183,863       30,653              --          214,516
  Management fees...........................        --        1,913          (1,913)              --
  Selling, general and administrative.......    14,716        3,301              --           18,017
  Equity in net loss of unconsolidated
     subsidiaries...........................        40           --              --               40
  Equity in net loss of consolidated
     subsidiaries...........................       815           --            (815)              --
  Special charges...........................     7,298           --              --            7,298
  Interest expense..........................     5,336          681              --            6,017
                                              --------      -------         -------         --------
                                               212,068       36,548          (2,728)         245,888
                                              --------      -------         -------         --------
Earnings (loss) before income taxes.........     5,532       (1,313)            815            5,034
Income taxes................................     2,544         (498)             --            2,046
                                              --------      -------         -------         --------
Net earnings (loss).........................  $  2,988      $  (815)        $   815         $  2,988
                                              ========      =======         =======         ========

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                        FOR THE YEAR ENDED DECEMBER 31, 2001
                                              --------------------------------------------------------
                                               PARENT
                                              COMPANY      GUARANTOR
                                                ONLY      SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                               (Thousands of dollars)
------------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating
  activities................................  $ 18,178      $   502          $   --         $ 18,680
Cash flows from investing activities:
  Purchase of property and equipment........   (29,494)          (8)             --          (29,502)
  Proceeds from asset dispositions..........    24,304           --              --           24,304
  Other.....................................       350           --              --              350
                                              --------      -------          ------         --------
  Net cash provided by (used in) investing
     activities.............................    (4,840)          (8)             --           (4,848)
                                              --------      -------          ------         --------
Cash flows from financing activities:
  Proceeds from long-term debt..............     2,851           --              --            2,851
  Payments on long-term debt................   (12,350)        (500)             --          (12,850)
  Other.....................................       739           --              --              739
                                              --------      -------          ------         --------
  Net cash provided by (used in) financing
     activities.............................    (8,760)        (500)             --           (9,260)
                                              --------      -------          ------         --------
Increase (decrease) in cash and cash
  equivalents...............................     4,578           (6)             --            4,572
Cash and cash equivalents, beginning of
  year......................................       844           19              --              863
                                              --------      -------          ------         --------
Cash and cash equivalents, end of year......  $  5,422      $    13          $   --         $  5,435
                                              ========      =======          ======         ========

                                                        FOR THE YEAR ENDED DECEMBER 31, 2000
                                              --------------------------------------------------------
Net cash provided by (used in) operating
  activities................................  $  8,853      $   498          $   --         $  9,351
Cash flows from investing activities:
  Purchase of property and equipment........   (27,903)        (276)             --          (28,179)
  Proceeds from asset dispositions..........    19,394        4,748              --           24,142
  Other.....................................      (974)          --              --             (974)
                                              --------      -------          ------         --------
  Net cash provided by (used in) investing
     activities.............................    (9,483)       4,472              --           (5,011)
                                              --------      -------          ------         --------
Cash flows from financing activities:
  Proceeds from long-term debt..............    23,500           --              --           23,500
  Payments on long-term debt................   (23,676)      (4,964)             --          (28,640)
                                              --------      -------          ------         --------
  Net cash provided by (used in) financing
     activities.............................      (176)      (4,964)             --           (5,140)
                                              --------      -------          ------         --------
Increase (decrease) in cash and cash
  equivalents...............................      (806)           6              --             (800)
Cash and cash equivalents, beginning of
  year......................................     1,650           13              --            1,663
                                              --------      -------          ------         --------
Cash and cash equivalents, end of year......  $    844      $    19          $   --         $    863
                                              ========      =======          ======         ========

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

                                                    FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1999
                                              --------------------------------------------------------
                                               PARENT
                                              COMPANY      GUARANTOR
                                                ONLY      SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                               (Thousands of dollars)
------------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating
  activities................................  $ (4,653)     $   838          $   --         $ (3,815)
Cash flows from investing activities:
  Purchase of property and equipment........    (9,877)        (170)             --          (10,047)
  Proceeds from asset dispositions..........    16,254           --              --           16,254
  Other.....................................      (580)          --              --             (580)
                                              --------      -------          ------         --------
  Net cash provided by (used in) investing
     activities.............................     5,797         (170)             --            5,627
                                              --------      -------          ------         --------
Cash flows from financing activities:
  Proceeds from long-term debt..............     9,000        3,000              --           12,000
  Payments on long-term debt................   (10,987)      (3,669)             --          (14,656)
  Other.....................................      (518)          --              --             (518)
                                              --------      -------          ------         --------
  Net cash provided by (used in) financing
     activities.............................    (2,505)        (669)             --           (3,174)
                                              --------      -------          ------         --------
Decrease in cash and cash equivalents.......    (1,361)          (1)             --           (1,362)
Cash and cash equivalents, beginning of
  year......................................     3,012           13              --            3,025
                                              --------      -------          ------         --------
Cash and cash equivalents, end of year......  $  1,651      $    12          $   --         $  1,663
                                              ========      =======          ======         ========

                                                         FOR THE YEAR ENDED APRIL 30, 1999
                                              --------------------------------------------------------
Net cash provided by (used in) operating
  activities................................  $ 21,824      $(5,329)         $   --         $ 16,495
Cash flows from investing activities:
  Purchase of property and equipment........   (42,101)        (170)             --          (42,271)
  Proceeds from asset dispositions..........    19,881           --              --           19,881
  Other.....................................      (424)          --              --             (424)
                                              --------      -------          ------         --------
  Net cash provided by (used in) investing
     activities.............................   (22,644)        (170)             --          (22,814)
                                              --------      -------          ------         --------
Cash flows from financing activities:
  Proceeds from long-term debt..............    25,893        4,107              --           30,000
  Payments on long-term debt................   (22,324)          --              --          (22,324)
  Other.....................................    (1,065)         (20)             --           (1,085)
                                              --------      -------          ------         --------
  Net cash provided by (used in) financing
     activities.............................     2,504        4,087              --            6,591
                                              --------      -------          ------         --------
Increase (decrease) in cash and cash
  equivalents...............................     1,684       (1,412)             --              272
Cash and cash equivalents, beginning of
  year......................................     1,329        1,424              --            2,753
                                              --------      -------          ------         --------
Cash and cash equivalents, end of year......  $  3,013      $    12          $   --         $  3,025
                                              ========      =======          ======         ========

                  PETROLEUM HELICOPTERS, INC. AND SUBSIDIARIES

                 SCHEDULE II  VALUATION AND QUALIFYING ACCOUNTS

                                                              ADDITIONS
                                            BALANCE    -----------------------
                                              AT       CHARGED TO   CHARGED TO                BALANCE AT
                                           BEGINNING   COSTS AND      OTHER                      END
             (IN THOUSANDS)                 OF YEAR     EXPENSES     ACCOUNTS    DEDUCTIONS    OF YEAR
--------------------------------------------------------------------------------------------------------
Year ended December 31, 2001:
  Allowance for doubtful accounts........   $2,156       $  107       $   --       $1,819       $  444
  Allowance for obsolescent inventory....    3,721          978           --          359        4,340
Year ended December 31, 2000:
  Allowance for doubtful accounts........   $  794       $1,681       $   --       $  319       $2,156
  Allowance for obsolescent inventory....    2,208        3,005           --        1,492        3,721
Eight months ended December 31, 1999:
  Allowance for doubtful accounts........   $1,684       $  110       $   --       $1,000       $  794
  Allowance for obsolescent inventory....    2,169          527           --          488        2,208
Year ended April 30, 1999:
  Allowance for doubtful accounts........   $1,962       $  182       $   --       $  460       $1,684
  Allowance for obsolescent inventory....    1,889          280           --           --        2,169

                                                                         ANNEX A

                             LETTER OF TRANSMITTAL
                             TO TENDER FOR EXCHANGE
                     9 3/8% SERIES A SENIOR NOTES DUE 2009
                                       OF

                          PETROLEUM HELICOPTERS, INC.
                 PURSUANT TO THE PROSPECTUS DATED MAY 14, 2002

THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 14, 2002 UNLESS EXTENDED BY PETROLEUM HELICOPTERS, INC. IN ITS SOLE DISCRETION (THE "EXPIRATION
 DATE"). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION
                                     DATE.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              THE BANK OF NEW YORK

             By Mail:                        By Facsimile:                         By Hand:
       The Bank of New York                  (212) 235-2261                  The Bank of New York
    Corporate Trust Operations         Corporate Trust Operations         Corporate Trust Operations
       Reorganization Unit                Reorganization Unit                Reorganization Unit
    15 Broad Street 16th Floor       Attention: Mr. Bernard Arsenec       15 Broad Street 16th Floor
        New York, NY 10007               Confirm by Telephone:                New York, NY 10007
  Attention: Mr. Bernard Arsenec             (212) 235-2356             Attention: Mr. Bernard Arsenec
                                       Corporate Trust Operations
                                          Reorganization Unit
                                     Attention: Mr. Bernard Arsenec

     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE SERIES B NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR SERIES A NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

     This Letter of Transmittal is to be used by holders ("Holders") of 9 3/8% Series A Senior Notes due 2009 (the "Series A Notes") of Petroleum Helicopters, Inc. (the "Issuer") to receive 9 3/8% Series B Senior Notes due 2009 (the "Series B Notes") if: (i) certificates representing Series A Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Series A Notes is to be made by book-entry transfer to the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Series A Notes -- Book-entry delivery procedures" in the Prospectus dated May 14, 2002 (the "Prospectus"); or (iii) tender of Series A Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedures for Tendering Series A Notes -- Guaranteed delivery" in the Prospectus, and, in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program ("ATOP"). The undersigned hereby acknowledges receipt of the Prospectus. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Prospectus.

     Holders of Series A Notes that are tendering by book-entry transfer to the Exchange Agent's account at DTC can execute the tender through ATOP, for which the transaction will be eligible. DTC participants that are accepting the exchange offer as set forth in the Prospectus and this Letter of Transmittal (together, the "Exchange Offer") must transmit their acceptance to DTC which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent's account at DTC. DTC will then send an Agent's Message to the Exchange Agent for its acceptance. Delivery of the Agent's

Message by DTC will satisfy the terms of the Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent's Message. DTC participants may also accept the Exchange Offer by submitting a notice of guaranteed delivery through ATOP.

     DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If a Holder desires to tender Series A Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Series A Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, then such Holder must tender such Series A Notes according to the guaranteed delivery procedures set forth under the caption "The exchange offer -- Procedures for tendering Series A notes -- Guaranteed delivery" in the Prospectus. See Instruction 2.

     The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

                            TENDER OF SERIES A NOTES

----------------------------------------------------------------------------------
  [ ]   CHECK HERE IF TENDERED SERIES A NOTES ARE ENCLOSED HEREWITH.

  [ ]   CHECK HERE IF TENDERED SERIES A NOTES ARE BEING DELIVERED BY BOOK-ENTRY
        TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND
        COMPLETE THE FOLLOWING:

        Name of Tendering Institution: ----------------------------------------

        Account Number: -------------------------------------------------------

        Transaction Code Number: ----------------------------------------------
----------------------------------------------------------------------------------

  [ ]   CHECK HERE IF TENDERED SERIES A NOTES ARE BEING DELIVERED PURSUANT TO A
        NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND
        COMPLETE THE FOLLOWING:

        Name(s) of Registered Holder(s): --------------------------------------

        Window Ticker Number (if any): ----------------------------------------

        Date of Execution of Notice of Guaranteed Delivery: -------------------

        Name of Eligible Institution that Guaranteed Delivery: ----------------
----------------------------------------------------------------------------------

     List below the Series A Notes to which this Letter of Transmittal relates. The name(s) and address(es) of the registered Holder(s) should be printed, if not already printed below, exactly as they appear on the Series A Notes tendered hereby. The Series A Notes and the principal amount of Series A Notes that the undersigned wishes to tender would be indicated in the appropriate boxes. If the space provided is inadequate, list the certificate number(s) and principal amount(s) on a separately executed schedule and affix the schedule to this Letter of Transmittal.

---------------------------------------------------------------------------------------------------------------------------------
                                                  DESCRIPTION OF SERIES A NOTES
---------------------------------------------------------------------------------------------------------------------------------
             NAME(S) AND
           ADDRESS(ES) OF
        REGISTERED HOLDER(S)
               (PLEASE                                                                                        TOTAL PRINCIPAL
          FILL IN IF BLANK)                CERTIFICATE        AGGREGATE PRINCIPAL      PRINCIPAL AMOUNT          AMOUNT OF
         SEE INSTRUCTION 3.                 NUMBER(S)*        AMOUNT REPRESENTED**        TENDERED**           SERIES A NOTES
---------------------------------------------------------------------------------------------------------------------------------

                                         ------------------------------------------------------------------------------------

                                         ------------------------------------------------------------------------------------

                                         ------------------------------------------------------------------------------------

                                         ------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
   * Need not be completed by Holders tendering by book-entry transfer.
  ** Unless otherwise specified, the entire aggregate principal amount represented by the Series A Notes described above will be deemed to be tendered. See Instruction 4.
---------------------------------------------------------------------------------------------------------------------------------

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

     The undersigned hereby tenders to Petroleum Helicopters, Inc. (the "Issuer"), upon the terms and subject to the conditions set forth in its Prospectus dated May 14, 2002 (the "Prospectus"), receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal (which together constitute the "Exchange Offer"), the principal amount of Series A Notes indicated in the foregoing table entitled "Description of Series A Notes" under the column heading "Principal Amount Tendered." The undersigned represents that it is duly authorized to tender all of the Series A Notes tendered hereby which it holds for the account of beneficial owners of such Series A Notes ("Beneficial Owner(s)") and to make the representations and statements set forth herein on behalf of such Beneficial Owner(s).

     Subject to, and effective upon, the acceptance for purchase of the principal amount of Series A Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuer, all right, title and interest in and to all of the Series A Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Issuer) with respect to such Series A Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Series A Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Series A Notes on the account books maintained by DTC to, or upon the order of, the Issuer, (ii) present such Series A Notes for transfer of ownership on the books of the Issuer, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Series A Notes, all in accordance with the terms and conditions of the Exchange Offer as described in the Prospectus.

     By accepting the Exchange Offer, the undersigned hereby represents and warrants that:

          (1) the Series B Notes to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s),

          (2) the undersigned and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Series B Notes,

          (3) except as indicated below, neither the undersigned nor any Beneficial Owner is an "affiliate," as defined in Rule 405 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), of the Issuer, and

          (4) the undersigned and each Beneficial Owner acknowledge and agree that (x) any person participating in the Exchange Offer with the intention or for the purpose of distributing the Series B Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Series B Notes acquired by such person with a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities and Exchange Commission (the "SEC") and cannot rely on the interpretation of the Staff of the SEC set forth in the no-action letters that are noted in the section of the Prospectus entitled "The exchange offer -- Registration rights" and (y) any broker-dealer that pursuant to the Exchange Offer receives Series B Notes for its own account in exchange for Series A Notes which it acquired for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes.

     If the undersigned is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes that were acquired as the result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Series B Notes. By so acknowledging and by delivering a prospectus, a broker-dealer shall not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The undersigned understands that tenders of Series A Notes may be withdrawn by written notice of withdrawal received by the Exchange Agent at any time prior to the Expiration Date in accordance with the Prospectus. In the event of a termination of the Exchange Offer, the Series A Notes tendered pursuant to the Exchange Offer will be returned to the tendering Holders promptly (or, in the case of Series A Notes tendered by book-entry transfer, such Series A Notes will be credited to the account maintained at DTC from which such Series A Notes were delivered). If the Issuer makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a material condition of such Exchange Offer, the Issuer will disseminate additional Exchange Offer materials and extend such Exchange Offer, if and to the extent required by law.

     The undersigned understands that the tender of Series A Notes pursuant to any of the procedures set forth in the Prospectus and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Exchange Offer. The Issuer's acceptance for exchange of Series A Notes tendered pursuant to any of the procedures described in the Prospectus will constitute a binding agreement between the undersigned and the Issuer in accordance with the terms and subject to the conditions of the Exchange Offer. For purposes of the Exchange Offer, the undersigned understands that validly tendered Series A Notes (or defectively tendered Series A Notes with respect to which the Issuer has, or has caused to be, waived such defect) will be deemed to have been accepted by the Issuer if, as and when the Issuer gives oral or written notice thereof to the Exchange Agent.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Series A Notes tendered hereby, and that when such tendered Series A Notes are accepted for purchase by the Issuer, the Issuer will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Series A Notes tendered hereby.

     All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive the death or incapacity of the undersigned and any Beneficial Owner(s), and any obligation of the undersigned or any Beneficial Owner(s) hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and such Beneficial Owner(s).

     The undersigned understands that the delivery and surrender of any Series A Notes is not effective, and the risk of loss of the Series A Notes does not pass to the Exchange Agent or the Issuer, until receipt by the Exchange Agent of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Issuer. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Series A Notes will be determined by the Issuer, in their discretion, which determination shall be final and binding.

     Unless otherwise indicated herein under "Special Issuance Instructions," the undersigned hereby requests that any Series A Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of the undersigned (and in the case of Series A Notes tendered by book-entry transfer, by credit to the account of DTC), and Series B Notes issued in exchange for Series A Notes pursuant to the Exchange Offer be issued to the undersigned. Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the undersigned hereby requests that any Series A Notes representing principal amounts not tendered or not accepted for exchange and Series B Notes issued in exchange for Series A Notes pursuant to the Exchange Offer be delivered to the undersigned at the address shown below the undersigned's signature(s). In the event that the "Special Issuance Instructions" box or the "Special Delivery Instructions" box is, or both are, completed, the undersigned hereby requests that any Series A Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, certificates for such Series A Notes be delivered to, and Series B Notes issued in exchange for Series A Notes pursuant to the Exchange Offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The undersigned recognizes that the Issuer has no obligation pursuant to the "Special Issuance Instructions" box or "Special Delivery Instructions" box to transfer any Series A Notes from the name of the registered Holder(s) thereof if the Issuer does not accept for exchange any of the principal amount of such Series A Notes so tendered.

[ ] CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD SERIES A NOTES IS AN AFFILIATE OF THE ISSUER.

[ ] CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD SERIES A NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES DIRECTLY FROM THE ISSUER OR AN AFFILIATE OF THE ISSUER.

[ ] CHECK HERE AND COMPLETE THE LINES BELOW IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD SERIES A NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES IN MARKET-MAKING OR OTHER TRADING ACTIVITIES. IF THIS BOX IS CHECKED, THE ISSUER WILL SEND 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO TO YOU OR SUCH BENEFICIAL OWNER AT THE ADDRESS SPECIFIED IN THE FOLLOWING LINES.

Name:
      --------------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

                         SPECIAL ISSUANCE INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

     To be completed ONLY if Series A Notes in a principal amount not tendered or not accepted for exchange are to be issued in the name of, or Series B Notes are to be issued in the name of, someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Series A Notes" within this Letter of Transmittal.

Issue: [ ] Series A Notes     [ ] Series B Notes
                             (check as applicable)

Name
     ---------------------------------------------------------------------------
                                    (PLEASE PRINT)

Address
        ------------------------------------------------------------------------
                                     (PLEASE PRINT)

--------------------------------------------------------------------------------
                                                                      (ZIP CODE)

--------------------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

                         SPECIAL DELIVERY INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

     To be completed ONLY if Series A Notes in a principal amount not tendered or not accepted for exchange or Series B Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled "Description of Series A Notes" within this Letter of Transmittal.

Issue: [ ] Series A Notes     [ ] Series B Notes
                             (check as applicable)

Name
     ---------------------------------------------------------------------------
                                    (PLEASE PRINT)

Address
        ------------------------------------------------------------------------
                                     (PLEASE PRINT)

--------------------------------------------------------------------------------
                                                                      (ZIP CODE)

--------------------------------------------------------------------------------
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
                        (SEE SUBSTITUTE FORM W-9 HEREIN)

--------------------------------------------------------------------------------

                                PLEASE SIGN HERE

          (TO BE COMPLETED BY ALL TENDERING HOLDERS OF SERIES A NOTES
      REGARDLESS OF WHETHER SERIES A NOTES ARE BEING PHYSICALLY DELIVERED
                                   HEREWITH)

   This Letter of Transmittal must be signed by the registered Holder(s) exactly as name(s) appear(s) on certificate(s) for Series A Notes or, if tendered by a participant in DTC exactly as such participant's name appears on a security position listing as owner of Series A Notes, or by the person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

   --------------------------------------------------------------------------
          SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY
                       (SEE GUARANTEE REQUIREMENT BELOW)

   Dated:
   --------------------------------------------------------------------------

   Name(s):
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
                                 (PLEASE PRINT)

   Capacity (Full Title):
   --------------------------------------------------------------------------

   Address:
   --------------------------------------------------------------------------
                              (INCLUDING ZIP CODE)

   Area Code and Telephone No.:
   --------------------------------------------------------------------------

   Tax Identification or Social Security Number:
   ----------------------------------------------------------------------

                   COMPLETE ACCOMPANYING SUBSTITUTE FORM W-9

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              SIGNATURE GUARANTEE
                   (IF REQUIRED -- SEE INSTRUCTIONS 1 AND 5)

   --------------------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

   --------------------------------------------------------------------------
                                 (NAME OF FIRM)

--------------------------------------------------------------------------------

                               [PLACE SEAL HERE]

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

     1. Signature Guarantees. Signatures of this Letter of Transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an "Eligible Institution"), unless the Series A Notes tendered hereby are tendered
(i) by a registered Holder of Series A Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Series A Notes) that has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal, or (ii) for the account of an Eligible Institution. If the Series A Notes are registered in the name of a person other than the signer of this Letter of Transmittal, if Series A Notes not accepted for exchange or not tendered are to be returned to a person other than the registered Holder or if Series B Notes are to be issued in the name of or sent to a person other than the registered Holder, then the signatures on this Letter of Transmittal accompanying the tendered Series A Notes must be guaranteed by an Eligible Institution as described above. See Instruction 5.

     2. Delivery of Letter of Transmittal and Series A Notes. This Letter of Transmittal is to be completed by Holders if (i) certificates representing Series A Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Series A Notes is to be made by book-entry transfer to the Exchange Agent's account at DTC pursuant to the procedures set forth under the caption "The exchange offer -- Procedures for tendering Series A notes -- Book-entry delivery procedures" in the Prospectus; or (iii) tender of Series A Notes is to be made according to the guaranteed delivery procedures set forth under the caption "The exchange offer -- Procedures for tendering Series A notes -- Guaranteed delivery" in the Prospectus. All physically delivered Series A Notes, or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC of all Series A Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the cover page hereto on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If a Holder desires to tender Series A Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Series A Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Holder must tender such Series A Notes pursuant to the guaranteed delivery procedures set forth under the caption "The exchange offer -- Procedures for tendering Series A notes -- Guaranteed delivery" in the Prospectus. Pursuant to such procedures, (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Issuer, or an Agent's Message with respect to guaranteed delivery that is accepted by the Issuer, must be received by the Exchange Agent, either by hand delivery, mail, telegram, or facsimile transmission, on or prior to the Expiration Date; and (iii) the certificates for all tendered Series A Notes, in proper form for transfer (or confirmation of a book- entry transfer or all Series A Notes delivered electronically into the Exchange Agent's account at DTC pursuant to the procedures for such transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, or in the case of a book-entry transfer, a properly transmitted Agent's Message, must be received by the Exchange Agent within two business days after the date of the execution of the Notice of Guaranteed Delivery.

     THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE SERIES A NOTES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT'S MESSAGE DELIVERED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION 2, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE.

     No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Series A Notes for exchange.

     3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the principal amount represented by Series A Notes should be listed on separate signed schedule attached hereto.

     4. Partial Tenders. (Not applicable to Holders who tender by book-entry transfer). If Holders wish to tender less than the entire principal amount evidenced by a Series A Note submitted, such Holders must fill in the principal amount that is to be tendered in the column entitled "Principal Amount Tendered." The minimum permitted tender is $1,000 in principal amount of Series A Notes. All other tenders must be in integral multiples of $1,000 in principal amount. In the case of a partial tender of Series A Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Series A Notes that were evidenced by such Holder's old certificates will be sent to such Holder, unless otherwise provided in the appropriate box on this Letter of Transmittal. The entire principal amount that is represented by Series A Notes delivered to the Exchange Agent will be deemed to have been tendered, unless otherwise indicated.

     5. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Holder(s) of the Series A Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Series A Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Series A Notes.

     If any of the Series A Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Series A Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If this Letter of Transmittal or any Series A Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Issuer of such person's authority to so act must be submitted.

     When this Letter of Transmittal is signed by the registered Holder(s) of the Series A Notes listed herein and transmitted hereby, no endorsements of Series A Notes or separate instruments of transfer are required unless Series B Notes are to be issued, or Series A Notes not tendered or exchanged are to be issued, to a person other than the registered Holder(s), in which case signatures on such Series A Notes or instruments of transfer must be guaranteed by an Eligible Institution.

     IF THIS LETTER OF TRANSMITTAL IS SIGNED OTHER THAN BY THE REGISTERED HOLDER(S) OF THE SERIES A NOTES LISTED HEREIN, THE SERIES A NOTES MUST BE ENDORSED OR ACCOMPANIED BY APPROPRIATE INSTRUMENTS OF TRANSFER, IN EITHER CASE SIGNED EXACTLY AS THE NAME(S) OF THE REGISTERED HOLDER(S) APPEAR ON THE SERIES A NOTES AND SIGNATURES ON SUCH SERIES A NOTES OR INSTRUMENTS OF TRANSFER ARE REQUIRED AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

     6. Special Issuance and Delivery Instructions. If certificates for Series B Notes or unexchanged or untendered Series A Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Series B Notes or such Series A Notes are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown herein, the appropriate boxes on this Letter of Transmittal should be completed. All Series A Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated herein as the account for which such Series A Notes were delivered.

     7. Transfer Taxes. Except as set forth in this Instruction 7, the Issuer will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Series A Notes to it, or to its order, pursuant to the Exchange Offer. If Series B Notes, or Series A Notes not tendered or exchanged are to be registered in the name of any persons other than the registered owners, or if tendered Series A Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person must be paid to the Issuer or the Exchange Agent (unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted) before the Series B Notes will be issued.

     8. Waiver of Conditions. The conditions of the Exchange Offer may be amended or waived by the Issuer, in whole or in part, at any time and from time to time in the Issuer's discretion, in the case of any Series A Notes tendered.

     9. Substitute Form W-9. Each tendering owner of a Note (or other payee) is required to provide the Exchange Agent with a correct taxpayer identification number ("TIN"), generally the owner's social security or federal employer identification number, and with certain other information, on Substitute Form W-9, which is provided hereafter under "Important Tax Information," and to certify that the owner (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 31% federal income tax withholding. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering owner (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days of the date on the Substitute Form W-9, the Exchange Agent will withhold 31% until a TIN is provided to the Exchange Agent.

     10. Broker-dealers Participating in the Exchange Offer. If no broker-dealer checks the last box on page 7 of this Letter of Transmittal, the Issuer has no obligation under the Registration Rights Agreement to allow the use of the Prospectus for resales of the Series B Notes by broker-dealers or to maintain the effectiveness of the Registration Statement of which the Prospectus is a part after the consummation of the Exchange Offer.

     11. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Prospectus, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Exchange Agent at the telephone numbers and location listed above. A Holder or owner may also contact such Holder's or owner's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF), TOGETHER WITH CERTIFICATES REPRESENTING THE SERIES A NOTES AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

                           IMPORTANT TAX INFORMATION

     Under federal income tax law, an owner of Series A Notes whose tendered Series A Notes are accepted for exchange is required to provide the Exchange Agent with such owner's current TIN on Substitute Form W-9 below. If such owner is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the owner or other recipient of Series B Notes may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any interest on Series B Notes paid to such owner or other recipient may be subject to 31% backup withholding tax.

     Certain owners of Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that owner must submit to the Exchange Agent a properly completed Internal Revenue Service Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY (collectively, a "Form W-8"), signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

     Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding the owner is required to notify the Exchange Agent of the owner's current TIN (or the TIN of any other payee) by completing the following form, certifying that the TIN provided on Substitute Form W-9 is correct (or that such owner is awaiting a TIN), and that (i) the owner is exempt from withholding, (ii) the owner has not been notified by the Internal Revenue Service that the owner is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the owner that the owner is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE EXCHANGE AGENT

     The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the owner of the Series A Notes. If the Series A Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9," for additional guidance on which number to report.

-----------------------------------------------------------------------------------------------------------------------------
 SUBSTITUTE                     PART 1 -- PLEASE PROVIDE YOUR TIN IN THE BOX AT        Social Security Number(s)
 FORM W-9                       RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.
                                                                                       or
                                                                                       Employer Identification Number
                                                                                       ------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                PART 2 -- CERTIFICATION -- Under penalties of
                                perjury, I certify that:
                                (1) The number shown on this form is my correct
                                    taxpayer identification number (or I am waiting
                                    for a number to be issued to me), and
 DEPARTMENT OF THE              (2) I am not subject to backup withholding because:
 TREASURY                           (a) I am exempt from backup withholding, or (b)
 INTERNAL REVENUE SERVICE           I have not been notified by the Internal
                                    Revenue Service ("IRS") that I am subject to
 PAYER'S REQUEST FOR                backup withholding as a result of a failure to
 TAXPAYER IDENTIFICATION            report all interest or dividends, or (c) the
 NO. ("TIN")                        IRS has notified me that I am no longer subject
                                    to backup withholding.
                                CERTIFICATION INSTRUCTIONS -- You must cross out
                                item (2) above if you have been notified by the IRS
                                that you are currently subject to backup
                                withholding because of under-reporting interest or
                                dividends on your tax return.
-----------------------------------------------------------------------------------------------------------------------------
                                Signature ----------------------------------------
                                Date ---------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                PART 3 -- AWAITING TIN  [ ]
-----------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY
      IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 31%. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.
--------------------------------------------------------------------------------

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

      I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or
 (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days of the date in this form, 31% of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number.

 -----------------------------------------------------------------------------
 -------------------------------- , 2002
           Signature                                   Date
--------------------------------------------------------------------------------